As filed with the Securities and Exchange Commission on July 7, 1999
                                                      Registration No. 333-69649
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


                                 HYBRIDON, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                     Delaware                                    2836                                 04-3072298
          (State or Other Jurisdiction of            (Primary Standard Industrial                  (I.R.S. Employer
          Incorporation or Organization)              Classification Code Number)               Identification Number)

                                155 Fortune Blvd.
                          Milford, Massachusetts 01757
                                 (508) 482-7500
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                            ------------------------


                            E. ANDREWS GRINSTEAD, III
          Chairman of the Board, President and Chief Executive Officer
                                 HYBRIDON, INC.
                                155 Fortune Blvd.
                          Milford, Massachusetts 01757
                                 (508) 482-7500
            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                            ------------------------


                                    Copy to:

                              MONICA C. LORD, ESQ.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100


                            ------------------------

                        Approximate date of commencement
                      of proposed sale to the public: From
                      time to time after this registration
                          statement becomes effective.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|-|

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                    Proposed           Proposed
                                                    Maximum            Maximum
 Title of Each Class         Amount to              Offering           Aggregate        Amount of          Amount
 of Securities to be             be                 Price Per          Offering        Registration      Previously       Amount
      Registered             Registered               Share             Price              Fee              Paid            Due
-----------------------------------------------------------------------------------------------------------------------------------
Series A Convertible
Preferred Stock,               662,099               100 (2)         $66,209,900       $20,063.59        $19,430.15      $633.44
$.01 par value
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,               10,195,175           1.15625 (3)          11,788,171        $3,571.82         $3,571.82           $0
$.001 par value
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                  460,000           0.54687 (4)             251,560           $76.23              $0         $76.23
$.001 par value
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value,
issuable upon                  173,333              3.00 (1)(6)          519,999          $157.58              $0        $157.58
exercise of Forum
Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value,
issuable upon               15,578,800
conversion of Series            (1)                   -- (5)                  --                --                --          --
A Convertible
Preferred Stock
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value,
issuable upon                3,002,958              4.25 (1)(6)       12,762,571        $3,867.05         $3,867.05           $0
exercise of Class A             (1)
Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value,
issuable upon                1,752,945              2.40 (1)(6)        4,207,068        $1,274.74         $1,274.74           $0
exercise at Class B             (1)
Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value,
issuable upon                  904,274 (1)          2.40 (1)(6)        2,170,257         $657.88           $657.88            $0
exercise of Class C
Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value,
issuable upon                  672,267 (1)          2.40 (1)(6)        1,613,441         $488.87           $488.87            $0
exercise of Class D
Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.0001 par
value, issuable upon           609,195              2.40 (1)(6)        1,462,065         $443.01           $443.01            $0
exercise
of Forum Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.0001 par value,
issuable upon                  588,235              4.25 (1)(6)        2,499,999         $757.50           $757.50            $0
exercise of Forum
Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.0001 par value,
issuable upon                1,111,630              2.40 (1)(6)        2,667,912         $808.38           $808.38            $0
exercise of Pillar
Investment Warrants
===================================================================================================================================

(1) Pursuant to Rule 416 Hybridon is also registering that number of additional shares of Common Stock that may become issuable pursuant to applicable anti-dilution provisions.

(2) Estimated solely for purposes of calculating the registration fee using the proposed offering price of the Series A Convertible Preferred Stock, as required by Rule 457(i). Does not include any shares of Series A Preferred that may be issued in the future as a dividend, which shares are expressly excluded from this Registration Statement pursuant to Rule 416(b) under the Securities Act.

(3) Estimated solely for purposes of calculating the registration fee using the average of the bid and ask price for the Common Stock on December 17, 1998 as required by Rule 457(c).

(4) Estimated solely for purposes of calculating the registration fee using the average of the bid and ask price for the Common Stock on June 29, 1999 as required by Rule 457(i).

(5)         Pursuant to Rule 457(i) no additional registration fee is required.

(6) Estimated solely for purposes of calculating the Registration Fee using the exercise price of the Warrants, as required by Rule 457(g)(1).

                         ------------------------------

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JULY [6], 1999


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 HYBRIDON, INC.
                             155 Fortune Boulevard
                          Milford, Massachusetts 01757

                         Secondary Offering Prospectus

             662,099 shares of Series A Convertible Preferred Stock

                                      and

                       35,048,809 shares of Common Stock

            This Prospectus offers for resale by the holders (the "Selling Security Holders") in transactions registered under the Securities Act of 1933 662,099 shares of Series A Convertible Preferred Stock, $.01 par value per share, of Hybridon (the "Convertible Preferred Stock"), and 35,048,809 shares of the Common Stock, $.001 par value per share, of Hybridon (the "Common Stock"). These shares were originally issued in transactions intended to qualify for an exemption from registration under the Securities Act.

            In this Prospectus, the Convertible Preferred Stock and the Common Stock are collectively referred to as the "Securities."

            Certain of the shares of Common Stock being registered will be issued upon the exercise of certain warrants issued by Hybridon. Hybridon will not receive any of the offering proceeds other than proceeds upon exercise of these warrants.

            The Common Stock is quoted on the NASD Over-the-Counter, or "OTC," Bulletin Board under the symbol "HYBN." Prior to this offering there has been no public market for the Convertible Preferred Stock.

            See "Risk Factors" beginning page 5 of this Prospectus for a discussion of certain factors that you should consider in evaluating an investment in the Securities.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is __________, 1999.

                              AVAILABLE INFORMATION

            Hybridon is subject to the information reporting requirements of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files reports, proxy and information statements and other information with the Securities and Exchange Commission (the
"Commission"). You may inspect and copy reports, proxy and information statements and other information at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain copies of this material from the Commission by mail at prescribed rates. Please direct your requests to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains certain of Hybridon's reports that were filed after Hybridon became an electronic filer.

            Hybridon has filed with the Commission a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities being offered by this Prospectus (including all exhibits and amendments hereto, the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and its exhibits and schedules. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to summarize the material provisions of those documents, but are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, please refer to the exhibit for a more complete description of the matter involved. You may inspect copies of the Registration Statement and its exhibits, without charge, at the offices of the Commission at the addresses set forth above.

                               PROSPECTUS SUMMARY


            This summary highlights information found elsewhere in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and Hybridon's financial statements.

                                    HYBRIDON

            Hybridon, established in 1989, is a leader in the discovery and development of genetic drugs based on "antisense" technology, in other words drugs that use synthetic RNA and DNA, also called "oligonucleotides," with the aim of stopping or reducing the body's production of proteins that directly or indirectly cause a given disease.

            Hybridon believes that drugs based on antisense technology may be more effective, may cause fewer side effects, and may have a greater range of applications than conventional drugs.

            Hybridon's leadership in this field is based on a number of factors:
its access to proprietary manufacturing technology for the chemical modification of oligonucleotides; its expertise in the efficient design and development of antisense drugs; innovations it has devised in the manufacture of oligonucleotides; its large-scale oligonucleotide manufacturing facility; and its expertise in the manufacture of oligonucleotides with diverse chemical modifications.

            Hybridon's drug development and discovery programs currently focus on the treatment of cancer, viral infections (including AIDS and AIDS-related diseases), and diseases of the eye. Hybridon is currently developing several drug products, including the cancer drug GEM(R) 231. Hybridon recently completed a Phase I clinical trial of GEM(R) 231, and the FDA recently granted Hybridon approval to start a Phase II clinical trial of GEM(R) 231. Other Hybridon drug products include the AIDS drug GEM(R) 92, for which Hybridon has completed a Pilot Phase I clinical study in Europe in which the drug was administered orally.

            Hybridon is engaged in corporate collaborations, including with G.D. Searle & Co., and also has collaborative research relationships with independent researchers and academic and research institutions, including the National Institutes of Health.

            Through its Hybridon Specialty Products division, Hybridon manufactures oligonucleotide compounds both for Hybridon's internal use, for use by collaborators, and for sale to third parties. Hybridon believes that demand for oligonucleotide compounds will increase, and its strategy is to position Hybridon Specialty Products to take advantage of this increased demand.

                             SUMMARY FINANCIAL DATA


                                                                                                           Three Months
                                                                        Years Ended                           Ended
                                                                        December 31,                        March 31,
                                                     ------------------------------------------------------------------------------
                                                              1996           1997       1998           1998            1999
                                                     ------------------------------------------------------------------------------
                                                          (In thousands, except per share data)             (unaudited)
Statement of Operations Data:
Revenues
    Research and development.........................        $1,419          $945      $1,100           $150           $150
    Product and service revenue......................         1,080         1,877       3,254            825          1,530
    Royalty income...................................            62            48           -              -             40
    Interest income..................................         1,447         1,079         148             18             53
                                                     -----------------------------------------------------------------------------
                                                              4,008         3,949       4,502            993          1,773
Operating Expenses
    Research and development.........................        39,390        46,828      20,977          6,403          3,447
    General and administrative.......................        11,347        11,026       6,573          1,665          1,122
    Interest.........................................           124         4,536       2,932          1,607            170
    Restructuring....................................            --        11,020          --             --             --
                                                     -----------------------------------------------------------------------------

       Total operating expenses......................        50,861        73,410      30,482          9,675          4,739
                                                     -----------------------------------------------------------------------------
Loss from operations.................................       (46,853)      (69,461)    (25,980)        (8,682)        (2,966)
Extraordinary item:
    Gain on conversion of 9% convertible
       subordinated notes payable....................            --            --       8,877             --             --
                                                     -----------------------------------------------------------------------------
Net loss.............................................       (46,853)      (69,461)    (17,103)        (8,682)        (2,966)

Accretion of preferred stock dividend................            --            --       2,689             --          1,042
                                                     -----------------------------------------------------------------------------
Net loss to common stockholders......................      $(46,853)     $(69,461)   $(19,792)       $(8,682)       $(4,008)
                                                     =============================================================================
Basic and diluted net loss per common share from:
    Operations.......................................       $(10.24)      $(13.76)     $(2.19)        $(1.72)        $(0.19)
    Extraordinary gain...............................            --            --        0.75             --             --
                                                     -----------------------------------------------------------------------------
       Net loss per share............................        (10.24)       (13.76)      (1.44)         (1.72)         (0.19)
       Accretion of preferred stock dividends........            --            --       (0.23)            --          (0.07)
                                                     -----------------------------------------------------------------------------
       Net loss per share applicable to common
          stockholders...............................       $(10.24)      $(13.76)     $(1.67)        $(1.72)        $(0.26)
                                                     =============================================================================
Shares used in computing basic and
    diluted net loss per Common Share (1)............         4,576         5,050      11,859          5,060         15,305



Balance Sheet Data:                                              December 31,                            March 31,
                                                     ------------------------------------
                                                              1997          1998                          1999
                                                     ------------------------------------            -----------------------
Cash, cash equivalents and short-term
    investments(2)...................................        $2,202        $5,607                        $2,461
Working capital deficit..............................       (24,100)       (5,614)                       (7,820)
Total assets.........................................        35,072        16,536                        12,769
Long-term debt and capital lease
    obligations, net of current portion..............         3,282           473                           454
9% convertible subordinated
    notes payable....................................        50,000         1,306                         1,306

Accumulated deficit..................................      (218,655)     (238,448)                     (242,456)
Total stockholders' equity (deficit).................       (46,048)        2,249                          (656)

(1) Computed on the basis described in Notes 2(b) and 19(c) of Notes to Consolidated Financial Statements appearing elsewhere in this Prospectus.

(2) Short-term   investments   consisted  of  U.S.  government  securities  with
    maturities greater than three months but less than one year from the purchase date.

                                  RISK FACTORS

            Investing in the Securities involves substantial risks. You should consider carefully the following risk factors, together with all of the other information included in this Prospectus, in deciding whether to invest in the Securities.

Hybridon May Never Generate Revenues from Sales of Its Drugs

            Hybridon's business is at an early stage of development, and Hybridon has not yet generated any revenues from the commercial sale of its drugs. Due to the various risks inherent in Hybridon's business and described in the following risk factors, Hybridon may never generate revenues from sale of its drugs, and may never become profitable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations" and "-- Liquidity and Capital Resources."

Hybridon Has a History of Operating Losses and Anticipates Future Losses

            Hybridon has never earned a profit and has incurred substantial net operating losses. These losses were caused by lack of revenues from drug sales to offset research and development and administrative costs. Hybridon expects to incur operating losses for at least the next several years, as it plans to spend substantial amounts on research and development, including preclinical studies and clinical trials, and, if it obtains necessary regulatory approvals, on sales and marketing efforts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations" and "-- Liquidity and Capital Resources."

Hybridon May Determine that One or More Drugs in Development Are Commercially Impractical and Cannot Be Sold Commercially

            Before a drug is sold commercially, it must go through an expensive and time-consuming testing process. Hybridon's drugs are at various stages in this process, and Hybridon may at any stage determine that one or more of these drugs cannot be successfully developed. A drug may, for instance, be ineffective, have undesirable side effects, or demonstrate other therapeutic characteristics that prevent or limit its commercial use, or may prove too costly to produce in commercial quantities. If Hybridon determines that a drug cannot be successfully developed, Hybridon would not be able to generate revenues from sale of that drug.

Seeking Regulatory Approval of Drugs Is Time-Consuming and Expensive; Failure to Obtain Approval of a Drug Would Prevent Hybridon from Selling that Drug; Failure to Comply With Ongoing Regulatory Requirements Could Cause Hybridon to Be Subject to Penalties

            Hybridon is subject to extensive regulation by numerous governmental authorities in the U.S. and abroad. Obtaining regulatory approval of a drug can take several years -- exactly how long depends upon the type, complexity, and novelty of the drug -- and is typically very expensive. The regulations that Hybridon must comply with may change, and may even become more burdensome to Hybridon.

            Even if Hybridon is satisfied that a drug is safe and effective, the regulatory authorities may not agree, as data from preclinical studies and clinical trials can generally be interpreted in different ways. Hybridon will need the approval of regulatory agencies in order to sell a drug. If they are unwilling to grant that approval, Hybridon will not be able to generate revenues from sale of that drug.

            Approval of a drug does not end the involvement of regulatory authorities. Hybridon and its approved drugs will be subject to continued review and periodic inspection. Approval of a Hybridon drug may be subject to restrictions that limit how Hybridon may market that drug. Restrictions may be imposed on the price at which Hybridon may sell its drugs. If Hybridon fails to comply with any regulations, it may be subject to fines, suspension of regulatory approvals, drug recalls, and other penalties.

Delays in Patient Enrollment Could Increase the Cost or Duration of Hybridon's Clinical Studies

            Clinical trials are very costly and time-consuming. How quickly Hybridon is able to complete a clinical study depends upon several factors, including the size of the patient population, how easily patients can get to the site of the clinical study, and the criteria for determining which patients are eligible to join the study. Delays in patient enrollment could delay completion of a clinical study and increase its costs, and could also delay the commercial sale of the drug that is the subject of the clinical trial.

Hybridon Must Secure Additional Funding to Avoid Terminating Operations or Filing For Bankruptcy; It May Not Be Able to Secure Sufficient Additional Financing

            Hybridon has very limited cash resources and substantial obligations to lenders, its real estate landlords, trade creditors and others. Hybridon's ability to continue operations in 1999 depends on its success in obtaining new funds. If Hybridon is unable to obtain substantial additional new funding in July 1999, it will be forced to terminate its operations or seek relief under applicable bankruptcy laws. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General" and "-- Cash Resources."

            In their report on Hybridon's December 31, 1998 financial statements, Arthur Andersen LLP, Hybridon's independent public accountants, states that there is substantial doubt about Hybridon's ability to continue as a going concern.

            Hybridon anticipates that, even if it obtains sufficient cash to fund its operations in 1999, it will be required to raise substantial additional funds through external sources, including through collaborative relationships and public or private financings, to support Hybridon's operations beyond 1999. If adequate funds are not available, Hybridon may be forced to (1) further curtail significantly one or more of its research, drug recovery or development programs, (2) obtain funds through arrangements with collaborative partners or others that may require Hybridon to relinquish rights to certain of its technologies, drug candidates or drugs, (3) terminate operations, or (4) seek relief under applicable bankruptcy laws.

Additional Financing May Cause Stockholder Dilution

            If Hybridon raises additional funds by issuing equity securities, the ownership interest of existing stockholders will be diluted. In addition, Hybridon may grant future investors rights superior to those of existing stockholders.

If Hybridon Defaults Under its Loan, It Could Be Forced To Terminate Operations or File for Bankruptcy

            Hybridon is a party to a substantial loan. The lenders may accelerate the repayment date of the loan in the event of default by Hybridon. If Hybridon does default on the loan, and the lenders accelerate the repayment date, the lenders could foreclose on Hybridon's assets, and this could force Hybridon to terminate operations or seek relief under applicable bankruptcy laws. Hybridon cannot guarantee that it will not default on the loan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--1998 Financing Activities."

The "Penny Stock" Rules Will Likely Have an Adverse Effect on Your Liquidity and Hybridon's Ability to Raise Additional Capital

            Since the Common Stock is not listed on a national securities exchange or on a qualified automated quotation system, it is subject to the "penny stock" provisions of Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell such securities. Prior to any transaction covered by this rule, the broker-dealer must receive from the purchaser a written consent to the transaction, and must reasonably determine that transactions in penny stocks are suitable for the purchaser, and that the purchaser is capable of evaluating the risks of transactions in penny stocks. These requirements will likely have an adverse effect on the market liquidity of Hybridon's securities, and therefore on Hybridon's ability to raise funds, the ability of broker-dealers to sell Hybridon's securities, and the ability of purchasers to sell any of their Hybridon securities in the secondary market.

Hybridon May Be Unable to Obtain or Enforce Patents; Its Patents May Not Provide Adequate Protection

            Hybridon's  success  will depend to a large extent on its ability to
(1) obtain U.S. and foreign patent protection for drug candidates and processes,
(2) preserve trade secrets and (3) operate without infringing the proprietary rights of third parties. Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under such patents are still developing. As a result, Hybridon's ability to obtain and enforce patents that protect its drugs is uncertain and involves complex legal and factual questions.

            That Hybridon owns or licenses pending or future patent applications does not mean that patents based on those applications will ultimately be issued. To obtain a patent on an invention, one must be the first to invent it or the first to file a patent application for it. Hybridon cannot be completely sure that the inventors of subject matter covered by patents and patent applications that it owns or licenses were the first to invent, or the first to file patent applications for, those inventions. Furthermore existing or future patents may be challenged, infringed upon, invalidated, found to be unenforceable, or circumvented by others. Hybridon's rights under any issued patents may not provide sufficient protection against competing drugs or otherwise cover commercially valuable drugs or processes. See "Business--Patents, Trade Secrets, and Licenses."

Hybridon  Could  Become  Involved  in   Time-Consuming   and  Expensive   Patent
Litigation; Adverse Decisions in Patent Litigation Could Cause Hybridon to Incur Additional Costs and Experience Delays in Bringing New Drugs to Market

            The pharmaceutical and biotechnology industries have been characterized by time-consuming and extremely expensive litigation regarding patents and other intellectual property rights. Hybridon may be required to commence, or may be made a party to, litigation relating to the scope and validity of its intellectual property rights, or the intellectual property rights of others. Such litigation could result in adverse decisions regarding the patentability of Hybridon's inventions and products, or the enforceability, validity, or scope of protection offered by its patents. Such decisions could make Hybridon liable for substantial money damages, or could bar Hybridon from the manufacture, use, or sale of certain products, resulting in additional costs and delays in bringing drugs to market. Hybridon may not have sufficient resources to bring any such proceedings to a successful conclusion. It may be that entry into a licensing arrangement would allow Hybridon to avoid any such proceedings. There can be no assurance, however, that Hybridon would be able to enter into any such licensing arrangement on terms acceptable to Hybridon, or at all.

            Hybridon  also  may  be  required  to  participate  in  interference proceedings declared by the U.S. Patent and Trademark Office and in International Trade Commission proceedings aimed at preventing the importing of drugs that would compete unfairly with Hybridon drugs. Such proceedings could cause Hybridon to incur considerable costs.

Hybridon's Trade Secrets and Other Unpatented Proprietary Information May Become Available to Others

            Trade secrets and other unpatented proprietary information plays an important role in Hybridon's business. Hybridon seeks to protect this information, in part by means of confidentiality agreements with its collaborators, employees, and consultants. If any of these agreements is breached, Hybridon may be without adequate remedies. Also, Hybridon's trade secrets may become known or be independently developed by competitors. This could have a material adverse effect on Hybridon's business, and Hybridon may need to engage in costly and time-consuming litigation to protect its proprietary rights.

The Loss of Key Members of Management Could Be Damaging

Hybridon depends on the principal members of its management and scientific staff, including E. Andrews Grinstead, III, Hybridon's Chairman of the Board, President and its Chief Executive Officer, and

Sudhir Agrawal, Hybridon's Senior Vice President of Discovery and its Chief Scientific Officer. The loss of their services could have a material adverse effect on Hybridon.

Hybridon May Not Be Able to Meet Its Personnel Needs; This Could Result in Delays or Additional Costs

            From June 30, 1997, to June 15, 1999, the number of employees of Hybridon decreased from 213 to 50. As a result, Hybridon has lost significant expertise, and must recruit and retain new scientific personnel to maintain its current level of operations, while expansion would require a further increase in scientific personnel. In addition, expansion by Hybridon would likely result in the need for additional management personnel. Hybridon may not be able to attract and retain personnel on acceptable terms, given the competition for experienced scientists and management among numerous pharmaceutical, biotechnology and health care companies, universities, and non-profit research institutions. The failure to recruit and retain personnel could result in delays in commercializing drugs, and could cause Hybridon to incur additional costs.

Hybridon  Relies on  Relationships  With  Research  Institutions  and  Corporate
Partners,  and  Would  Be  Harmed  By  a  Lack  of,  or  the  Failure  of,  Such
Relationships

            Hybridon's success will depend in part on its continued ability to develop and maintain relationships with independent researchers and leading academic and research institutions. The competition for such relationships is intense, and Hybridon can give no assurances that it will be able to develop and maintain such relationships on acceptable terms. Hybridon has entered into a number of collaborative relationships relating to specific disease targets and other research activities in order to augment its internal research capabilities and to obtain access to specialized knowledge or expertise. The loss of any of these collaborative relationships could have a material adverse effect on Hybridon's research and development program.

            Similarly, strategic alliances with corporate partners, primarily pharmaceutical and biotechnology companies, may help Hybridon develop and commercialize drugs. Various problems can arise in strategic alliances. A partner responsible for conducting clinical trials and obtaining regulatory approval may fail to develop a marketable drug. A partner may decide to pursue an alternative strategy or alternative partners. A partner that has been granted marketing rights for a certain drug within a geographic area may fail to market the drug successfully. Consequently, Hybridon's current strategic alliance or those it enters into in the future may not be scientifically or commercially successful. Hybridon may not able to negotiate advantageous strategic alliances in the future. The absence of, or failure of, strategic alliances could harm Hybridon's efforts to develop and commercialize its drugs.

HSP's Results May Be Lower than Currently Anticipated

            Through HSP, Hybridon manufactures oligonucleotide compounds for sale to others. The results of HSP will depend on the demand for and margins on these drugs, which may be lower than Hybridon anticipates. HSP's results will also be affected by the price and availability of raw materials and HSP's production costs.

Hybridon Faces Intense Competition, and Hybridon's Products Could Be Rendered Obsolete; Many of Hybridon's Competitors Have Greater Resources and Experience than Hybridon

            Many companies are attempting to develop drugs similar those Hybridon proposes to develop. Some of these drugs are in clinical trials, and one has received FDA approval and is being commercialized. In addition, there are other drugs available for the treatment of many of the diseases that Hybridon's proposed drugs would treat. Any of these drugs may prove more effective than those that Hybridon proposes to develop and may gain greater market acceptance.

            Furthermore, biotechnology and related pharmaceutical technologies have undergone and continue to be subject to rapid and significant change. Hybridon expects that the technologies associated with biotechnology research and development will continue to develop rapidly. Hybridon's future will depend in large part on its ability to compete with these technologies. Any compounds, drugs or processes that Hybridon develops may become obsolete before Hybridon recovers the expenses incurred in developing those drugs.

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

            Many of Hybridon's competitors have substantially greater financial, technical, and human resources than Hybridon, and have significantly greater experience than Hybridon in preclinical studies, clinical trials, seeking regulatory approval of new drugs, and manufacturing and marketing new drugs.

Hybridon's Manufacturing Capability May Be Adversely Affected by Problems with Suppliers

            Certain of the raw materials that Hybridon requires to manufacture oligonucleotides are available from only a few suppliers, namely those with access to the appropriate patented technology. The number of suppliers is unlikely to increase in the near future. Hybridon may not be able to secure an adequate supply of these materials at an acceptable price. Also, due to regulatory restrictions or other problems, Hybridon's suppliers may fail to provide to Hybridon drugs of acceptable quality. Such supplier problems would have an adverse effect on Hybridon's ability to manufacture oligonucleotides cost-effectively.

Hybridon's Lack of Marketing Experience Could Adversely Affect Its Ability to Commercialize Its Drugs

            Direct marketing of any of Hybridon's proposed drugs would require a substantial marketing staff and sales force supported by a distribution system. Given that Hybridon currently has little experience in sales, marketing, or distribution, Hybridon might not be able to undertake direct marketing of its drugs in a cost-effective manner. The alternative--co-marketing or other licensing arrangements--would allow Hybridon to avoid the significant cost involved in direct marketing, but would make Hybridon reliant on the efforts of others.

Hybridon Could Be Subject to Product Liability Claims for Which It Is Not Fully Insured

            Hybridon risks being the target of product liability claims alleging that its drugs harm subjects or patients. Such claims could be asserted in connection with Hybridon drugs used in clinical trials as well as those sold commercially. Hybridon is covered against such claims by a product liability insurance policy (subject to various deductibles), but such policies are becoming increasingly expensive, and Hybridon may not be able to maintain sufficient coverage to protect it from incurring significant losses due to product liability claims.

Hybridon Uses Hazardous Materials, and Could Be Held Liable For Damages in the Event of Accidental Contamination or Injury

            Hybridon's activities involve the controlled use of hazardous chemicals, viruses, and radioactive compounds. Although Hybridon believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by federal, state, and local regulations, the risk of accidental contamination or injury cannot be completely eliminated. In the event of such an accident, Hybridon could be held liable for any damages that result.

Restrictions on Third-Party Reimbursement Could Adversely Affect Hybridon's Ability to Commercialize Its Drugs

            Hybridon's ability to commercialize drugs successfully will depend in part on the extent to which various third parties are willing to reimburse patients for the costs of Hybridon's drugs and related treatments. These third parties include government authorities, private health insurers, and other organizations, such as health maintenance organizations. Third-party payors are increasingly challenging the prices charged for medical products and services. Accordingly, if less costly drugs are available, third-party payors may not authorize or may limit reimbursement for Hybridon's drugs, even if they are safer or more effective than the alternatives. In addition, the trend toward managed healthcare and government insurance programs could result in lower prices and reduced demand for Hybridon's drugs. Cost containment measures instituted by healthcare providers and any general healthcare reform could affect Hybridon's ability to sell drugs and may have a material adverse effect on Hybridon. Hybridon may be forced to reduce its prices; this would in turn adversely affect profitability.

            Hybridon cannot predict what additional legislation or regulation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future, or what effect such legislation or regulation might have on its business. In particular, Hybridon may be forced to reduce its prices; this would in turn adversely affect profitability.

The Market Price of the Securities Is Likely to Be Volatile

            The market price of the securities of biotechnology companies such as Hybridon are highly volatile. The market price of Hybridon's securities is likely to be influenced by the results of preclinical studies and clinical trials by Hybridon or its competitors, fluctuations in Hybridon's operating results, announcements by Hybridon or its competitors of technological innovations or new commercial therapeutic products, changes in governmental regulation, developments in patent or other proprietary rights of Hybridon or its competitors, public concern as to the safety of drugs developed by Hybridon, and general market conditions.

Hybridon's Ability to Utilize Its Net Operating Losses and Tax Credits Is Likely to Be Severely Restricted

            Hybridon has substantial net operating loss and tax credit carryforwards for federal income tax purposes. These carryforwards will expire beginning on December 31, 2005. The Tax Reform Act of 1986 limits the annual use of net operating loss and tax credit carryforwards following certain ownership changes. The securities offerings conducted by Hybridon will severely restrict Hybridon's ability to utilize its net operating losses and tax credits in any particular year. Additionally, because the U.S. tax laws limit the time during which net operating loss and tax credit carryforwards may be applied against future taxable income and tax liabilities, respectively, Hybridon may never be fully able to use its net operating loss and tax credits for federal income tax purposes.

Hybridon May Be Adversely Affected by Year 2000 Compliance Related Problems

            As has been widely publicized, many computer systems and microprocessors are not programmed to accommodate dates beyond the year 1999. Hybridon's exposure to this Y2K problem comes not only from its own internal computer systems and microprocessors, but also from the systems and microprocessors of its key suppliers, including utility companies and payroll services. While Hybridon currently believes that all of its internal systems will be Y2K compliant by the end of the third quarter of 1999, and is taking appropriate measures to ensure that its suppliers are Y2K compliant, it is nevertheless possible that Y2K problems will have a material effect on Hybridon's business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

Stock Ownership by Hybridon's Directors and Officers May Delay or Prevent a Change of Control

            Hybridon's directors and executive officers and their affiliates beneficially own a significant percentage of Hybridon's outstanding Common Stock and Convertible Preferred Stock. As a result, these stockholders, if acting together, may have the ability to influence the outcome of corporate actions requiring stockholder approval. This concentration of ownership may have the effect of delaying or preventing a change in control of Hybridon.

                           FORWARD-LOOKING STATEMENTS

            This Prospectus contains forward-looking statements that do not reflect historical facts, but instead reflect Hybridon's current expectations, estimates, and projections regarding its business. Forward-looking statements can be found in the material set forth under "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and are characterized by use of words such as "believes," "plans," "expects," and "anticipates." Forward-looking statements are not guarantees of future performance, and necessarily involve risks and uncertainties, and Hybridon's results could differ materially from those anticipated in the forward-looking statements contained in this Prospectus.


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

                                    BUSINESS

HYBRIDON

            Hybridon, established in 1989, is a leader in the discovery and development of genetic drugs. These drugs are based on "antisense" technology, in that they use synthetic RNA and DNA, also called oligonucleotides, with the aim of stopping or reducing the body's production of proteins that directly or indirectly cause a given disease. Hybridon's leadership position is based on following factors:

o its access to proprietary technology for the chemical modification of oligonucleotides
o    its expertise in the efficient design and development of antisense drugs
o    innovations it has devised in the manufacture of oligonucleotides
o    its large-scale oligonucleotide  manufacturing facility
o its expertise in the manufacture of oligonucleotides with diverse chemical modifications

            Hybridon has developed and owns antisense technology that includes important new medicinal chemistries (relating to the design and manufacture of new medicinal compounds), analytical chemistry (relating to the detection and identification of compounds inside and out of the body), and manufacturing technology.

TECHNOLOGY OVERVIEW

Introduction

            The heart, brain, liver, and other organs in the human body function together to support life. Each microscopic cell within these organs produces proteins that affect how that cell functions within its organ, and ultimately how efficiently each organ functions within the body. Almost all human diseases are caused by abnormal production or performance of proteins within individual cells. In some instances, cell proteins act directly to cause or support a disease. In other instances, cell proteins interfere with other proteins that prevent or combat disease. Traditional drugs are designed to interact with protein molecules that cause or support diseases. Antisense drugs are designed to work at an earlier stage in that they are designed to stop the production of disease-causing or disease-supporting proteins.

            The  information  that  controls a cell's  production  of a specific protein is contained in the gene relating to that protein. Each gene is made up of two intertwined strands of DNA that form a structure called a "double helix." Each strand of DNA consists of a string of individual DNA building blocks, called nucleotides, arranged in a specific sequence. One of the paired strands contains the information that directs the composition of a specific protein, and is called the "coding" strand. The other strand, the "non-coding" strand, contains a different but complementary sequence of nucleotides. Each strand is made of linked molecules, known as the "backbone," and attached to the backbone are molecules known as "bases." It is the sequence of bases, and not the backbone, that contains genetic information. When Hybridon modifies oligonucleotides chemically, it modifies the backbone, and not the bases.

            The full complement of human genes, known as the human "genome," consists of over 100,000 genes and contains the information required to produce all human proteins. A copy of the complete human genome is present in each cell, and each cell makes proteins based on its copy of the genome. Cells make proteins in a two-stage process. First, the cell creates a molecule of messenger RNA consisting of a string of nucleotides in a sequence complementary to the sequence of the coding strand of DNA. This is called the "sense" sequence. A sequence that is complementary to the sense sequence is called the "antisense" sequence. The cell then produces proteins based on the information contained in the messenger RNA. The number of copies of messenger RNA the cell produces will affect how many copies of a given protein it produces.

            A normal cell produces a given set of normal proteins in the right amount for the body to function properly. A diseased cell produces inappropriate or mutant proteins, or produces the wrong amount of normal proteins. A cell produces mutant proteins when its DNA changes, either through mutation, as in many types of cancer cells, or by infection with a virus.


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

Conventional Drugs

            Most drugs are chemicals that stimulate or suppress the function of a particular molecule, usually a protein, with tolerable side effects. Most side effects arise when a drug interacts with proteins in addition to the target protein. Generally, the fewer other proteins a drug interacts with, the fewer the side effects.

            Conventional drugs generally aim to bind only two or three points of the target molecule. Frequently, however, sites on other non-target molecules resemble the target binding site enough to permit the conventional drug to bind to some degree to those non-target molecules. This lack of selectivity can result in unwanted side effects, potentially leading to decreased effectiveness.

            A further characteristic of conventional drugs is that developing them is a time-consuming and expensive process, as for every compound that is found to be effective and have tolerable side effects, thousands may be investigated and rejected.

Antisense Drugs

            An oligonucleotide with a sequence exactly complementary to that of the messenger RNA of a specific gene can bind to and inactivate the messenger RNA, thereby decreasing or eliminating the production of disease-causing or disease-supporting proteins. Antisense technology involves the design and synthesis of such oligonucleotides. Hybridon believes that drugs based on antisense technology may be more effective, cause fewer side effects, and have a greater range of applications than conventional drugs because antisense drugs are designed to intervene in the production of proteins, rather than after the proteins are made, and in a highly specific fashion.

            Advances in mapping the human genome, including work conducted by academic institutions, biotechnology companies, and pharmaceutical companies, have allowed many targets for antisense drugs to be identified. Once a gene associated with a disease-associated protein is identified, an antisense oligonucleotide can be designed, and the pharmaceutical effects of that oligonucleotide can be improved by chemical modification. Chemically-modified oligonucleotides can be composed of DNA, RNA, or a combination of the two.

            Because the nucleotide sequence of a chemically-modified antisense oligonucleotide is complementary to its target sequence on the messenger RNA of a given gene, the antisense oligonucleotide forms a large number of bonds at the target site, typically between 40 and 60. This allows it to form a strong bond with the messenger RNA. A few identical messenger RNA molecules can cause the cell to produce many copies of a protein; similarly, a few identical chemically-modified antisense oligonucleotides can stop this process. This is due in part to an enzyme called RNase H that can destroy messenger RNA bound to an oligonucleotide without destroying the oligonucleotide itself, thus freeing the oligonucleotide to bind with, and cause the destruction of, other messenger RNA molecules. This process is generally known as catalytic activity. All of Hybridon's drugs are designed to take advantage of this catalytic activity so that a relatively small number of antisense molecules can effectively inhibit production of disease-associated proteins.

HYBRIDON ANTISENSE TECHNOLOGY

            Hybridon's antisense chemistry builds on the pioneering work in the antisense field begun in the 1970s by Dr. Paul C. Zamecnik, a founder, consultant and director of Hybridon. The development of Hybridon's antisense chemistry has been directed by Dr. Sudhir Agrawal, Hybridon's Chief Scientific Officer, and is based on what is referred to in this Prospectus as "advanced chemistries," namely Hybridon's ability to alter the chemical makeup of the oligonucleotide backbone in a manner that makes oligonucleotides safer and more stable without adversely affecting their ability to promote the destruction of messenger RNA.

            Medicinal Chemistries. Hybridon's first antisense drug, GEM(R) 91, was based on first-generation phosphorothioate chemistry, which altered the naturally-occurring, or native, form of oligonucleotides by replacing certain phosphorus atoms in the backbone with sulfur atoms. GEM(R) 91 was more stable than native


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

DNA, but was still able to trigger the action of RNaseH, leading to catalytic activity. However, there were side effects caused by the administration of this modified DNA into the body. In particular, in the last clinical trial of GEM(R) 91 three of the nine patients treated experienced unacceptable decreases in platelet counts, which increased the possibility of uncontrolled bleeding. As a result, Hybridon discontinued the GEM(R) 91 program. Hybridon has, however, used the information gained from the human clinical trials of GEM(R) 91 to design its advanced oligonucleotide chemistries.

            Hybridon's scientists have designed and made over twenty families of advanced oligonucleotide chemistries, including DNA/RNA combinations, also called hybrid or mixed backbone chemistries. Hybridon believes that antisense compounds based on these advanced chemistries will show favorable pharmaceutical characteristics that will significantly increase their potential therapeutic
value.   These   compounds   are   likely  to  have  the   following   desirable
characteristics:

o    catalytic activity
o    fewer side effects
o greater stability in the body, thereby permitting a patient to take doses less frequently
o    greater potency, thereby permitting a patient to take lower doses
o potential for multiple routes of administration (such as by injection, orally, or topically)

            Manufacturing Technology. Hybridon's expertise in the synthesis of chemically modified oligonucleotides has served as the foundation of its manufacturing technology and know-how. Hybridon has developed proprietary technology, including equipment, to increase the purity of its oligonucleotides, make the production process more efficient, increase the scale of production, and significantly reduce the cost of oligonucleotide-based drugs.

            Proprietary Analytical Tools. Hybridon has established analytical tools and processes that enable it to test the purity of oligonucleotides more quickly and accurately than would be feasible using traditional methods. Hybridon uses the resulting information to improve quality control, to assist it in complying with regulatory requirements, and to monitor absorption and stability of its drugs in preclinical and clinical trials.

            Regulatory Know-How. Hybridon drug development and manufacturing personnel have extensive experience in working with the FDA and other drug regulatory agencies in an efficient and cost-effective manner. Hybridon often assists customers of Hybridon Specialty Products, Hybridon's contract manufacturing division, also called "HSP," by contributing essential components of their submissions to the FDA.

HYBRIDON DRUG DEVELOPMENT AND DISCOVERY PROGRAMS

The Drug Development and Approval Process

            The process of taking a compound from the laboratory to human patients generally takes 10 to 15 years. This process is extremely expensive and is rigorously regulated by governmental agencies, including, in the United States, the Food and Drug Administration, or the "FDA." Each drug must undergo a series of trials (preclinical and clinical) before the FDA will consider approving it for commercial sale. The FDA or any company conducting drug trials can discontinue those trials at any time if it feels that patients are being exposed to an unacceptable health risk or if there is not enough evidence that the drug is effective. The FDA may also require a company to provide additional information or conduct additional tests before it will permit a drug to proceed from one phase of trials to the next.

            The phases of preclinical and clinical trials are described below.

o Preclinical Studies. Preclinical trials involve the testing of a given compound in animals to provide data on the activity and safety of the compound before the compound is administered to humans.

o Investigational New Drug Application. If the data from research and preclinical trials are promising, the company will file an Investigational New Drug Application, or "IND," with the FDA. The IND


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

     contains the results of the preclinical trials and the protocol for the first clinical trial. The IND becomes active in 30 days unless the FDA disapproves it or requires additional information. Once the IND becomes active, the company can begin clinical trials in humans.

o Phase I Clinical Trials. In Phase I trials, the drug is given to a small group of healthy individuals or patients with the disease. These trials are designed to produce data on the drug's safety, the maximum safe dose, and how the drug is absorbed, distributed, metabolized, and excreted over time. In some cases, Phase I trials can give an early indication of a drug's effectiveness. A limited Phase I trial is sometimes called a Pilot Phase I trial.

o Phase I/II Clinical Trials. In Phase I/II trials, the drug is given to patients with the diseases to evaluate safety and to get an early indication of a drug's effectiveness. This type of trial is commonly used in the evaluation of oncology drugs.

o Phase II Clinical Trials. In Phase II trials, the drug is given to a larger group of patients with the disease for purposes of evaluating the drug's effectiveness and side effects at varying doses and schedules of administration and thereby determining the optimal dose and schedule for the larger Phase III trials that follow.

o Phase III Clinical Trials. These trials generally have a large number of patients. The primary purpose of a Phase III trial is to confirm the drug's effectiveness and produce additional information on side effects.

o New Drug Application. Once Phase III trials are complete, the company will file a New Drug Application, or "NDA," with the FDA. The NDA contains all of the information gathered from the Phase I, II and III trials. Based on the FDA's review of the NDA, the FDA may approve the drug for commercial sale. The FDA may deny an NDA if the applicable regulatory requirements are not met. The FDA may also require additional tests before approving an NDA. Even after approval by the FDA, the company must file additional reports about the drug with the FDA from time to time. The FDA may withdraw product approvals if a company fails to comply with ongoing regulatory standards or if problems occur after a company starts marketing a drug.

o Accelerated Approval. The FDA is authorized to grant accelerated review to NDAs for drugs that are intended to treat persons with debilitating and life-threatening illnesses, especially if no satisfactory alternatives are available. The more severe the disease, the more likely it is that the drug will qualify for accelerated review. If a new drug is approved after accelerated review, the FDA may require the company that filed the NDA to conduct specific post-marketing studies regarding the drug's safety, benefits and optimal use.

     The regulatory process in other countries is generally similar to the U.S. regulatory process.

Hybridon Drug Development and Discovery Programs

            Hybridon is focusing its drug development and discovery efforts on developing antisense compounds for the treatment of diseases in three major therapeutic areas: cancer, viral infections, and diseases of the eye.

            Hybridon believes there are significant additional opportunities for the use of antisense, particularly in the treatment of cancer. Compared to conventional drugs, antisense may provide:

o    more specific therapy

o more rapid development of drugs targeting newly-discovered cancer-related proteins

o fewer toxic side effects, thereby allowing repeat and long-term therapy, either alone or in combination with other cancer therapies (such as radiation or chemotherapy)

o when used in combination therapy, therapeutic effects that complement the benefits of conventional drugs

For these reasons, Hybridon is exploring new antisense targets relevant to the treatment of cancer.

CLINICAL PROGRAMS

            Hybridon  has  conducted   clinical   trials  with  antisense  drugs
targeting the following diseases. Hybridon is seeking partners for each of its compounds in clinical development.

Cancer

            Unlike normal human cells, cancer cells grow in an uncontrolled and harmful manner. The protein molecule protein kinase A, or "PKA," has been implicated in the formation and growth of various solid tumors, including colon, ovarian, breast, and lung tumors. There are two kinds of PKA. It is normal to find type I in developing fetuses, but abnormal to find it in adults. By contrast, PKA type II is found in, and is necessary to the health of, normal adults. Certain cancer cells produce PKA type I in adults. Hybridon has developed a cancer drug, GEM(R) 231, that is designed to reduce the production of the harmful PKA type I without interfering with the production of PKA type
II. Current drug candidates based on conventional mechanisms have unacceptable side effects.

            Hybridon has conducted a Phase I clinical trial to evaluate the safety of GEM(R) 231 at multiple doses, and has found that patients tolerate it well. This trial explored the maximum tolerated dose of GEM(R) 231 for both single doses and multiple doses, and even high doses of GEM(R) 231 did not show the side effects normally seen with current cancer treatments. This trial was not conducted for the purpose of evaluating the efficiency of GEM(R) 231.

            Hybridon is currently conducting additional studies with GEM(R) 231 in patients with solid tumors that had not been cured by prior therapy. These studies include a pilot Phase II trial and a Phase I/II trial. In addition, Hybridon has begun the first in a series of Phase I/II trials treating patients with solid tumors with GEM(R) 231 in combination with other anti-cancer therapies, such as Taxol(R), Taxotere(R) or radiation therapy.

HIV-1 and AIDS

            Acquired Immune Deficiency Syndrome, or "AIDS," is caused by infection with the Type 1 Human Immunodeficiency Virus, or "HIV-1," and leads to severe, life-threatening impairment of the immune system. AIDS therapy using a combination of drugs has resulted in decreased rates of death and improvement in the quality of life for patients who are HIV-positive or have AIDS. There are however, increasing reports that this therapy may be failing to give sustained clinical benefit. Hybridon believes this underscores the need for new AIDS therapies.

            Hybridon has completed a Pilot Phase I clinical study in Europe of GEM(R) 92, Hybridon's advanced chemistry compound for the treatment of HIV-1 infection and AIDS. This study was designed to explore the safety of GEM(R) 92 and to provide information on its absorption after oral dosing and injection. The patients tolerated well all doses given in the pilot study. Further, GEM(R) 92 was detected in the blood after both oral dosing and injection, suggesting that it may be possible to develop GEM(R) 92 as an oral drug. Hybridon believes this was the first study of the oral administration of an antisense molecule to humans. In in-vitro studies, beneficial effects were observed when GEM(R) 92 was used in combination with several marketed AIDS drugs. Importantly, both its medicinal approach and genetic target are unique, in that no antisense drug has been approved for the treatment of AIDS, and no other drug has the same target on the HIV-1 genome.

PRECLINICAL PROGRAMS

Hybridon has also conducted preclinical studies in the following areas.


                                                     Primary Therapeutic
Target                                               Indication(s)                            Status
----------------------------------------------------------------------------------------------------------------------------------

MDM2 (a protein involved in                          Cancer                                   Ongoing; part of the Searle
programmed cell death)                                                                        collaboration

Vascular Endothelial Growth                          Cancer                                   Seeking partner
Factor (a protein that can cause
abnormal formation of new blood                      Retinopathies (e.g.                      Seeking partner
vessels)                                             macular degeneration and
                                                     diabetic retinopathy)

                                                     Psoriasis                                Seeking partner

Hepatitis C Virus                                    Hepatitis C (which can                   Seeking partner
                                                     lead to liver cancer)
----------------------------------------------------------------------------------------------------------------------------------


HYBRIDON SPINOUTS

            Hybridon has used multiple strategies to fund applications of its antisense technology that it cannot develop at present without external funding. Hybridon has used one such strategy, formation of a spinout company, to form MethylGene, Inc. and OriGenix Technologies Inc. for the continued development of certain product candidates.

MethylGene, Inc.

            In 1996, Hybridon and three Canadian institutional investors formed MethylGene. Hybridon owns approximately 30% of MethylGene. Hybridon has granted exclusive worldwide licenses and sublicenses to MethylGene to develop and market
(1) antisense compounds to inhibit the protein DNA methyltransferase for the treatment of any disease, (2) other methods of inhibiting DNA methyltransferase for the treatment of any disease, and (3) antisense compounds to inhibit up to two additional targets for the treatment of cancers. Research has shown that DNA methyltransferase, a protein, is overproduced in some tumors, such as non-small-cell lung cancer, colon cancer, and breast cancer tumors. MethylGene is obligated to purchase from Hybridon at specified prices all bulk oligonucleotides that MethylGene requires. Hybridon is also performing drug development and other services for MethylGene.

            The Canadian investors who invested in MethylGene have the right to exchange all (but not less than all) of the shares of stock in MethylGene that they initially purchased for shares of Hybridon Common Stock on the basis of
37.5 MethylGene shares (for which they paid approximately U.S. $56.25) for one share of Hybridon Common Stock (subject to adjustment for stock splits, stock dividends and the like). This option expires no later than 2001.

            MethylGene submitted INDs in the United States and Canada in December 1998 and in May 1999 commenced Phase I clinical trials of its first compound, MG98, for the treatment of cancer.

OriGenix Technologies Inc.

            In January 1999, Hybridon and three Canadian institutional investors formed OriGenix to develop and market drugs for the treatment of infectious diseases, with an initial focus on viral diseases. Hybridon owns approximately 49% of OriGenix. If OriGenix satisfies certain conditions, the Canadian investors are required to make an additional investment, which would reduce Hybridon's ownership interest in OriGenix to 40%.

            Hybridon has granted to OriGenix  worldwide  exclusive  licenses and sublicenses to antisense technology developed by Hybridon for the treatment of human papillomavirus, or "HPV," and hepatitis B virus infections. HPV infection can cause a variety of warts, including benign genital warts. HPV infection can also lead to cervical cancer. Hepatitis B infections can lead to liver cirrhosis and cancer of the liver. OriGenix may in the future negotiate with Hybridon for licenses or sublicenses relating to additional targets. In addition, OriGenix is obligated to purchase from Hybridon at specified prices all bulk oligonucleotides it requires. Hybridon anticipates that it will perform drug development and other services for OriGenix.

CORPORATE COLLABORATIONS

            An important part of Hybridon's business strategy is to enter into research and development collaborations, licensing agreements, or other strategic alliances with others, primarily biotechnology and pharmaceutical corporations, to develop certain products. Hybridon intends to proceed with Phase II clinical trials of its cancer drug, GEM(R) 231. Otherwise, Hybridon does not anticipate proceeding with any of its other clinical programs beyond their current stages of development without a collaborative arrangement with a corporate partner. Hybridon is currently a party to corporate collaborations with Searle and Medtronic. Hybridon expects to retain the rights to manufacture many of the products it may license pursuant to its existing and any future collaborations.

G.D. Searle & Co.

            In January 1996, Hybridon and Searle entered into a collaboration for research and development of therapeutic antisense compounds in the areas of inflammation/immunomodulation. The collaboration agreement, as modified in April 1998, provides that Searle may also select specific targets in the fields of cancer and cardiovascular disease.

            Hybridon and Searle are currently conducting research and development relating to compounds targeting MDM2, a protein that is involved in programmed cell death and that may play a role in cancer. In this project, Searle is funding certain research and development efforts at Hybridon, and Searle and Hybridon have committed personnel to the collaboration. The initial phase of research and development activities will be conducted through the earlier of (1) the achievement of certain milestones and (2) January 31, 2000, subject to early termination by Searle. The parties may agree to extend this collaboration.

            In addition, Searle may designate up to six additional molecular targets in the specified fields on terms substantially consistent with the terms applicable to the initial targets. To do so, it must pay specified cash amounts (in addition to specific research payments relating to each additional target) and purchase additional Common Stock from Hybridon (at the then fair market value), with the total payment per additional target equalling $10,000,000. If Searle designates all of the additional targets, Searle will pay $24,000,000 in cash and purchase $36,000,000 of equity. If Searle has not designated all of the additional targets by the time any drug relating to the initial molecular target reaches a certain stage of preclinical development, Searle must purchase up to an additional $10,000,000 of Common Stock (at the then fair market value) in order to keep its right to designate any of the additional targets. This payment will be credited against the equity investment payments made by Searle for any additional targets it designates in the future.

            Searle has exclusive rights to commercialize any drugs resulting from the collaboration. If Searle elects to commercialize a drug, Searle will fund and perform preclinical studies and clinical trials of that drug and will be responsible for obtaining regulatory approvals for, and marketing of, that drug. Hybridon has agreed to perform certain research and development work exclusively with Searle. In addition, for each drug candidate, Searle must make payments to Hybridon of up to $10,000,000 upon the achievement of development milestones. Hybridon will also be entitled to royalties from net sales of products commercialized as a result of the collaboration. As long as Hybridon satisfies certain requirements relating to its manufacturing capacities and capabilities, Hybridon will retain manufacturing rights, and Searle will be required to purchase its requirements of bulk oligonucleotides from Hybridon on an exclusive basis at specified prices. Upon a change in control of Hybridon, Searle would have the right to terminate Hybridon's manufacturing rights, although the royalty payable to Hybridon from net sales would be increased.

            If Searle designates all of the additional targets or if Hybridon fails to satisfy certain requirements relating to its manufacturing capacities and capabilities, Searle will have the right to require Hybridon to form a joint venture with Searle for the development and commercialization of antisense therapeutic products in the area of inflammation/immunomodulation (other than products relating to targets that have already been designated by Searle) to which Searle will contribute $50,000,000 in cash and certain intellectual property rights. Hybridon will also contribute certain intellectual property and technology and, if the fair market value of that technology is less than $50,000,000, Hybridon will, at its discretion, either contribute the difference in cash or have its share of the first profits of the joint venture reduced by the amount of that difference. Hybridon and Searle would each own 50% of the joint venture, although Searle's ownership interest could increase to as much as 75% if the joint venture is established because of Hybridon's failure to satisfy the requirements relating to its manufacturing capacities and capabilities.

            Pursuant to the collaboration, Searle also purchased 200,000 shares of Common Stock in Hybridon's initial public offering.

Medtronic, Inc.

            In May 1994, Hybridon and Medtronic agreed to test a device for delivering Hybridon's antisense oligonucleotides for the treatment of Alzheimer's disease. The agreement provides that Hybridon is responsible for the development of, and will hold all rights to, any drug developed as a result of this agreement and Medtronic is responsible for the development of, and will hold all rights to, any delivery system developed as a result of this agreement. The parties may agree to extend this collaboration to other neurodegenerative disease targets. Hybridon is not currently conducting any activities under this agreement.

            As part of their collaboration, Medtronic purchased a total of 131,667 shares of Hybridon Common Stock.

HYBRIDON SPECIALTY PRODUCTS

            In 1996, Hybridon formed Hybridon Specialty Products, or "HSP," to manufacture oligonucleotide compounds both for Hybridon's internal use, for use by its colloborators and for sale to third parties. Hybridon believes that the current interest in genetic medicine or drugs based on genetic information will continue, and even increase, as the potential of these technologies for the development of new classes of drugs becomes more widely understood, and that as a result demand for oligonucleotide compounds will increase. Hybridon's strategy is to position HSP to take advantage of this increased demand. There can be no assurance that this strategy will be successful or that demand will increase as anticipated. HSP is, however, attempting to minimize this risk by manufacturing oligonucleotides for many applications, at different stages of development. HSP is currently manufacturing oligonucleotides for genomic, diagnostic and therapeutic applications, and Hybridon believes HSP's customers are developing over 20 oligonucleotide drugs, with at least eight currently in clinical studies.

            HSP manufactures oligonucleotides at its 36,000-square-foot leased facility, which Hybridon believes is the only facility currently capable of manufacturing oligonucleotides on a large scale. HSP first began producing oligonucleotide compounds for sale in June 1996 and had revenues of approximately $1.1 million in 1996, $1.9 million in 1997 and $2.8 million in 1998. HSP's principal customers in 1998 included Genta Incorporated, LaJolla Pharmaceuticals, Inc. and MethylGene, Inc.

            HSP has developed a manufacturing technology platform that combines multiple methods to improve the production process and increase the amount of compounds produced in a single batch, thereby permitting economies of scale. HSP has developed two separate machines, called synthesizers, for the large-scale synthesis of oligonucleotides. One of these machines was developed by Hybridon alone and the other in collaboration with Pharmacia Biotech. Pharmacia has the right to make and sell synthesizers based on the design developed in the collaboration but must also pay Hybridon royalties. Hybridon believes that its synthesizers are the first commercial-scale oligonucleotide synthesizers designed for advanced oligonucleotide chemistries. In addition, HSP has developed purification processes that use water in place of chemical solvents, thereby decreasing the impact of the process on the environment and permitting HSP to purify large quantities of oligonucleotides. HSP has also developed processes and unique chemicals used in the process, which HSP believes may further lower its production costs.

            In 1996, Hybridon entered into a four-year sales and supply agreement with the Applied Biosystems Division of Perkin-Elmer, pursuant to which Perkin-Elmer agreed to refer potential customers to HSP, and Hybridon agreed to purchase certain raw materials from Perkin-Elmer for the manufacture of oligonucleotides sold to those customers. Hybridon is required to pay Perkin-Elmer a percentage of the sales price paid by those customers. In addition, Perkin-Elmer licensed to Hybridon its oligonucleotide synthesis patents.

            HSP is targeting three market areas for oligonucleotides: antisense therapeutics, non-antisense therapeutics, and diagnostic/genomic DNA probes, which are oligonucleotides designed to detect the presence of specific genes. Within each area there is a large number of potential products. HSP is currently manufacturing oligonucleotides for customers in each of these three market areas.

            The production of oligonucleotides is similar in many respects to the chemical synthesis used to produce conventional drugs. However, unlike many conventional drugs, one can with the same chemical building blocks and essentially the same manufacturing processes and equipment make different antisense compounds for treating different diseases. As a result, the knowledge and experience that HSP obtains manufacturing one oligonucleotide compound can be applied to the manufacture of other oligonucleotide compounds. Furthermore, since several different oligonucleotide compounds can be manufactured in one facility, Hybridon anticipates that HSP will have the ability to manufacture multiple marketed oligonucleotide-based drugs without having to build a separate plant for each such compound.

            In order to meet Hybridon's needs and satisfy outside demand, HSP may need to increase its manufacturing capacity by adding more oligonucleotide synthesizers. In addition, in order for Hybridon to successfully commercialize its drugs or for HSP to achieve a satisfactory profit on sales, HSP may need to reduce its production costs further.

            Hybridon believes that it is currently manufacturing oligonucleotides according to FDA Good Manufacturing Practices, or "GMP." The FDA has not formally reviewed HSP's facility and procedures, and Hybridon may need to revise those procedures in the future as production increases. Since 1996, HSP has undergone multiple significant audits for GMP compliance conducted by biotechnology and pharmaceutical companies. No significant deficits have been identified. In addition, in 1997, HSP was one of two biotechnology companies chosen to participate in the FDA's Biotechnology PAI Pilot Initiative, a pilot program that allows FDA regulatory officials to provide advice to the selected companies on compliance with FDA standards before they submit drug approval filings. The FDA would have informed Hybridon of any substantial issues if any had arisen.

MARKETING STRATEGY

            Hybridon plans to market the drugs it is developing either directly, using its own sales force, or through co-marketing, licensing, distribution or similar arrangements with other pharmaceutical and biotechnology companies, particularly if the products are intended to serve a large, geographically-diverse patient population.

            Direct marketing of any of its proposed drugs would require a substantial marketing staff and sales force supported by a distribution system. Co-marketing or other arrangements with other pharmaceutical or biotechnology companies would allow Hybridon to avoid the significant cost involved in direct marketing, but would make Hybridon reliant on the efforts of others. While Hybridon has developed general marketing strategies, it has not begun to implement any of these strategies.

ACADEMIC AND RESEARCH COLLABORATIONS

            Hybridon has entered into a number of collaborative research relationships with independent researchers and leading academic and research institutions and U.S. government agencies, including the National Institutes of Health, or "NIH." Such research relationships allow Hybridon to augment its internal research capabilities and obtain access to specialized knowledge or expertise.

            In general, Hybridon's collaborative research agreements require Hybridon to pay various amounts to support the research. Hybridon usually provides the oligonucleotides, which the collaborator then tests. If in the course of conducting research under its agreement with Hybridon a collaborator solely or jointly with Hybridon, creates any invention, Hybridon generally has an option to negotiate an exclusive, worldwide, royalty-bearing license to the invention. Inventions developed solely by Hybridon's scientists in connection with a collaborative relationship generally are owned exclusively by Hybridon. Most of these collaborative agreements are nonexclusive and can be cancelled on short notice.

            Since July 1997, as part of its restructuring, Hybridon has allowed a number of its collaborative research agreements to expire and has terminated certain others, but has maintained those that it believes support its current drug discovery and development programs.

DRUG DEVELOPMENT SERVICES

            Hybridon's Drug Development Department has experience in the design and conduct of preclinical and clinical trials and has prepared and submitted reports and other regulatory documents in connection with the three Hybridon advanced chemistry antisense compounds that have entered clinical studies. Pursuant to a contract with MethylGene, Hybridon's Drug Development Department has also used its expertise to help design and monitor the preclinical trials of MethylGene's antisense compound, MG98, that led to MethylGene's submission of Investigational New Drug, or "IND," applications in Canada and the United States. MethylGene compensated Hybridon for these services. Hybridon expects to perform similar services for OriGenix.

PATENTS, TRADE SECRETS, AND LICENSES

            Hybridon's  success  will depend to a large extent on its ability to
(1) obtain U.S. and foreign patent protection for drug candidates and processes,
(2) preserve trade secrets, and (3) operate without infringing the proprietary rights of third parties.

            Hybridon's policy is to file patent applications to protect technology, inventions and improvements that it considers important to development of its business, and to obtain licenses to other patents that could help Hybridon maintain or enhance its competitive position. As of June 15, 1999, Hybridon owned or exclusively licensed in excess of 90 U.S. and foreign issued and allowed patents, of which 72 are U.S. patents, and 63 other U.S. and 99 other foreign patent applications. These patents and applications cover various chemically-advanced oligonucleotides, target sequences, oligonucleotide products, methods for making and purifying oligonucleotides, analytical methods, and methods for antisense treatment of various diseases. The patents expire on dates ranging from 2006 to 2015.

            Hybridon is the worldwide exclusive licensee under several U.S. issued patents or allowed patent applications owned by University of Massachusetts Medical Center, or "UMMC" (formerly the Worcester Foundation), relating to oligonucleotides and hybrid or mixed backbone chemistries. Many of these patents and patent applications have corresponding patents issued by, or corresponding patent applications on file in, other major industrial countries. One of the issued U.S. patents and one of the issued European patents cover antisense oligonucleotides as new compositions of matter for stopping the replication of HIV. Coverage of the other issued U.S. patents includes composition and use of oligonucleotides based on advanced chemistries, methods of oligonucleotide production, composition of certain modified oligonucleotides that are useful for diagnostic tests or assays, and methods of purifying oligonucleotides. The UMMC patents licensed to Hybridon expire at various dates starting in 2006.

            Hybridon is the exclusive licensee under various other U.S. and foreign patents and patent applications, including two U.S. patent applications owned by McGill University relating to oligonucleotides and DNA methyltransferase. Hybridon and Massachusetts General Hospital jointly own one issued U.S. patent applicable to Alzheimer's disease. Hybridon holds an exclusive license to Massachusetts General Hospital's interests under this patent.

            Hybridon is a nonexclusive licensee of certain patents held by the NIH relating to oligonucleotide phosphorothioates and is a nonexclusive licensee of an NIH patent covering the phosphorothiolation of oligonucleotides. The field of each of these licenses extends to a wide variety of genetic targets.

            The U.S. Patent and Trademark Office, or "PTO," has informed Hybridon that certain patent applications exclusively licensed by Hybridon from UMMC have been submitted to the Board of Patent Appeals and Interferences of the PTO to determine, by means of an interference proceeding, whether an interference should be declared with issued U.S. patents held by the NIH relating to oligonucleotide phosphorothioates. An interference proceeding is a proceeding to determine who was the first to invent, and thus who is entitled to a patent for, a claimed invention. McDonnell Boehnen Hulbert & Berghoff, a U.S. patent counsel for Hybridon, is of the opinion that the UMMC patent application has a prima-facie case for priority against the NIH for an invention that includes phosphorothioate-modified oligonucleotides. There can, however, be no assurance that the PTO will declare an interference, or if it does, what the outcome will be. If Hybridon were to lose the interference, its nonexclusive license from the NIH of the NIH phosphorothioate patents would not be affected. If Hybridon were to win the interference, others making, using or selling certain phosphothioate-modified oligonucleotides would be required to obtain a license from Hybridon.

            The PTO also declared a four-way interference involving two UMMC U.S. patents, for which Hybridon is the exclusive licensee, relating to a particular type of modified oligonucleotides. The other parties to this interference were Integrated DNA Technologies, or "IDT," Isis Pharmaceuticals, Inc. and Gilead Sciences, Inc. This interference was settled in early 1999. In connection with the settlement, Hybridon has obtained a nonexclusive license to certain patents and patent applications owned by IDT that broadly claim chemical modifications to oligonucleotides. Hybridon has also granted a nonexclusive license to IDT to make, use, and sell limited quantities of oligonucleotides incorporating certain of Hybridon's advanced chemistries.

            Under its licenses, Hybridon is obligated to pay royalties on its net sales of products or processes covered by the licensed technology and, in some cases, to pay a percentage of sublicense income that it receives. These licenses impose various commercialization, sublicensing, insurance, and other obligations on Hybridon. If Hybridon fails to comply with these requirements, the license could be terminated.

            Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under such patents are still developing. As a result, Hybridon's ability to obtain and enforce patents that protect its drugs is uncertain and involves complex legal and factual questions.

             That Hybridon owns or licenses pending or future patent applications does not mean that patents based on those applications will ultimately be issued. First, to obtain a patent on an invention, one must be the first to invent it or the first to file a patent application for it. Patent applications in the United States are maintained in secrecy until patents issue, and publication of any given discovery in the scientific or patent literature tends to lag behind actual date of that discovery by several months. Consequently, Hybridon cannot be certain that the inventors of subject matter covered by patents and patent applications that it owns or licenses were the first to invent, or the first to file patent applications for, those inventions.

            Others, including Hybridon's competitors, also hold issued patents and patent applications relating to antisense technology or particular genetic targets, including an issued patent in Europe covering the gene MDM2. Holders of any of these patents or patent applications may be able to require Hybridon to change or cease making or using certain products or processes, or obtain an exclusive or nonexclusive license in return for licensing fees, which may be substantial. In this regard, Hybridon is currently in license negotiations with the holder of the European MDM2 patent. Hybridon may not be able to obtain any such licenses at a reasonable cost. Furthermore, such licenses may be made available to competitors of Hybridon on an exclusive or nonexclusive basis. Failure to obtain such licenses could have a material adverse effect on Hybridon.

Previously, a competitor was granted another European patent relating to certain types of stabilized synthetic oligonucleotides for use as therapeutic agents for selectively blocking the translation of a messenger RNA into a targeted protein by binding with a portion of the messenger RNA to which the stabilized synthetic oligonucleotide is substantially complementary. This European patent was revoked in its entirety in an opposition proceeding before the European Patent Office in September 1995. The holder of this patent appealed this decision. This appeal was dismissed on February 18, 1999.

            Hybridon requires its employees, consultants, outside scientific collaborators, sponsored researchers, and other advisors to execute confidentiality agreements. These agreements provide that all confidential information developed or made known by Hybridon to the individual is to be kept confidential, subject to specific exceptions. In the case of employees, the agreements provide that all inventions conceived by the individual are the exclusive property of Hybridon. These agreements may not, however, provide meaningful protection for Hybridon's trade secrets or adequate remedies in the event of breach.

            Consistent with pharmaceutical industry and academic standards, Hybridon's agreements with academic and research institutions and U.S. government agencies may provide that the results of a given collaboration, or any developments that derive from the collaboration, will be freely published, that information or materials supplied by Hybridon will not be treated as confidential and that Hybridon must negotiate a license to developments and results in order to commercialize products incorporating them. There can be no assurance that Hybridon will be able successfully to obtain any such license at a reasonable cost or that such developments and results will not be made available to competitors of Hybridon on an exclusive or nonexclusive basis. See "Business--Academic and Research Collaborations."

GOVERNMENT REGULATION

            Hybridon's research, clinical development and production activities are regulated for safety, effectiveness and quality by numerous governmental authorities in the United States and other countries. Hybridon believes that it is in material compliance with all applicable federal, state and foreign legal and regulatory requirements.

            FDA Approvals. In addition to product approvals by the FDA, as described above, the FDA may require that it inspect Hybridon's manufacturing facilities for compliance with GMP and other applicable rules and regulations before it will permit a product manufactured by Hybridon to be marketed in the United States. Any material change by Hybridon in its manufacturing process or equipment, including relocation of the manufacturing facility, would necessitate additional FDA review and approval.

            Other Regulation. In addition to regulations enforced by the FDA, Hybridon also is subject to regulation under the Occupational Safety and Health Act and other present and potential future federal, state or local regulations. Furthermore, because Hybridon uses hazardous materials, chemicals, viruses, and various radioactive compounds, it must comply with U.S. Department of Transportation and Environmental Protection Agency regulations and other federal, state, and foreign laws and regulations regarding hazardous waste disposal, air emissions, and waste-water discharge. Although Hybridon believes that it complies with these laws and regulations, it cannot completely eliminate the risk of accidental contamination or injury from these materials.

COMPETITION

            There are a number of companies, both privately and publicly held, that are conducting research and development activities on technologies and products aimed at therapeutic regulation of gene expression, including antisense drugs. One competitor of Hybridon has recently received FDA approval to market an antisense therapeutic product for the treatment of CMV retinitis. Hybridon believes that the interest in these technologies and products will increase. It is possible that Hybridon's competitors will succeed in developing products that are more effective than Hybridon's. Furthermore, Hybridon's proposed drugs will be competing with other kinds of drugs. Given the fundamental differences between antisense technology and other drug technologies, antisense drugs may be less effective at treating some diseases than other kinds of drugs.

            Biotechnology and related pharmaceutical technologies have undergone and continue to be subject to rapid and significant change. Hybridon expects that the technologies associated with biotechnology research and development will continue to develop rapidly. Hybridon's future will depend in large part on its ability to compete with these technologies

            Hybridon has many competitors, including major pharmaceutical and chemical companies, biotechnology firms, and universities and other research institutions. Many of these competitors have substantially greater financial, technical, and human resources than Hybridon, and many have significantly greater experience than Hybridon in undertaking preclinical studies and clinical trials of new pharmaceutical products and obtaining FDA and other regulatory approvals. Accordingly, Hybridon's competitors may succeed in obtaining regulatory approvals for products more rapidly than Hybridon. Furthermore, if Hybridon receives approval to commence commercial sales of products, it will also be competing with respect to manufacturing efficiency and marketing capabilities, areas in which it has limited experience.

            HSP also faces competition, as Hybridon's customers may begin to produce oligonucelotides internally or may find other sources. Hybridon may be forced to reduce the cost of its products to meet the competition.

EMPLOYEES

            As of June 15, 1999, Hybridon employed 50 individuals full-time, of whom 19 held advanced degrees. Eighteen of these employees are engaged in research and development activities and eight are employed in finance, corporate development, and legal and general administrative activities. In addition, 24 of these employees are employees of HSP, of whom 5 are employed in quality control. Many of Hybridon's management and professional employees have had prior experience with pharmaceutical, biotechnology, or medical products companies. None of Hybridon's employees is covered by a collective bargaining agreement, and management considers relations with its employees to be good.


                                   PROPERTIES

            Hybridon   leases  its  36,000  square  foot  facility  in  Milford,
Massachusetts, under a lease that expires in 2004. Hybridon has an option to extend this lease for two additional five-year terms.

            In addition, Hybridon leases approximately 26,000 square feet of supplemental laboratory space in Cambridge, Massachusetts under a lease that expires April 30, 2007. The annual rent for this space is approximately $23 per square foot. Hybridon is currently subleasing approximately 20,000 square feet of this to a third party under a sublease that expires September 30, 2000.

                                LEGAL PROCEEDINGS

            Hybridon is not a party to any litigation that it believes could have a material adverse effect on Hybridon or its business.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

            From January 24, 1996 until December 2, 1997, Hybridon's Common Stock was traded on the Nasdaq National Market under the symbol "HYBN." Prior to January 24, 1996, there was no established public trading market for Hybridon's Common Stock.

            On December 2, 1997, Hybridon's Common Stock was delisted from the Nasdaq National Market and began being quoted on the NASD OTC Bulletin Board. Prices reflected on the NASD OTC Bulletin Board may reflect inter-dealer prices, without retail mark-up, mark-downs or commissions and may not necessarily represent actual transactions.

            On December 10, 1997 Hybridon effected a one-for-five reverse stock split of its Common Stock. As a result of the reverse stock split, each five shares of Common Stock was automatically converted into one share of Common Stock, with cash paid in lieu of any fractional shares.

            The following table sets forth for the periods indicated the high and low sales prices per share of the Common Stock during each of the quarters set forth below as reported on the Nasdaq National Market and the NASD OTC Bulletin Board since January 24, 1996 and as adjusted to reflect the December 1997 reverse stock split.

                                                                       HIGH                  LOW
                                                                       ----                  ---
1996

First Quarter (from January 24, 1996)...........................      $71.250               $43.750
Second Quarter..................................................       59.375                25.625
Third Quarter...................................................       59.375                33.125
Fourth Quarter..................................................       43.125                26.250


1997

First Quarter...................................................      $43.125               $28.125
Second Quarter..................................................       35.625                25.000
Third Quarter...................................................       28.125                 7.500
Fourth Quarter..................................................        4.859                 2.609

1998

First Quarter...................................................        3.359                 1.000
Second Quarter..................................................         2.75                 1.609
Third Quarter...................................................        2.516                 1.125
Fourth Quarter..................................................         3.25                 1.125

1999

First Quarter...................................................        1.953                 1.000

            The reported closing bid price of the Common Stock on the NASD OTC Bulletin Board on June 21, 1999 was $0.4375 per share.


                                 DIVIDEND POLICY

            The Convertible Preferred Stock pays dividends at 6.5% per annum, payable semi-annually in arrears. These dividends may be paid either in cash or in additional shares of Convertible Preferred Stock, at the discretion of Hybridon.

            Hybridon has never declared or paid cash dividends on its capital stock, and Hybridon does not expect to pay any dividends on its Common Stock or any cash dividends on the Convertible Preferred Stock in the foreseeable future. The Indenture under which Hybridon issued the 9% Notes on April 2, 1997, limits Hybridon's ability to pay dividends or make other distributions on its Common Stock or to pay cash dividends on the Convertible Preferred Stock. As of March 31, 1999, $1.3 million in aggregate principal amount of the 9% Notes remained outstanding.

            In addition, Hybridon is currently prohibited from paying cash dividends under the loan held by the Lender. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- 1998 Financing Activities -- Credit Facility."


                                 USE OF PROCEEDS

            Hybridon will not receive any proceeds from the sale of the Securities by the Selling Security Holders other than proceeds upon exercise of certain Hybridon warrants. Those proceeds will be added to Hybridon's general working capital.


                                 CAPITALIZATION

            The following table sets forth as of March 31, 1999 the actual capitalization of Hybridon. See Hybridon's unaudited Consolidated Financial Statements as of March 31, 1999, included elsewhere in this Registration Statement (in thousands, except share data.)

Current portion of long-term debt ........................................................              $6,073
                                                                                                        ======
Long-term debt, net of current portion ...................................................               $ 454
9% Convertible Subordinated Notes due 2004 ...............................................               1,306
Stockholders' Deficit:
       Preferred Stock, $.01 par value, 5,000,000 shares authorized;
                no shares issued and outstanding .........................................              ------

       Series A Convertible Preferred Stock, $.01 par value, 1,500,000
       shares designated; 641,259 shares issued and outstanding...........................                   6

       Common Stock, $.001 par value, 100,000,000 shares authorized;
       15,304,825 shares issued and outstanding (1).......................................                  15

       Additional Paid-In-Capital ........................................................             242,674
       Accumulated deficit ...............................................................            (242,456)
       Deferred compensation  ............................................................                (895)
                                                                                                        ------
                       Total stockholders' deficit .......................................                (656)
                                                                                                        ------
                               Total Capitalization ......................................              $1,104
                                                                                                        ======

-------------------------

(1) Excludes an aggregate of 14,213,378 shares of Common Stock issuable upon exercise of options and warrants outstanding as of March 31, 1999, at a weighted average exercise price of $6.48 per share.

                             SELECTED FINANCIAL DATA

            The selected consolidated balance sheet data set forth below, as of December 31, 1997 and 1998, and the consolidated statements of operations data for each of the three years in the period December 31, 1998, are derived from Hybridon's Consolidated Financial Statements which have been audited by Arthur Andersen LLP, independent public accountants, and which are included elsewhere in this Prospectus. The selected consolidated financial data as of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1994 and 1995 are derived from Hybridon's Consolidated Financial Statements not included in this Prospectus, all of which have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 are derived from Hybridon's unaudited Consolidated Financial Statements which are included elsewhere in this Prospectus and which include, in the opinion of Hybridon, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of its financial position and the results of its operations for those periods. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1999. The selected consolidated financial data should be read in conjunction with, and are qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," Hybridon's Consolidated Financial Statements and notes thereto and the Report of Independence Public Accountants included elsewhere in this Prospectus.


                                                                                                                      Three Months
                                                                         Years Ended December 31,                   Ended March 31,

                                                       ----------------------------------------------------------------------------
                                                           1994        1995        1996       1997       1998          1998    1999
                                                           ----        ----        ----       ----       ----          ----    ----
                                                                         (In Thousands, except per share data)          (Unaudited)
Statement of Operations Data:
Revenues
       Research and development......................   $ 1,032     $ 1,186     $ 1,419        $945     $1,100     $ 150      $150
       Product and service revenue...................        --          --       1,080       1,877      3,254       825     1,530
       Royalty income................................        --          --          62          48          -        --        40
       Interest income...............................       135         219       1,447       1,079        148        18        53
                                                       --------     -------    --------    --------    -------   -------   -------
                                                          1,167       1,405       4,008       3,949      4,502       993     1,773
Operating Expenses
       Research and development......................    20,024      29,685      39,390      46,828     20,977     6,403     3,447
       General and administrative....................     6,678       6,094      11,347      11,026      6,573     1,665     1,122
       Interest......................................        69         173         124       4,536      2,932     1,607       170
       Restructuring.................................        --          --          --      11,020         --        --        --
                                                       --------     -------    --------    ========    =======   -------   -------

                    Total operating expenses.........    26,771      35,952      50,861      73,410     30,482     9,675     4,739
                                                         ------     -------      ------    ========    =======   -------   -------
Loss from operations.................................   (25,604)    (34,547)    (46,853)    (69,461)   (25,980)   (8,682)   (2,966)
Extraordinary item:
       Gain on conversion of 9% convertible
       subordinated notes payable....................        --          --          --          --      8,877        --        --
                                                       --------    --------    --------    ========   ========   -------   -------
Net loss.............................................   (25,604)    (34,547)    (46,853)    (69,461)   (17,103)   (8,682)   (2.966)
Accretion of preferred stock dividend................        --          --          --          --      2,689        --     1,042
                                                       --------    --------    --------    ========   ========   -------   -------
Net loss to common stockholders......................  $(25,604)   $(34,547)   $(46,853)   $(69,461)  $(19,792)  $(8,682)  $(4,008)
                                                       ========    ========    ========    =========  =========  =======   =======

Basic and diluted net loss per per common share from:
       Operations.................................... $  (70.77)    $(94.70)    $(10.24)    $(13.76)    $(2.19)  $ (1.72)  $ (0.19)
       Extraordinary gain............................        --          --          --          --       0.75        --        --
                                                       --------    --------    --------   =========   ========   -------   -------
                    Net loss per share...............    (70.77)     (94.70)     (10.24)     (13.76)     (1.44)    (1.72)    (0.19)
Accretion of preferred stock dividends...............        --          --          --          --     (0.23)        --     (0.07)
                                                       --------    --------     -------   =========   ========   -------   -------
Net loss per share applicable to common stockholders.   $(70.77)    $(94.70)    $(10.24)    $(13.76)   $ (1.67)  $ (1.72)   $(0.26)
                                                       ========    ========     =======   =========   ========   =======   =======
Shares Used in Computing Basic and
  Diluted Net Loss per Common Share(1)...............       362         365       4,576       5,050     11,859     5,060    15,305
                                                       ========    ========     =======   =========   =========  ========  =======


Balance Sheet Data:
                                                                                 December 31,                           March 31,
                                                                                                                          1999
                                                             1994        1995        1996        1997       1998       (unaudited)
                                                          ------------------------------------------------------------------------

Cash, cash equivalents and short-term investments(2).....  $  3,396    $  5,284    $ 16,419      $2,202    $ 5,607      $   2,461
Working capital (deficit) ...............................    (1,713)        210       8,888     (24,100)    (5,614)        (7,820)
Total assets.............................................    11,989      19,618      41,537      35,072     16,536         12,769
Long-term debt and capital lease
       obligations, net of current portion...............     1,522       1,145       9,032       3,282        473            454
9% Convertible Subordinated
Notes Payable ...........................................        --          --          --      50,000      1,306          1,306
Accumulated deficit .....................................
                                                            (67,794)   (102,341)   (149,194)   (218,655)  (238,448)      (242,456)
Total stockholders' equity (deficit).....................     4,774      12,447      22,855     (46,048)     2,249           (656)
                                                           --------    --------     -------    --------   --------       --------


(1) Computed on the basis described in Notes 2(B) and 19(C) of Notes to Consolidated Financial Statements attached as APPENDIX A hereto.

(2) Short-term investments consisted of U.S. government securities with maturities greater than three months but less than one year from the purchase date.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

GENERAL

            Hybridon is engaged in the discovery and development of genetic medicines based on antisense technology. Hybridon commenced operations in February 1990 and since that time has been engaged primarily in research and development efforts, developing its manufacturing capabilities, and raising capital. In order to commercialize its therapeutic products, Hybridon will need to address a number of technological challenges and comply with comprehensive regulatory requirements. All revenues received by Hybridon to date have been derived from collaborative agreements, interest on invested funds and revenues from the custom contract manufacturing of synthetic DNA and reagent products by Hybridon Specialty Products ("HSP").

            Hybridon has incurred cumulative losses from inception through March 31, 1999 of approximately $242.5 million. Hybridon implemented a restructuring plan in the second half of 1997, which has significantly reduced its operating expenses. However, Hybridon expects that its research and development expenses will be significant in 1999 and future years as it pursues its core drug development programs and expects to continue to incur operating losses and have significant capital requirements that it will not be able to satisfy with internally generated funds. As of June 15, 1999, the Company had 50 full-time employees.

RESTRUCTURING PLAN

            During the second half of 1997, Hybridon implemented a restructuring plan to reduce expenditures on a phased basis in an effort to conserve its cash resources. As part of this plan, in addition to terminating the development of GEM(R) 91, Hybridon reduced or suspended programs unrelated to its core advanced chemistry antisense drug development programs. In addition, in 1997, Hybridon terminated the employment of a substantial number of employees at its Cambridge and Milford, Massachusetts and Paris, France facilities and substantially reduced operations at its Paris, France office. In December 1998, Hybridon began the final process of terminating all operations in Europe.

            In 1997 Hybridon subleased a portion of each of its facilities in Cambridge, Massachusetts (including a substantial portion of its former headquarters). In June 1998, Hybridon relocated its headquarters from Cambridge, Massachusetts to its facility in Milford, Massachusetts and subsequently sold its interest in Charles River Building Limited Partnership, or the "Cambridge Landlord," which owned the former Cambridge headquarters. In connection with this transaction and the termination of the Cambridge lease in 1998, Hybridon received $6,163,000 in cash, which included the return of a portion of its security deposit for its Cambridge headquarters and the reclassification on Hybridon's balance sheet of $660,000 from restricted cash to cash and cash equivalents. The Cambridge facility was re-leased in September 1998 to a third party, subject to a sublease to a portion of the premises. As a result of these actions, Hybridon was relieved of its substantial lease obligations for the Cambridge facility, subject to a continuing liability for any defaults which may arise under the sublease.

RESULTS OF OPERATIONS

Three Months Ended March 31, 1999 and 1998

            Hybridon had total revenues of $1.8 million for the three months ended March 31, 1999, compared with $1.0 million for the same period in 1998. Product and service revenue increased to $1.5 million for the three months ended March 31, 1999, compared with $0.8 million for the same period in 1998. The increase was primarily the result of an expansion of the HSP customer base, increased sales to certain existing customers, and the receipt of $0.1 million in service revenue from MethylGene pursuant to an agreement entered into in May 1998.

            Revenues from interest income increased to $0.1 million for the three months ended March 31, 1999, from a nominal amount for the same period in 1998. The change was primarily the result of higher cash balances available for investment during the quarter.

            Hybridon's research and development expenses decreased to $3.4 million for the three months ended March 31, 1999, from $6.4 million for the same period in 1998. The decrease reflects Hybridon's restructuring that commenced during the second half of 1997 and continued into 1998. The restructuring included the discontinuation of operations at Hybridon's facilities in Europe, termination of the clinical development of GEM(R)91 and the reduction or suspension of selected programs unrelated to Hybridon's core advanced chemistry antisense drug development program. The restructuring resulted in significant reductions in employee-related expenses, clinical and outside testing, consulting, materials and lab expenses. Accordingly, research and development salaries and related costs decreased in 1999 due to the reduction in the number of employees engaged in research and development.

            The facilities expense included in research and development expenses decreased significantly in 1999 as a result of the relocation of the Company's corporate offices in July 1998 from Cambridge to Milford, Massachusetts. Hybridon's facility costs in 1999 related to research and development were also reduced by the income received from subleasing its underutilized Cambridge facilities before the relocation.

            Hybridon's general and administrative expenses decreased to $1.1 million for the three months ended March 31, 1999, from $1.7 million for the same period in 1998. The decrease reflects Hybridon's restructuring program initiated during the second half of 1997 and its effect on employee-related and consulting expenses and net facilities costs and increased legal and accounting fees resulting from the Hybridon's financing activities in 1998.

            The facilities expense included in general and administrative expenses also decreased significantly in 1999 as a result of the relocation of the Company's corporate offices to Milford, Massachusetts. Facility costs in 1999 were also reduced by the income received from subleasing underutilized Cambridge facilities before the relocation. General and administrative expenses related to business development, public relations and legal expenses all decreased in 1999.

            Hybridon's patent expenses remained at approximately the same level in 1999, as Hybridon continued to limit the scope of patent protection that it sought as part of its effort to conserve its cash resources, while prosecuting and maintaining key patents and patent applications.

            Hybridon's interest expense decreased to $0.2 million for the three months ended March 31, 1999, from $1.6 million for the same period in 1998. The decrease is attributable to the exchange of approximately $48.7 million of the 9% convertible subordinated notes (the " 9% Notes"), issued in the second quarter of 1997, for Series A Preferred Stock on May 5, 1998. In addition, the outstanding balance of borrowings to finance the purchase of property and equipment was reduced in May 1998, resulting in a reduction in interest expense.

            As a result of the above factors, Hybridon incurred a net loss of $3.0 million for the three months ended March 31, 1999, compared with a net loss of $8.7 million for the three months ended March 31, 1998. Hybridon had accretion of preferred stock dividends of $1.0 million at March 31, 1999 to reflect the 1999 portion of dividends payable to the holders of Series A Preferred Convertible Stock, resulting in a net loss to common stockholders of $4.0 million for the three months ended March 31, 1999.

Years Ended December 31, 1996, 1997 and 1998

            Hybridon had total revenues of $4.0 million in 1996, $3.9 million in 1997, and $4.5 million in 1998. During 1996, 1997 and 1998, Hybridon received revenues from research and development collaborations of $1.4 million, $0.9 million and $1.1 million, respectively. Research and development collaboration revenues decreased in 1997 from 1996 because of the cancellation by Roche of its collaboration with Hybridon and the resulting elimination of research funding by Roche. Research and development collaboration revenues increased in 1998 from 1997, primarily due to Hybridon receiving certain payments under its license agreement with MethylGene, Inc.

            Product and service revenues were $1.1 million in 1996, $1.9 million in 1997 and $3.3 million in 1998. The increase in revenues in 1997 over those in 1996 resulted from a full year of operations for HSP, which commenced operations in the third quarter of 1996. As of December 31, 1998, HSP had a backlog of $0.9 million. Hybridon anticipates filling this backlog in the first half of 1999. The increase in revenues in 1998 was primarily the result of an expansion by HSP in the customer base and increased sales to certain existing customers, and was also due in part to Hybridon receiving $0.4 million in service revenue from MethylGene.

            Revenues from interest income were $1.4 million in 1996, $1.1 million in 1997 and $0.1 million in 1998. The decrease in interest income in 1997 from 1996, and in 1998 from 1997 was the result of lower cash balances available for investment each year.

            During 1996, 1997 and 1998, Hybridon expended $39.4 million, $46.8 million and $21.0 million, respectively, on research and development activities.

            The increases in research and development expenses in 1997 from 1996 reflected increasing expenses related primarily to ongoing clinical trials of Hybridon's product candidates, including (a) clinical trials of two different formulations of GEM(R) 132, which were first initiated during the third quarter of 1996 and the first quarter of 1997, (b) clinical trials of GEM(R) 92, which were initiated in the third quarter of 1997 and (c) clinical trials of GEM(R) 91, which were initiated in France in October 1993 and in the U.S. in May 1994, and were terminated in July 1997. Clinical expenses related to GEM(R) 91 decreased significantly during the second half of 1997 after Hybridon terminated development of this compound. Research and development expenses also increased in 1997 over 1996 due to significant increases in preclinical expenses incurred to meet the filing requirements to initiate clinical trials of Hybridon's product candidates in the United States.

            The decrease in research and development expenses in 1998 reflects Hybridon's restructuring that commenced during the second half of 1997. The restructuring included the discontinuation of operations at Hybridon's facilities in Europe, termination of the clinical development of GEM(R) 91 and the reduction or suspension of selected programs unrelated to Hybridon's core advanced chemistry antisense drug development program. The restructuring resulted in significant reductions in employee-related expenses, clinical and outside testing, consulting, materials and lab expenses.

            The facilities expense related to the research and development area increased significantly in 1997 as a result of the relocation of the corporate offices to Cambridge, Massachusetts and decreased significantly in 1998 as a result of the relocation in July 1998 from Cambridge to Milford, Massachusetts. Hybridon's facility costs in 1998 related to research and development were also reduced by the income received from subleasing its underutilized Cambridge facilities.

            Research and development salaries and related costs remained at approximately the same level in 1997 as 1996 because of the costs involved in terminating employees in 1997. Research and development salaries and related costs decreased in 1998 from 1997 due to the substantial reduction in the number of employees engaged in research and development in 1998.

            Patent expenses also remained at approximately the same level in 1998 as 1997 and 1996, as Hybridon continued to limit the scope of patent protection that it sought as part of its effort to conserve its cash resources, while prosecuting and maintaining key patents and patent applications.

            Hybridon incurred general and administrative expenses of $11.3 million in 1996, $11.0 million in 1997 and $6.6 million in 1998.

            The decrease in general and administrative expenses in 1998 resulted primarily from Hybridon's restructuring program initiated during the second half of 1997 and its effect on employee-related and consulting expenses and net facilities costs.

            The facilities expense related to the general and administrative area increased significantly in 1997 over 1996 as a result of the relocation of the corporate offices to Cambridge, Massachusetts. However, as a result of the implementation of the restructuring plan in the second half of 1997, such increase was offset by decreases in general and administrative salaries and related costs and in consulting expenses in the second half of 1997, which carried over into 1998. Hybridon's facilities expense related to the general and administrative area decreased significantly in 1998 as a result of its relocation to Milford, Massachusetts. Facility costs in 1998 were also reduced by the income received from subleasing underutilized Cambridge facilities. General and administrative expenses related to business development, public relations and legal expenses decreased in 1998 from 1997, but remained at approximately the same level in 1997 as 1996.

            Interest expense was $0.1 million in 1996, $4.5 million in 1997 and $2.9 million in 1998. The decrease in interest expense in 1998 is mainly attributable to the exchange of approximately $48.7 million of the 9% Notes for Series A Preferred Stock on May 5, 1998. In addition, the outstanding balance of borrowings to finance the purchase of property and equipment was reduced in May 1998, resulting in a reduction in interest expense.

            The increase in interest expense in 1997 from 1996 reflected an increase in Hybridon's debt outstanding associated with the issuance of the 9% Notes and interest incurred on borrowings to finance the purchase of property and equipment.

            As a part of its restructuring plan, Hybridon recorded an $11.0 million restructuring charge in 1997 to provide for (i) the termination costs of certain research programs and other contracts, (ii) the loss of certain leased facilities (net of sublease income and other contracts), (iii) severance, benefits and related costs for 95 terminated employees and (iv) the write down of assets to net realizable value.

            As a result of the above factors, Hybridon incurred net losses before extraordinary items of $46.9 million in 1996, $69.5 million in 1997 and $26.0 million in 1998. Hybridon had extraordinary income of $8.9 million in 1998 resulting from the exchange of 9% Notes for Series A Preferred Stock in the second quarter of 1998. In accordance with Statement of Financial Accounting ("SFAS") No.15, Accounting by Debtors and Creditors for Troubled Debt Restructurings, Hybridon recorded an extraordinary gain of approximately $8.9 million related to the exchange. The extraordinary gain represents the difference between the carrying value of the 9% Notes tendered for exchange and the fair value of the Series A Preferred Stock issued upon the exchange, as determined by the per share sales price of such stock sold in May 1998 in the private offering described below. As a result of this transaction, Hybridon reduced its net loss before preferred stock dividends to $17.1 million in 1998. Hybridon had an accretion of preferred stock dividends of $2.7 million at December 31, 1998 to reflect the 1998 portion of dividends payable to the holders of Series A Preferred Convertible Stock, resulting in a net loss to common stockholders of $19.8 million for 1998.

LIQUIDITY AND CAPITAL RESOURCES

            During the three months ended March 31, 1999, Hybridon used approximately $3.1 million to fund operating activities. The primary use of cash for operating activities was to fund Hybridon's loss before accretion of preferred stock dividends of $3.0 million. Hybridon did not engage in any significant investing and financing activities during the three months ended March 31, 1999.

            During the year ended December 31, 1998, Hybridon utilized approximately $22.7 million to fund operating activities and approximately
$472,000 for capital expenditures. The primary use of cash for operating activities was to fund Hybridon's loss before extraordinary items of $26.0 million. Capital expenditures during 1998 included amounts expended for the build-out and equipping of Hybridon's corporate headquarters and primary research and development laboratories in its leased manufacturing facility in Milford, Massachusetts.

            Hybridon had cash and cash equivalents of $2.5 million at March 31, 1999. However, since that date, Hybridon has expended the majority of such cash resources and continues to have substantial obligations to lenders, real estate landlords, trade creditors and others. On May 14, 1999, Hybridon's obligations included $1.3 million principal amount of 9% Notes, a $6.0 million loan with Forum Capital Markets, LLC and others, as described below, $0.5 million of notes payable and approximately $1.8 million of accounts payable.

Because of Hybridon's financial condition, many trade creditors are only willing to provide Hybridon with products and services on a cash on delivery basis.

1998 FINANCING ACTIVITIES

            On February 6, 1998, Hybridon commenced an offer to the holders of the 9% Notes to exchange the 9% Notes for Series A Preferred Stock and certain warrants of Hybridon. On May 5, 1998, noteholders holding $48.7 million of principal and $2.4 million of accrued interest tendered such principal and accrued interest to Hybridon for 510,505 shares of Series A Preferred Stock and warrants to purchase 3,002,958 shares of common stock with an exercise price of $4.25 per share.

            On May 5, 1998, Hybridon completed a private offering of equity securities raising total gross proceeds of approximately $26.7 million from the issuance of 9,597,476 shares of common stock, 114,285 shares of Series A Preferred Stock and warrants to purchase 3,329,486 shares of common stock at $2.40 per share. The gross proceeds include the conversion of approximately $5.9 million of accounts payable, capital lease obligations and other obligations into common stock. Hybridon incurred approximately $1.6 million of cash expenses related to the private offering and issued 597,699 shares of common stock and warrants to purchase 1,720,825 shares of common stock at $2.40 per share to the placement agents. In addition, Hybridon is obligated to issue an additional 300,000 shares in connection with this transaction. For more information about this transaction, see Note 15(c) of the Notes to Consolidated Statements.

Credit Facility

            In December 1996, Hybridon entered into a five-year $7,500,000 note payable with a bank. The note contained certain financial covenants that required Hybridon to maintain minimum tangible net worth and minimum liquidity and prohibited the payment of dividends. The note was payable in 59 equal installments of $62,500 commencing on February 1, 1997 with a balloon payment of the then remaining outstanding principal balance due on January 1, 2002. Because Hybridon was required to make certain prepayments of principal during 1998, the outstanding principal balance of the loan at November 16, 1998 was approximately $2.8 million. The lender granted Hybridon a waiver of compliance with the minimum tangible net worth requirement at December 31, 1998 and March 31, 1999 and the minimum liquidity requirement at April 15, 1999.

            Effective November 20, 1998, Forum Capital Markets, LLC ("Forum") and certain investors associated with Pecks Management Partners Ltd. ("Pecks"; Forum and Pecks collectively, the "Lender") purchased the loan from the bank. Forum and Pecks are affiliates of two members of Hybridon's Board of Directors. In connection with this purchase, the Lender lent an additional $3.2 million to Hybridon so as to increase the outstanding principal amount of the note to $6,000,000. In addition, the terms of the note payable were amended as follows:

o           the maturity was extended to November 30, 2003
o           the interest rate was decreased to 8%
o interest is payable monthly in arrears, with the principal due in full at maturity
o the note payable is convertible, at the Lender's option, in whole or in part, into shares of common stock of Hybridon at a conversion price equal to $2.40 a share
o the threshold of the minimum liquidity covenant was reduced from $4,000,000 to $2,000,000
o the note payable may not be prepaid, in whole or in part, at any time prior to December 1, 2000

The other terms of the note payable were unchanged.

For further information about this loan, see Note 7 of the Notes to Consolidated Financial Statements.

Facility Leases

            As of December 31, 1998, Hybridon has future operating lease commitments of approximately $7.7 million through 2007 for its existing leases.

Net Operating Loss Carryforwards

            As of December 31, 1998, Hybridon had approximately $220.0 million and $3.9 million of net operating loss and tax credit carryforwards, respectively. The Tax Reform Act of 1986 (the "Tax Act") contains certain provisions that may limit Hybridon's ability to utilize net operating loss and tax credit carryforwards in any given year if certain events occur, including cumulative changes in ownership interests in excess of 50% over a three-year period. Hybridon has completed several financings since the effective date of the Tax Act, which, as of December 31, 1998, have resulted in ownership changes in excess of 50%, as defined under the Tax Act and which will limit Hybridon's ability to utilize its net operating loss carryforwards.

            Since inception, Hybridon has incurred significant losses which it has funded through the issuance of equity securities, debt issuances, sales by HSP, and through research and development collaborations and licensing arrangements.

HISTORY OF OPERATING LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY

            Since inception, Hybridon has incurred significant losses, which it has funded through the issuance of equity securities, debt issuances, sales by HSP, and through research and development collaborations and licensing arrangements.

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

            Hybridon's ability to continue operations in 1999 depends on its success in obtaining new funds in the immediate future. Hybridon is currently seeking debt or equity financing in an amount sufficient to support its operations through the end of 1999, and in connection therewith, is in negotiations with several parties to obtain such financing. However, there can be no assurance that Hybridon will obtain any funds or as to the timing thereof. The Company's existing cash resources and proceeds of accounts receivable from HSP customers are expected to be sufficient to fund the Company's operations into July 1999. The Company's management expects such receivables to be collected no later than July 1999, given such customers' payment histories, although there can be no assurance thereof. If the Company is unable to obtain substantial additional new funding by the end of July, 1999, Hybridon may be required to further curtail significantly one or more of its core drug development programs, obtain funds through arrangements with collaborative partners or others that may require it to relinquish rights to certain of its technologies, product candidates or products which it would otherwise pursue on its own or terminate operations or seek relief under applicable bankruptcy laws.

            Even if Hybridon obtains sufficient cash to fund its operations in 1999, it will be required to raise substantial additional funds through external sources, including through collaborative relationships and public or private financing, to support its operations beyond 1999. Except for research and development funding from Searle under its collaborative agreement with Searle (which is subject to early termination in certain circumstances), Hybridon has no committed external sources of capital, and, as discussed above, expects no product revenues for several years from sales of the therapeutic products that it is developing (as opposed to sales of DNA products and reagents manufactured and sold by HSP).

            No assurance can be given that additional funds will be available to fund operations for the balance of 1999 or in future years, or, if available, that such funds will be available on acceptable terms. If additional funds are raised by issuing equity securities, further dilution to then existing stockholders will result. Additionally, the terms of any such additional financing may adversely affect the holdings or rights of then existing stockholders.

            Hybridon's future capital  requirements will depend on many factors, including continued scientific progress in its research, drug discovery and development programs, the magnitude of these programs, progress with preclinical and clinical trials, sales of DNA products and reagents to third parties by HSP and the margins on such sales, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patent claims, competing technological and market developments, Hybridon's ability to establish and maintain collaborative academic and commercial research, development and marketing relationships, its ability to obtain third-party financing for leasehold improvements and other capital expenditures and the costs of manufacturing scale-up and commercialization activities and arrangements.

YEAR 2000; CONTINGENCY PLANS

            As has been widely publicized, many computer systems and microprocessors are not programmed to accommodate dates beyond the year 1999. Hybridon's exposure to this year 2000 ("Y2K") problem comes not only from its own internal computer systems and microprocessors, but also from the systems and microprocessors of its key suppliers, including utility companies and payroll services.

            Hybridon believes that all of its internal systems will be Y2K compliant by the end of the third quarter of 1999. Hybridon is currently evaluating all of its internal computer systems and microprocessors in light of the Y2K problem. As part of this process, Hybridon has conducted an inventory of its automated instruments and other computerized equipment and is contacting applicable vendors for information regarding Y2K compliance. Hybridon will then upgrade or otherwise modify its internal computer systems and microprocessors, to the extent necessary. Testing of all its internal computer systems and microprocessors was completed in the first quarter of 1999. Hybridon does not expect the cost of bringing all Hybridon's systems and microprocessors into Y2K compliance will be material. Approximately 50% of Hybridon's systems either have been found compliant or have already been brought into compliance.

            Hybridon's Y2K compliance efforts are in addition to other planned information technology ("IT") projects. While these efforts have caused and may continue to cause delays in other IT projects, Hybridon does not expect that any of these delays will have a significant effect on Hybridon's business or that any of Hybridon's other IT projects will be canceled or postponed to pay for the Y2K upgrades.

            With regard to potential supplier Y2K problems, Hybridon has compiled a list of its critical suppliers, and has sent and received back a Y2K questionnaire from each of them in order to permit Hybridon to ascertain the Y2K compliance status of each. Hybridon has not yet uncovered any key supplier Y2K problems that could have a material effect on its business. If through continued monitoring of these suppliers Hybridon becomes aware of any such problems and is not satisfied that those problems are being adequately addressed, it will take appropriate steps to find alternative suppliers.

            It has been acknowledged by governmental authorities that Y2K problems have the potential to disrupt global economies, that no business is immune from the potentially far-reaching effects of Y2K problems, and that it is difficult to predict with certainty what will happen after December 31, 1999. Consequently, it is possible that Y2K problems will have a material effect on Hybridon's business even if Hybridon takes all appropriate measures to ensure that it and its key suppliers are Y2K compliant.

            It is possible that the conclusions reached by Hybridon from its analysis to date will change, which could cause Hybridon's Y2K cost estimates and target completion dates to change.


                        DIRECTORS AND EXECUTIVE OFFICERS
                                   OF HYBRIDON

EXECUTIVE OFFICERS AND DIRECTORS

            The following table sets forth certain information regarding the executive officers and directors of Hybridon as of June 1, 1999.


Name                                                          Age       Position
----                                                          ---       --------

E. Andrews Grinstead, III...................................  53        Chairman of Board of Directors (Class III),  President and
                                                                        Chief Executive Officer
Sudhir Agrawal, D. Phil.....................................  45        Senior  Vice  President  of  Discovery,  Chief  Scientific
                                                                        Officer, and Director (Class III)
Nasser Menhall..............................................  42        Director (Class I)
Arthur W. Berry.............................................  56        Director (Class I)
Harold L. Purkey............................................  54        Director (Class I)
James B. Wyngaarden, M.D....................................  73        Director (Class II)
Paul C. Zamecnik, M.D.......................................  85        Director (Class II)
Camille Chebeir.............................................  60        Director (Class II)
Youssef El-Zein.............................................  49        Director (Class III)
H.F. (Jake) Powell..........................................  66        Director (Class III)


            E. Andrews Grinstead, III joined Hybridon in June 1991 and was appointed Chairman of the Board and Chief Executive Officer in August 1991 and President in January 1993. He has served on the Board of Directors since June 1991. Prior to joining Hybridon, Mr. Grinstead served as Managing Director and Group Head of the life sciences group at Paine Webber, Incorporated, an investment banking firm, from 1987 to October 1990; Managing Director and Group Head of the life sciences group at Drexel Burnham Lambert, Inc., an investment banking firm, from 1986 to 1987; and Vice President at Kidder, Peabody & Co. Incorporated, an investment banking firm, from 1984 to 1986, where he developed the life sciences corporate finance specialty group. Mr. Grinstead served in a variety of operational and executive positions with Eli Lilly and Company, an international pharmaceutical company, from 1976 to 1984, most recently as General Manager of Venezuelan Pharmaceutical, Animal Health and Agricultural Chemical Operations and at Eli Lilly Corporate Staff as Administrator, Strategic Planning and Acquisitions. Since 1991, Mr. Grinstead has served as a director of Pharmos Corporation, a development stage company engaged in the development of novel pharmaceutical compounds and drug delivery systems. Mr. Grinstead also serves as a director of Meridian Medical Technologies, Inc., a pharmaceutical and medical device company. Mr. Grinstead was appointed to The President's Council of the National Academy of Sciences and the Institute of Medicine in January 1992 and the Board of the Massachusetts Biotech Council in 1997. Since 1994, Mr. Grinstead has served as a member of the Board of Trustees of the Albert B. Sabin Vaccine Foundation, a charitable foundation dedicated to disease prevention. Mr. Grinstead received an A.B. from Harvard College in 1967, a J.D. from the University of Virginia School of Law in 1974 and an M.B.A. from the Harvard Graduate School of Business Administration in 1976.

            Sudhir Agrawal joined Hybridon in February 1990 and served as Principal Research Scientist from February 1990 to January 1993 and as Vice
President of Discovery from December 1991 to January 1993 prior to being appointed Chief Scientific Officer in January 1993 and Senior Vice President of Discovery in March 1994. He has served on the Board of Directors since March 1993. Prior to joining Hybridon, Dr. Agrawal served as a Foundation Scholar at the Worcester Foundation from 1987 through 1991. Dr. Agrawal served as a Research Associate at Research Council Laboratory of Molecular Biology in Cambridge, England, from 1985 to 1986, studying synthetic oligonucleotides. Dr. Agrawal received a B.Sc. in chemistry, botany and zoology in 1973, an M.Sc. in organic chemistry in 1975 and a D. Phil. in chemistry in 1980 from Allahabad University in India.

            Nasser Menhall was appointed member of the Board of Directors of Hybridon in 1992. He has been a member of the Board of Directors and Chief Executive Officer of the WorldCare Group, a teleradiology company, since 1993; President of Pillar Limited, a private investment and management consulting firm, since 1990; and President of Biomedical Associates, a private investment firm, since 1990.

            Arthur W. Berry was appointed member of the Board of Directors of Hybridon in 1998. He has been Chairman and Managing Partner of Pecks Management Partners, since 1990, and was Vice President and Co-

Manager of the Alliance Convertible Securities Group and President of the Alliance Convertible Fund from 1985 to 1990. Prior to joining Alliance, he was Vice President and Head of Special Funds Section and Manager of the Harris Convertible Fund at Harris Bank and Senior Portfolio Manager in the bank's Individual Investment Management Group. He is also a member of the Board of Directors of Intellicorp, Inc.

            Harold L. Purkey was appointed member of the Board of Directors of Hybridon in 1998. He is President of Forum Capital Markets LLC, and was previously Senior Managing Director of Convertible Securities at Smith Barney Shearson from 1990 to 1994, and Senior Executive Vice President of Drexel Burnham Lambert from 1982 to 1989. He is also a member of the Board of Directors of Richardson Electronics.

            James B. Wyngaarden was appointed member of the Board of Directors of Hybridon in 1990; he has been Vice Chairman of the Board of Directors of Hybridon since February 1997. He was Foreign Secretary of the National Academy of Sciences and the Institute of Medicine of the National Academy of Sciences from 1990 to 1994; Council member of the Human Genome Organization from 1990 to 1993 and Director from 1990 to 1991; and Director of the National Institutes of Health from 1982 to 1989. He is a member of the Board of Directors of Human Genome Sciences, Inc. and Magainin Pharmaceuticals, Inc.

            Paul C. Zamecnik was appointed member of the Board of Directors of Hybridon in 1990. He was Principal Scientist at the Worcester Foundation for Biomedical Research, Inc. from 1979 to 1996, and has been Collis P. Huntington Professor of Oncologic Medicine Emeritus at the Harvard Medical School since 1979. He is also currently Senior Scientist and Honorary Physician at Massachusetts General Hospital in Boston.

            Youssef El-Zein was appointed member of the Board of Directors of Hybridon in 1992, and has been Vice Chairman of the Board of Directors of Hybridon since February 1997. He has been Executive Officer of Pillar S.A., a private investment and management consulting firm, since 1991; Chairman of the WorldCare Group since 1993; and member of the Board of Directors of Pillar Investment Limited ("Pillar Investment"), a private investment and management consulting firm, since 1991.

            Camille  Chebeir was  appointed  member of the Board of Directors of
Hybridon in 1999. Since 1995, he has been President of Sedco Services, Inc., which manages the worldwide investments of a prominent Saudi Arabian family. In that capacity, he serves on the boards of various entities in which Sedco Services, Inc. has invested. Since 1995, he has served as Managing Director of MetroWest, a Florida real estate development company. Mr. Chebeir was previously with National Commercial Bank, and served from 1989 to 1992 as Executive Vice President of its New York branch, and from 1983 to 1989 as Vice President--Operations. Mr. Chebeir is a former President of the Arab Bankers Association of North America.

            Jake Powell was appointed member of the Board of Directors of Hybridon in 1999. From 1982 to 1996, he was with Nabisco, Inc., serving from 1994 to 1996 as Executive Vice President and Chief Financial Officer, and from 1989 to 1994 as President of Nabisco International. He served as Senior Vice President and Chief Financial Officer of Standard Brands, Inc. from 1980 to 1981 and held various executive offices with Standard Brands affiliates from 1974 to 1980.

            Hybridon's Restated Certificate of Incorporate provides for a staggered Board of Directors consisting of three classes, with each class being as nearly equal in number as possible. At each annual meeting of Hybridon's stockholders, the term of one class expires and the successors of the directors in that class are elected for a term of three years. Hybridon has designated three Class I directors, three Class II directors, and four Class III directors; they are identified in the above table. They are to serve until the annual meeting of stockholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. The Restated Certificate of Incorporate provides that directors may be removed only for cause by a majority of stockholders.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

            The following table sets forth the compensation for the fiscal years ended December 31, 1998 ("fiscal 1998"), December 31, 1997 and December 31, 1996 for the persons, the Company's Chief Executive Officer and Chief Scientific Officer, who were serving as Executive Officers at December 31, 1998 and whose total annual salary and bonus exceeded $100,000 in fiscal 1998 (the Chief Executive Officer and Chief Scientific Officer are hereinafter referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                                       LONG-TERM
                                                                                                                     COMPENSATION
                                                                               ANNUAL COMPENSATION                      AWARDS
                                                                               -------------------                   ------------

                                                                                        OTHER
                                                                                        ANNUAL        SECURITIES
                                                                                        COMPEN-       UNDERLYING      ALL OTHER
              NAME AND PRINCIPAL POSITION                    SALARY        BONUS        SATION          OPTIONS      COMPENSATION
              ---------------------------                    ------        -----        ------          -------      ------------

E. Andrews Grinstead, III..........................1998      $375,000        0         $ 93,750(1)     500,000      $ 53,861(2)
   Chairman of the Board,                          1997      $375,000        0         $ 93,750(1)      66,806      $ 53,784(2)
   President and Chief Executive                   1996      $375,000     $225,000     $ 93,750(1)      50,000      $ 48,163(2)
   Officer

Sudhir Agrawal, D. Phil............................1998      $250,000        0         $ 50,000(1)     500,000      $ 22,115(2)
   Senior Vice President of                        1997      $250,000        0         $ 50,000(1)      32,263      $ 13,462(2)
   Discovery, Chief Scientific                     1996      $250,000     $100,000      $ 4,277(1)      25,000      $ 24,399(2)
   Officer and Director

----------------
(1) Other annual compensation paid, or to be paid, by the Company to, or for the benefit of, the Named Executive Officer is as follows:

E. Andrews Grinstead, III                                            1998                1997             1996
-------------------------                                            ----                ----             ----

Paid in lieu of employee benefits............................       $79,903            $34,902           $76,017

Purchase of life insurance and other
payments to third parties....................................        13,487             58,848            17,733
                                                                    -------            -------           -------

Total........................................................       $93,750            $93,750           $93,750
                                                                    =======            =======           =======


Sudhir Agrawal, D. Phil.                                              1998               1997              1996
------------------------                                              ----               ----              ----

Paid in lieu of employee benefits............................       $39,337            $38,132              $ 0

Purchase of life insurance and other payments to
third parties................................................        10,663             11,868            4,277
                                                                    -------            -------           ------

Total........................................................       $50,000            $50,000           $4,277
                                                                    =======            =======           ======

(2) All other compensation paid, or to be paid, by the Company to, or for the benefit of, the Named Executive Officers is as follows:


E. Andrews Grinstead, III                                        1998            1997             1996
-------------------------                                        ----            ----             ----

Surrender of unused vacation days...........................    $37,861         $37,300          $32,163
Additional payments.........................................     16,000          16,484           16,000
                                                                -------         -------          -------

Total.......................................................    $53,861         $53,784          $48,163
                                                                =======         =======          =======


Sudhir Agrawal, D. Phil.                                         1998            1997             1996
------------------------                                         ----            ----             ----

Surrender of unused vacation days...........................    $22,115         $13,462          $24,399
                                                                 ------        --------          ------

Total.......................................................   $ 22,115        $ 13,462         $ 24,399
                                                               ========        ========         ========


Option Grants Table

            The following table sets forth certain information concerning grants of stock options made during fiscal 1998 to each of the Named Executive
Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
                                -----------------


                                                                                                             POTENTIAL REALIZABLE
                                                           PERCENTAGE                                          VALUE AT ASSUMED
                                         NUMBER OF          OF TOTAL                                        ANNUAL RATES OF STOCK
                                         SECURITIES         OPTIONS                                         PRICE APPRECIATION FOR
                                         UNDERLYING         GRANTED TO      EXERCISE                           OPTIONS TERM(2)
                                         OPTIONS          EMPLOYEES IN       PRICE        EXPIRATION     ------------------------
                                         GRANTED           FISCAL YEAR     PER SHARE         DATE(1)        5%             10%
                                         ----------       ------------     ---------       ---------     --------      ----------

E. Andrews Grinstead, III...........     500,000 (3)          21.4%          $2.00          7/21/08      $323,407      $1,107,416

Sudhir Agrawal, D.Phil..............     500,000 (3)          21.4%          $2.00          7/21/08      $323,407      $1,107,416

---------------

(1) The expiration date of an option is the tenth anniversary of the date on which the option was originally granted.

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised. As of April 16, 1999, the last sale price of Common Stock of the Company was lower than the exercise price of the options reflected in this table.

(3) These stock options are currently exercisable with respect to 350,000 of the shares covered thereby and will become exercisable with respect to the remaining shares covered thereby in equal quarterly installments in arrears commencing on July 21, 1999.

Aggregated Option Exercises and Year-End Option Table

            The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1998:


                       AGGREGATED OPTION EXERCISES IN LAST
                         FISCAL YEAR AND FISCAL YEAR-END
                                  OPTION VALUES

                                                               NUMBER OF                        VALUE OF
                                                                SHARES                         UNEXERCISED
                                                              UNDERLYING                      IN THE MONEY
                                                               OPTIONS AT                    OPTIONS AT FISCAL
                                                            FISCAL YEAR-END                    YEAR-END(1)
                                                            ---------------                    -----------

                                                              EXERCISABLE/                     EXERCISABLE/
                                                             UNEXERCISABLE                    UNEXERCISABLE
                                                             -------------                    -------------

E. Andrews Grinstead, III................................   461,235 / 302,084                    $ -- / --

Sudhir Agrawal...........................................   340,903 / 277,360                  $3,750 / --

---------------------

(1) The closing price for the Common Stock as reported by The Nasdaq OTC Bulletin Board on December 31, 1998 (the last day of trading in 1998) was $1.625. Value is calculated on the basis of the difference between the option exercise price and $1.625, multiplied by the number of shares of Common Stock underlying the option.

DIRECTOR COMPENSATION

            Each non-employee director is paid $1,500 for personal or telephonic attendance at a Board of Directors or committee meeting. Other directors are not entitled to compensation in their capacities as directors. All of the directors are reimbursed for their expenses incurred in connection with their attendance at Board of Director and committee meetings. In addition, Dr. Zamecnik received compensation in the amount of $83,995 in 1998 in connection with the provision of certain consulting services to the Company. Of this amount, Dr. Zamecnik received 25,000 shares of Common Stock and warrants to purchase 6,250 shares of Common Stock in lieu of $50,000 in cash. The remaining $33,995 was paid in cash. The Company also is a party to consulting, advisory and other arrangements with various directors and their affiliates. For a description of the foregoing arrangements with the Company and certain other transactions between the Company and affiliates of certain directors, see "Certain Transactions."

            In October 1995, the Company adopted the 1995 Director Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, options to purchase 1,000 shares of Common Stock were granted to each director of the Company, other than Mr. Grinstead and Dr. Agrawal, (a) as of January 24, 1996 at an exercise price of $65.625 per share, (b) as of May 1, 1997, at an exercise price of $27.50 per share, (c) as of May 1, 1998 at an exercise price of $2.375 per share, and (d) as of May 1, 1999 at an exercise price of $1.22 per share. The Director Plan also provides that options to purchase 5,000 shares of Common Stock will be granted to each new director upon his or her initial election to the Board of Directors. However, because of the one-for-five reverse stock split described below, options to purchase 1,000 shares of Common Stock were granted to Messrs. Chebeir and Powell upon their appointment to the Board of Directors in 1999. In addition, on June 8, 1999, the Company's stockholders approved a one-time grant of options to purchase 8,000 shares of the Company's Common Stock at an exercise price of $0.47 per share to each director other than Mr. Grinstead and Dr. Agrawal. Annual options to purchase 5,000 shares of Common Stock will be granted to each eligible director on May 1 of each year. All options will vest on the first anniversary of the date of grant (or, in the case of options granted automatically each year, on April 30 of the year following the date of the grant); provided, that the exercisability of these options will be accelerated upon the occurrence of a change in control

(as defined in the Director Plan). A total of 400,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the date of grant. As of June 15, 1999, options to purchase an aggregate of 93,000 shares of Common Stock were outstanding under the Director Plan. All share information set forth in the Proxy Statement has been adjusted to take into account the one-for-five reverse stock split of the Company's Common Stock effected in December 1997.

            Non-employee directors also have received options to purchase Common Stock of the Company under the Company's 1997 Stock Incentive Plan (the "1997 Plan") and the Company's 1995 Stock Option Plan (the "1995 Plan"). In particular, in 1998, the Board of Directors voted to grant an option to purchase 50,000 shares of Common Stock at $2.00 per share to Dr. Wyngaarden and Mr. El-Zein, in recognition of their services as Vice Chairmen of the Board of Directors during the previous twelve months. Mr. El-Zein declined this grant. In addition, in 1998, the Board of Directors voted to grant 50,000 shares of Common Stock of the Company to Dr. Zamecnik in recognition of his outstanding contributions to the Company.

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT  AND  CHANGE  IN  CONTROL
ARRANGEMENTS

            The Company is party to an employment agreement with Mr. Grinstead for the period commencing July 1, 1996 and ending June 30, 2001. Under this agreement, Mr. Grinstead is currently entitled to receive an annual base salary of $375,000. Mr. Grinstead also is eligible to receive (i) a cash bonus each year related to the attainment of management objectives specified by the Board of Directors and (ii) additional payments of $16,000 in 1996, 1997 and 1998. In the event Mr. Grinstead's employment is terminated by the Company without cause (as defined) or by him for good cause (as defined), the Company will pay Mr. Grinstead during the 24-month period following his termination a monthly amount equal to one-twelfth of the sum of Mr. Grinstead's annual base salary as of the date of termination and the average bonus paid to him during the three years preceding his termination (the "Average Bonus Amount"). The Company also will continue Mr. Grinstead's benefits for such period, subject to earlier termination under certain circumstances. If his employment is terminated by the Company for failure to perform his assigned duties, he will continue to receive his annual base salary and benefits during the six-month period following such termination. Notwithstanding the foregoing, in the event that Mr. Grinstead's employment is terminated for any of the above reasons within 12 months following a Change in Control (as defined) of the Company, Mr. Grinstead will be entitled to receive, in lieu of the payments described above, a lump sum payment equal to 300% of the sum of his annual base salary and his Average Bonus Amount.

            In accordance with the terms of Mr. Grinstead's previous employment agreement, the Company loaned $190,000 to Mr. Grinstead in December 1992 pursuant to the terms of a promissory note bearing simple interest at a rate of 6% per year, which originally provided for the payment of principal and all accrued interest on the earlier of December 23, 1995 or the expiration or termination of Mr. Grinstead's employment by the Company, but is currently payable on demand. Such loan remained outstanding as of December 31, 1998, at which date the total unpaid balance of principal and interest was $258,650.

            The Company is party to an employment agreement with Dr. Agrawal for the period commencing July 1, 1996 and ending June 30, 2000. Under this agreement, Dr. Agrawal serves as Senior Vice President of Discovery and Chief Scientific Officer of the Company and is currently entitled to receive an annual base salary of $250,000. Dr. Agrawal is eligible to receive a cash bonus each year related to the attainment of management objectives specified by the Chief Executive Officer and the Board of Directors. In the event Dr. Agrawal's employment is terminated by the Company without cause (as defined) or by him for good cause (as defined), the Company will pay Dr. Agrawal during the 24-month period following his termination a monthly amount equal to one-twelfth of the sum of Dr. Agrawal's annual base salary as of the date of termination and the average bonus paid to him during the three years preceding his termination (the "Average Bonus Amount"). The Company will also continue Dr. Agrawal's benefits for such period, subject to earlier termination under certain circumstances. If his employment is terminated by the Company for failure to perform his assigned duties, he will continue to receive his annual base salary and benefits during the six-month period following such termination. Notwithstanding the foregoing, in the event that Dr. Agrawal's employment is terminated for any of the above reasons within 12 months following a Change in Control (as defined) of the Company, Dr.

Agrawal will be entitled to receive, in lieu of the payments described above, a lump sum payment equal to 300% of the sum of his annual base salary and his Average Bonus Amount.

            The employment agreements entered into between the Company and each of Mr. Grinstead and Dr. Agrawal also provide that all stock options held by any of the Named Executive Officers (including existing options and options to be granted in the future) shall include terms providing (i) that in the event that such Named Executive Officer's employment is terminated by the Company without cause or by him for good cause the exercisability of such stock options will be accelerated by two years and such stock options will be exercisable for a two-year period following termination and (ii) that in the event of certain changes in control of the Company, its liquidation or the sale of all or substantially all of its assets, all such stock options not then exercisable will vest and become immediately exercisable. The Company is also a party to registration rights agreements with Mr. Grinstead that provide that in the event the Company proposes to register any of its securities under the Securities Act, at any time, with certain exceptions, Mr. Grinstead shall be entitled to include the shares of Common Stock held by him in such registration, subject to the right of the managing underwriter of any underwritten offering to exclude from such registration for marketing reasons some or all of such shares. The Company also is a party to indemnification agreements with Mr. Grinstead pursuant to which the Company has agreed to indemnify him for certain liabilities, including liabilities arising under the Securities Act.

            Stock options to purchase an aggregate of 207,513 shares of Common Stock granted to the Named Executive Officers pursuant to the 1990 Plan provide that, upon a change in control (as defined in the 1990 Plan), all options granted thereunder will become fully exercisable. In addition, pursuant to the terms of the employment agreements entered into between the Company and each of the Named Executive Officers described above (i) in April 1997, stock options to purchase an aggregate of 156,069 shares of Common Stock granted to the Named Executive Officers under the Company's 1995 Plan were amended to provide that such options will become fully exercisable upon a change in control of the Company, and (ii) all stock options granted to the Named Executive Officers after March 1, 1997 will provide that such options will become fully exercisable upon a change of control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            On June 16, 1998 the Board of Directors re-established a Compensation Committee consisting of Messrs. Berry and El-Zein and Dr. Wyngaarden. None of the directors or executive officers of the Company had any "interlock" relationships to report during the Company's fiscal year ended December 31, 1998.

            Since January 1, 1998, the Company has entered into or is engaged in certain ongoing transactions with (i) Pillar S.A., Pillar Investment, Pillar Limited and Charles River Building Limited Partnership, entities of which Messrs. El-Zein and Menhall are affiliates; (ii) entities advised by Pecks, an entity of which Mr. Berry is a principal; (iii) Forum, an entity of which Mr. Purkey is an affiliate; and (iv) each of Drs. Wyngaarden and Zamecnik and Mr. Powell. See "Certain Transactions."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information as of June 15, 1999 with respect to the beneficial ownership of shares of Common Stock by each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, assuming conversion of all convertible debt or preferred stock and exercise of all warrants and stock options by such person and only by such person.


                                                                       Amount and Nature
                                                                   of Beneficial Ownership(1)
Name and Address of                                             Number of          Percent of
Beneficial Owner                                                 Shares              Class
----------------                                                ---------          ----------

5% STOCKHOLDERS

Pecks Management Partners Ltd..............................   8,441,556(2)            34.87%
One Rockefeller Plaza
New York, New York  10022

Forum Capital Markets LLC..................................   4,923,415(3)            24.75%
53 Forest Ave.
Old Greenwich, CT  06870

General Motors Employees...................................   3,744,926(4)            19.19%
Domestic Group Trust
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020

Guardian Life Insurance....................................   3,171,698(5)            16.75%
Company of America
201 Park Avenue South, 7A
New York, New York  10003

Intercity Holdings Ltd.....................................   2,216,666(6)            13.73%
c/o Cuson Milner House
18 Parliament Street
Hamilton, Bermuda

Abdelah Bin Mahfouz........................................   2,216,666(7)            13.73%
c/o SEDCO
P.O. Box 4384
Jeddah 21491
Saudi Arabia

Delaware State Employees...................................   2,493,698(8)            13.66%
Retirement Fund
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020



                                       42



Youssef El-Zein............................................   1,748,722(9)            10.25%
28 Avenue de Messine
75008 Paris, France

Nasser Menhall.............................................   1,726,734(10)           10.14%
28 Avenue de Messine
75008 Paris, France

Pillar Investment Limited..................................   1,617,373(11)            9.56%
28 Avenue de Messine
75008 Paris, France

Yahia M. A. Bin Laden......................................   1,373,977(12)            8.59%
2 rue Charles Bonnet
1206 Geneva, Switzerland

Nicris Limited.............................................   1,360,644(13)            8.50%
c/o Magnin Dunand & Associes
2 rue Charles Bonnet
1206 Geneva, Switzerland

Lincoln National Life Insurance Co.........................   1,246,917(14)            7.33%
c/o Lynch & Mayer
520 Madison Avenue
New York, New York  10022

Faisal Finance Switzerland SA..............................   1,043,112(15)            6.52%
84 Ave Louis Casi
1216 Geneva, Switzerland

Finova Technology Finance Inc. ............................     896,875 (16)           5.60%
10 Waterside Drive
Farmington, CT  06032

Declaration of Trust for the...............................     870,100(17)            5.23%
Defined Benefit Plan of ICI
American Holdings, Inc.
c/o Pecks Management Partners Ltd.
One Rockfeller Plaza
New York, New York  10022

---------------------

(1) The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after June 15, 1999 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes 255,381 shares of Series A Convertible Preferred Stock owned by six investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Three of these clients are Delaware State Employees Retirement Fund, General Motors Employees Domestic Group Trust and Declaration of Trust for the Defined Benefit Plan of ICI American Holdings, Inc. These shares of Series A Convertible Preferred Stock are convertible into 6,008,965 shares of Common Stock of the Company. This amount also includes 762,419 shares issuable upon the exercise of Class A warrants and 420,172 shares issuable upon the exercise of Class D warrants held in the aggregate by the foregoing entities. This number also includes 1,250,000 shares issuable upon conversion of a portion of the $6,000,000 bank loan to the Company owned by certain of the foregoing entities.

(3)   Includes (a) 328,677  shares  issuable  upon exercise of Class B warrants,
      (b) 280,517 shares issuable upon the exercise of Class C warrants, (c) 408,112 shares issuable upon exercise of Class A warrants, (d) 761,568 shares issuable upon exercise of other warrants, (e) 1,250,000 shares issuable upon conversion of Forum's portion of the $6,000,000 bank loan to the Company, and (f) 1,098,282 shares issuable upon conversion of 46,677 shares of Series A Convertible Preferred Stock owned by Forum.

(4) Includes 114,177 shares of Series A Convertible Preferred Stock which are convertible into 2,686,518 shares of Common Stock of the Company. This amount also includes 492,783 shares issuable upon the exercise of Class A warrants and 565,625 shares issuable upon conversion of a portion of the $6,000,000 bank loan to the Company owned by this entity.

(5) Includes 109,067 shares of Series A Convertible Preferred Stock which are convertible into 2,566,282 shares of Common Stock of the Company. This amount also includes 353,316 shares issuable upon the exercise of Class A warrants and 252,100 shares issuable upon the exercise of Class D warrants.

(6) Includes 375,000 shares issuable upon the exercise of Class B warrants held by Intercity Holdings Ltd.

(7) Includes 1,841,666 shares held by Intercity Holdings Ltd. and 375,000 shares issuable upon exercise of Class B warrants held by Intercity Holdings. Mr. Mahfouz, a controlling stockholder of Intercity Holdings Ltd., may be considered a beneficial owner of the shares beneficially owned by such entity.

(8) Includes 73,536 shares of Series A Convertible Preferred Stock which are convertible into 1,730,259 shares of Common Stock of the Company. This amount also includes 137,918 shares issuable upon the exercise of Class A warrants, 270,271 shares issuable upon the exercise of Class D warrants and 355,250 shares issuable upon conversion of portion of the $6,000,000 bank loan to the Company owned by this entity.

(9) Includes (a) 82,183 shares issuable upon the exercise of warrants held by Mr. El-Zein, (b) 366 shares issuable upon the exercise of warrants held by Pillar Associated, (c) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A., (d) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A.R.L., (e) 37,500 shares issuable upon the exercise of Class C warrants held by Pillar Investment Limited, (f) 473,598 issuable upon the exercise of advisory warrants held by Pillar Investment Limited, (g) 638,032 shares issuable upon the exercise of placement warrants held by Pillar Investment Limited, (h) 5,243 shares issuable upon the exercise of other warrants held by Pillar Investment Limited, (i) 462,800 shares held by Pillar Investment Limited, and (j) 9,000 shares issuable upon the exercise of stock options held by Mr.
      El-Zein. Mr. El-Zein, an affiliate of Pillar Associated, Pillar S.A., Pillar S.A.R.L. and Pillar Investment Limited, may be considered a beneficial owner of the shares beneficially owned by such entities.

(10) Includes (a) 60,195 shares issuable upon the exercise of warrants held by Mr. Menhall, (b) 366 shares issuable upon the exercise of warrants held by Pillar Associated, (c) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A., (d) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A.R.L., (e) 37,500 shares issuable upon the exercise of Class C warrants held by Pillar Investment Limited, (f) 473,598 issuable upon the exercise of advisory warrants held by Pillar Investment Limited, (g) 638,032 shares issuable upon the exercise of placement warrants held by Pillar Investment Limited, (h) 5,243 shares issuable upon the exercise of other warrants held by Pillar Investment Limited, (i) 462,800 shares held by Pillar Investment Limited, and (j) 9,000 shares issuable upon the exercise of stock options held by Mr.
      Menhall. Mr. Menhall, an affiliate of Pillar Associated, Pillar S.A., Pillar S.A.R.L. and Pillar Investment Limited, may be considered a beneficial owner of the shares beneficially owned by such entities.

(11) Includes (a) 37,500 shares issuable upon the exercise of Class C warrants held by Pillar Investment Limited, (c) 473,598 issuable upon the exercise of advisory warrants held by Pillar Investment Limited,

      (c) 638,032 shares issuable upon the exercise of placement warrants held by Pillar Investment Limited, and (d) 5,243 shares issuable upon the exercise of other warrants held by Pillar Investment Limited.

(12) Includes 1,125,880 shares held by Nicris Limited and 234,764 shares issuable upon the exercise of Class B warrants held by Nicris Limited. Mr. Bin Laden, a controlling stockholder of Nicris, may be considered a beneficial owner of the shares beneficially owned by such entity.

(13) Includes 234,764 shares issuable upon the exercise of Class B warrants held by Nicris Limited.

(14) Includes 42,878 shares of Series A Convertible Preferred Stock which are convertible into 1,008,894 shares of Common Stock of the Company. This amount also includes 238,023 shares issuable upon the exercise of Class A warrants.

(15) Includes 233,026 shares issuable upon the exercise of Class B warrants held by Faisal Finance Switzerland SA.

(16) Includes 259,375 shares issuable upon the exercise of Class C warrants held by Finova Technology Finance Inc.

(17) Includes 26,549 shares of Series A Convertible Preferred Stock which are convertible into 624,682 shares of Common Stock of the Company. This amount also includes 42,153 shares issuable upon the exercise of Class A warrants, 74,265 shares issuable upon the exercise of Class D warrants and 129,000 shares issuable upon conversion of a portion of the $6,000,000 bank loan to the Company owned by this entity.


            The following table sets forth certain information as of June 15, 1999 with respect to the beneficial ownership of shares of Common Stock and Series A Convertible Preferred Stock by (i) the directors of the Company and
(ii) the Chief Executive Officer and other Named Executive Officers, and (iii) the directors and executive officers of the Company as a group, assuming conversion of all convertible debt or preferred stock and exercise of all warrants and stock options by such person and only by such person.

                                                                                                          Series A
                                                                Common Stock                     Convertible Preferred Stock
                                                                ------------                     ---------------------------
                                                   Amount and Nature of    Percent of      Amount and Nature of      Percent of
Name of Beneficial Owner                           Beneficial Ownership      Class         Beneficial Ownership         Class
DIRECTORS
Arthur W. Berry.................................        8,442,556(2)        34.87%             255,381(3)              38.57%
Harold W. Purkey................................        4,924,415(4)        24.75%              46,677(5)               7.05%
Youssef El-Zein.................................        1,748,722(6)        10.25%                   0                    0
Nasser Menhall..................................        1,726,734(7)        10.14%                   0                    0
E. Andrews Grinstead, III ......................          678,176(8)         4.14%                   0                    0
Sudhir Agrawal..................................          519,116(9)         3.19%                   0                    0
Paul Z. Zamecnik................................          343,180(10)        2.17%                   0                    0
James B. Wyngaarden.............................           85,850(11)           *                    0                    0
Camille A. Chebeir..............................           25,000               *                    0                    0
H.F. Powell.....................................           18,750(12)           *                    0                    0
All directors and executive officers as a group
(10 persons)....................................       16,855,760(13)       54.36%             302,058                45.62%

-------------------

*     Less than 1%.

(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after June 15, 1999 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes 255,381 shares of Series A Convertible Preferred Stock owned by six investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Three of these clients are Delaware State Employees Retirement Fund, General Motors Employees Domestic Group Trust and Declaration of Trust for the Defined Benefit Plan of ICI American Holdings, Inc. These shares of Series A Convertible Preferred Stock are convertible into 6,008,965 shares of Common Stock of the Company. This amount also includes 762,415 shares issuable upon the exercise of Class A warrants and 420,172 shares issuable upon the exercise of Class D warrants held in the aggregate by the foregoing entities. This number also includes 1,250,000 shares issuable upon conversion of a portion of the $6,000,000 bank loan to the Company owned by certain of the foregoing entities. Mr. Berry, a principal of Pecks, may be considered a beneficial owner of the shares owned by such entities. Mr. Berry disclaims beneficial ownership of these shares.

(3) Includes 255,381 shares of Series A Convertible Preferred Stock owned by six investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Three of these clients are Delaware State Employees Retirement Fund, General Motors Employees Domestic Group Trust and Declaration of Trust for the Defined Benefit Plan of ICI American Holdings, Inc. These shares of Series A Convertible Preferred Stock are convertible into 6,008,965 shares of Common Stock of the Company. This amount also includes 762,419 shares issuable upon the exercise of Class A warrants and 420,172 shares issuable upon the exercise of Class D warrants held in the aggregate by the foregoing entities. This number also includes 1,250,000 shares issuable upon conversion of a portion of the $6,000,000 bank loan to the Company owned by certain of the foregoing entities. Mr. Berry, a principal of Pecks, may be considered a beneficial owner of the shares owned by such entities. Mr. Berry disclaims beneficial ownership of these shares.

(4) Includes (a) 796,259 shares of Common Stock owned by Forum Capital Markets LLC, (b) 328,677 shares issuable upon the exercise of Class B warrants owned by Forum, (c) 280,517 shares issuable upon the exercise of Class C warrants owned by Forum, (d) 408,112 shares issuable upon the exercise of Class A warrants owned by Forum, (e) 61,568 shares issuable upon exercise of othr warrants held by forum, (f) 1,250,000 shares issuable upon conversion of Forum's portion of the $6,000,000 bank loan to the Company and (g) 1,098,282 shares issuable upon conversion of 46,677 shares of Series A Convertible Preferred Stock owned by Forum. Mr. Purkey, an affiliate of Forum, may be considered a beneficial owner of the shares beneficially owned by such entity.

(5) Consists of 46,667 shares of Series A Convertible Preferred Stock owned by Forum. Mr. Purkey, an affiliate of Forum, may be considered a beneficial owner of the shares beneficially owned by Forum.

(6) Includes (a) 82,183 shares issuable upon the exercise of warrants held by Mr. El-Zein, (b) 366 shares issuable upon the exercise of warrants held by Pillar Associated, (c) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A., (d) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A.R.L., (e) 37,500 shares issuable upon the exercise of Class C warrants held by Pillar Investment Limited, (f) 473,598 issuable upon the exercise of advisory warrants held by Pillar Investment Limited, (g) 638,032 shares issuable upon the exercise of placement warrants held by Pillar Investment Limited, (h) 5,243 shares issuable upon the exercise of other warrants held by Pillar Investment Limited, (i) 462,800 shares held by Pillar Investment Limited, and (j) 9,000 shares issuable upon the exercise of stock options held by Mr.
      El-Zein. Mr. El-Zein, an affiliate of Pillar Associated, Pillar S.A., Pillar S.A.R.L. and Pillar Investment Limited, may be considered a beneficial owner of the shares beneficially owned by such entities.

(7) Includes (a) 60,195 shares issuable upon the exercise of warrants held by Mr. Menhall, (b) 366 shares issuable upon the exercise of warrants held by Pillar Associated, (c) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A., (d) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A.R.L., (e) 37,500 shares issuable upon the exercise of Class C warrants held by Pillar Investment Limited, (f) 473,598 issuable upon the exercise of advisory warrants held by Pillar Investment Limited, (g) 638,032 shares issuable upon the exercise of placement warrants held by Pillar Investment Limited, (h) 5,243 shares issuable upon the exercise of other warrants held by Pillar Investment Limited, (i) 462,800 shares held by Pillar Investment Limited, and (j) 9,000 shares issuable upon the exercise of stock options held by Mr.
      Menhall. Mr. Menhall, an affiliate of Pillar Associated, Pillar S.A., Pillar S.A.R.L. and Pillar Investment Limited, may be considered a beneficial owner of the shares beneficially owned by such entities.

(8) Includes 630,596 shares subject to outstanding stock options which are exercisable within the 60-day period following June 15, 1999.

(9) Includes 501,356 shares subject to outstanding stock options which are exercisable within the 60-day period following June 15, 1999.

(10) Includes (a) 50,750 shares subject to outstanding stock options which are exercisable within the 60-day period following June 15, 1999 and (b) 31,250 shares issuable upon the exercise of Class C warrants.

(11) Includes (a) 62,000 shares subject to outstanding stock options which are exercisable within the 60-day period following April 16, 1999 and (b) 700 shares held by Mr. Wyngaarden's children.

(12) Includes 18,750 shares subject to outstanding stock options which are exercisable within 60-day period following June 15, 1999.

(13) Securities owned by Pillar Associated, Pillar S.A., Pillar S.A.R.L. and Pillar Investment Limited are included only once, although such amounts were included above for both Messrs. El-Zein and Menhall.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Since January 1, 1998, Hybridon has entered into or has been engaged in the following transactions with the following Hybridon directors and officers, stockholders who beneficially own more than 5% of the outstanding Common Stock of Hybridon ("5% Stockholders"), and affiliates or immediate family members of those directors, officers and 5% Stockholders.

TRANSACTIONS WITH PILLAR S.A. AND CERTAIN OF ITS AFFILIATES

            Hybridon has entered into certain transactions with Pillar S.A., Pillar Investment, and Charles River Building Limited Partnership, the entity which owned the Company's former headquarters in Cambridge, Massachusetts (the "Cambridge Landlord"). Pillar S.A. and Pillar Investment are affiliates of Messrs. El-Zein and Menhall, two directors of Hybridon. The Cambridge Landlord is an affiliate of Messrs. El-Zein and Menhall and Mohamed El-Khereiji, a former director of Hybridon. The following is a summary of those transactions that relate to Hybridon's 1998 fiscal year.

            In 1998, Hybridon was a party to a consulting agreement with Pillar S.A. dated as of March 1, 1994 (the "1994 Pillar Consulting Agreement"), pursuant to which Pillar S.A. provided Hybridon with financial advisory and managerial services in connection with Hybridon's overseas operations, including support services in connection with contracts and agreements. Under the terms of the 1994 Pillar Consulting Agreement, Hybridon paid Pillar S.A. consulting fees of $60,000 per month and $23,000 per month for overhead costs, and reimbursed certain authorized out-of-pocket expenses. The 1994 Pillar Consulting Agreement expired on February 28, 1998.

            On July 8, 1995, Hybridon entered into an additional agreement with Pillar S.A. (the "Pillar Europe Agreement") pursuant to which Pillar S.A. agreed for a period of two years to provide to Hybridon certain consulting, advisory and related services (in addition to the services to be provided pursuant to the 1994 Pillar Consulting Agreement) and serve as Hybridon's exclusive agent in connection with potential corporate partnerships in Europe and as a non-exclusive placement agent of Hybridon in connection with private placements of securities of Hybridon. On November 1, 1995, the Pillar Europe Agreement was amended to provide that (1) Pillar S.A. would cease to serve as Hybridon's executive agent in connection with potential corporate partnerships in Europe, but would continue to serve as a non-exclusive agent in that connection, (2) Pillar S.A. would receive a retainer of $26,470 per month for the balance of the term of the Pillar Europe Agreement, (3) the fees provided for in the Pillar Europe Agreement would only be payable to Pillar S.A. in connection with potential collaborations with any French pharmaceutical company with which Hybridon engaged in discussions during the 12-month period ended November 1, 1995 as a result of introductions by Pillar S.A., and (4) any compensation payable to Pillar S.A. in connection with its services with respect to other corporate collaborations or any placements of securities would be negotiated on a case-by-case basis and would be subject to the approval of the independent members of the Board of Directors of Hybridon. The Pillar Europe Agreement expired on April 1, 1997.

            In 1998, Hybridon paid Pillar Investment an aggregate of $300,000 under these agreements, in the form of 150,000 shares of Common Stock and warrants to purchase 37,500 shares of Common Stock, at an exercise price of $2.40 per share, subject to adjustment, in lieu of cash.

            Hybridon has retained Pillar Investment as placement agent in connection with the private placements of securities of Hybridon in offshore transactions in reliance upon an exemption from registration under Regulation S (the "Regulation S Offerings") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Pillar Investment received fees consisting of
(1) 9% of the gross proceeds of each Regulation S Offering, (2) a non-accountable expense allowance equal to 4% of those gross proceeds, (3) the right to purchase, for nominal consideration, warrants to purchase 473,598 shares of Common Stock, at an exercise price of $2.40 per share, subject to adjustment (the "Pillar Warrants"), (4) the right to purchase, for nominal consideration, warrants to purchase a number of shares of the Common Stock of Hybridon equal to 10% of the aggregate number of shares of Common Stock sold by Hybridon for which Pillar Investment acted as placement agent, exercisable at 120% of the relevant Common Stock offering price, for a period of five years (resulting, as of the date hereof, in the right to receive warrants to purchase 638,032 shares at $2.40 per share, subject to adjustment), and (5) a consulting/restructuring fee of $960,000 payable in Common Stock of Hybridon valued at the market price and payable in three equal installments as net proceeds of $25,000,000, $30,000,000 and $35,000,000 are received in the aggregate from private placements effected by Hybridon in 1998 to the extent contemplated by the Consent and Waiver dated as of January 12, 1998 given by certain beneficial holders of Hybridon's 9% convertible subordinated notes (the" 9% Notes"), or otherwise to the extent contemplated by the Placement Agency Agreement between Hybridon and Pillar Investment, subject to Hybridon's receipt of a fairness opinion with regard thereto. In no event may Pillar Investment receive compensation in excess of the level that was approved by the holders of the 9% Notes. Pillar Investment has received $1,635,400 in cash pursuant to these arrangements and Pillar warrants to purchase 1,111,630 shares of Common Stock.

            In addition, in connection with the Regulation S Offerings, Hybridon and Pillar Investment have entered into an advisory agreement dated May 5, 1998, pursuant to which Pillar Investment acts as Hybridon's non-exclusive financial advisor. This agreement requires that Hybridon pay an affiliate of Pillar Investment a monthly retainer of $5,000 (with a minimum engagement of 24 months beginning on May 5, 1998), and further provides that Pillar Investment is entitled to receive (1) out-of-pocket expenses, (2) subject to Hybridon's receipt of a fairness opinion with respect thereto, 300,000 shares of Common Stock in connection with Pillar Investment's efforts in assisting Hybridon in restructuring its balance sheet, and (3) certain cash and equity success fees in the event Pillar Investment assists Hybridon in connection with certain financial and strategic transactions. As of April 16, 1999, Hybridon issued to Pillar Investment the stipulated 300,000 shares of Common Stock. Hybridon received a fairness opinion in connection with that issuance.

TRANSACTIONS WITH THE CAMBRIDGE LANDLORD

            From February 4, 1997 to September 16, 1998, Hybridon was a party to a lease with the Cambridge Landlord for its Cambridge facilities (the "Cambridge Lease") . The Cambridge Lease originally provided for an annual rent equal to $30 per square foot on a triple-net basis (meaning that the tenant pays taxes, insurance, and operating costs) for the first five years, $33 per square foot on a triple-net basis for the next five years and the greater of $30 per square foot on a triple-net basis or the then-market value of leased property for each of the five-year renewal terms. In connection with Hybridon's election to acquire an interest in the Cambridge Landlord, as described below, the annual rent due under the Cambridge Lease was increased for the first five years of the lease term to $38 per square foot on a triple-net basis, for the second five years to $42 per square foot on a triple-net basis and for the third five years to $47 per square foot on a triple-net basis.

            On July 1, 1996, Hybridon elected to fund approximately $5.5 million of the costs (primarily relating to tenant improvements) of the construction of the leased premises through contributions to the capital of the Cambridge
Landlord in exchange for a limited partnership interest in the Cambridge Landlord (the "Partnership Interest"). The Partnership Interest entitled
Hybridon to an approximately 32% interest in the Cambridge Landlord. Hybridon had the right, for a period of three years ending February 2000, to sell the Partnership Interest back to certain limited partners of the Cambridge Landlord for a price equal to the greater of (1) the aggregate cash contribution made by Hybridon to the Cambridge Landlord or (2) the fair market value of the Partnership Interest at the time.

            In 1997, Hybridon had on deposit with Bank fur Vermogensanlagen und Handel ("BVH") the amount of $1,034,618. In November 1997, German banking authorities imposed a moratorium on BVH and closed BVH for business. Pursuant to an agreement dated November 28, 1997, the Cambridge Landlord agreed to assume the risk for the BVH deposit and to pay to Hybridon the amount of $75,000 a month after each rent payment under the Cambridge Lease was made until such time as $1,000,000 had been paid to Hybridon or the BVH deposit was released.

            In June 1998, Hybridon relocated its headquarters from the Cambridge facility to its facility in Milford, Massachusetts. The Cambridge facility was re-leased in September 1998 to a third party, subject to a sublease of a portion of the facility. As a result, Hybridon terminated the Cambridge Lease and was relieved of its substantial lease obligations under the Cambridge Lease, subject to a contingent continuing liability for any sublessee defaults. Further, in November 1998 Hybridon completed the sale of its Partnership Interest. As a result of these transactions, Hybridon received $6,163,000 from the Cambridge Landlord, which included payment for the Partnership Interest, the return of a portion of the security deposit required under the Cambridge Lease, and payment in full of the BVH deposit.

TRANSACTIONS WITH FORUM CAPITAL MARKETS LLC AND PECKS MANAGEMENT PARTNERS LTD.

            In 1998, Hybridon entered into certain transactions with Forum, an affiliate of Mr. Purkey, a director of Hybridon, and entities advised by Pecks Management Partners Ltd., Mr. Berry, a principal of Pecks, is a director of Hybridon.

            Hybridon retained Forum as a placement agent of Hybridon in connection with Hybridon's 1998 Regulation D offering of Series A Convertible Preferred Stock and Class D warrants in the U.S. Forum received as compensation for its services as placement agent with regard to the Regulation D offering and its assistance with an exchange offer made by the Company to the holders of its 9% Notes, 597,699 shares of Common Stock and warrants (the "1998 Forum Warrants") to purchase prior to May 4, 2003 an aggregate of 609,194 shares of Common Stock exercisable at $2.40 per share, in each case subject to adjustment. In addition, in consideration of the agreements made by Forum consenting to the Regulation D offering and waiving certain obligations of Hybridon to Forum, Hybridon agreed to amend Forum's warrant dated as of April 2, 1997, to purchase up to 71,301 shares of Common Stock of Hybridon (the "1997 Forum Warrant"), to change the exercise price to $4.25 per share, subject to adjustment, and increase the number of shares of Common Stock purchasable upon exercise to 588,235, in each case subject to adjustment, and to provide that it may not be exercised until May 5, 1999 and the transactions contemplated by those private placements and by the exchange offer will not trigger any anti-dilution adjustments to its exercise price or the number of shares of Common Stock purchasable upon exercise.

            In November 1998, Forum and entities advised by Pecks purchased Hybridon's bank loan. In connection with the purchase of the loan, the purchasing entities advanced an additional amount to Hybridon so as to increase the outstanding principal amount of the loan to $6,000,000. In addition, the purchasing entities agreed to amend the terms of the loan. This principal amount of the loan and accrued but unpaid interest thereon is convertible, in whole or in part, at the lenders' option into Common Stock at a conversion price of $2.40 per share.

            In connection with the purchase of the loan, Forum received a fee of $400,000, which Forum has reinvested by purchasing from Hybridon 160,000 shares of Common Stock and warrants to purchase an additional 40,000 shares of Common Stock at $3.00 per share. In addition, Forum received warrants exercisable until maturity of the Loan to purchase 133,333 shares of Common Stock at $3.00 per share.

            Hybridon maintains an investment account at Forest Investment Management LLC, an affiliate of Forum and Mr. Purkey.


OTHER TRANSACTIONS

            In March 1999, the Company entered into consulting arrangements with each of Mr. Powell, Dr. Zamecnik and Dr. Wyngaarden pursuant to which each such person will act as a consultant to the Company for a two-year period and will receive a consulting fee of $20,000 per year for general consulting services. In addition, each person will receive a consulting fee of $1,500 per day of on-site consulting services provided by such person at the Company's corporate offices (or at an alternative site agreed upon by the parties), and at the Company's prior request. Additional fees for special projects will be negotiated separately between the parties. Each of Mr. Powell, Dr. Zamecnik and Dr. Wyngaarden also received options to purchase 150,000 shares of the Company's Common Stock at $2.00 per share; such options will vest over a two-year period.

            Certain persons and entities (the "Rightsholders"), including Dr. Zamecnik, Pillar S.A., Pillar Limited, Intercity Holdings, Mr. Bin Laden and Nicris Limited, are entitled to certain rights with respect to the registration under the Securities Act of certain shares of Hybridon's Common Stock (the "Registrable Shares"), including shares of Common Stock that may be acquired pursuant to the exercise of options or warrants, under the terms of agreements among Hybridon and the Rightsholders (the "Registration Agreements"). The Registration Agreements generally provide that in the event Hybridon proposes to register any of its securities under the Securities Act at any time, with certain exceptions, the Rightsholders, including Pillar S.A., Pillar Limited, Intercity Holdings, Mr. Bin Laden and Nicris Limited, but excluding, among others, Dr. Zamecnik, have the additional right under certain Registration Agreements to require Hybridon to prepare and file registration statements under the Securities Act, if Rightsholders holding specified percentages of the Registrable Shares so request, and Hybridon is required to use its best efforts to effect that registration, subject to certain conditions and limitations.

            Hybridon believes that the terms of the transactions described above were no less favorable than Hybridon could have obtained from unaffiliated third parties.

                              SELLING STOCKHOLDERS


            The tables below set forth, to the knowledge of Hybridon, certain information as of June 15, 1999 with respect to the Selling Security Holders. The table entitled "Stockholders Selling Common Stock" includes information with respect to Selling Security Holders who are selling Common Stock in this offering. The table entitled "Stockholders Selling Preferred Stock" includes information with respect to Selling Security Holders who are selling Preferred Stock in this offering. Except as noted below, no Selling Security Holder selling Common or Preferred Stock in this offering will own 1% or more of the outstanding stock of Hybridon after the offering.

            Except as described below, none of the Selling Security Holders holds any position or office with, or has otherwise had a material relationship with, Hybridon within the past three years.


                                                       Stockholders Selling Common Stock



                                          Number of Shares of                                              Number of Shares of
                                       Common Stock Beneficially            Number of Shares of         Common Stock Beneficially
                                                 Owned                             Common                         Owned
 Name of Selling Security Holder           Prior to Offering             Stock Included in Offering           After Offering
 -------------------------------          -------------------           ----------------------------         ---------------



Fouad M.O. Tawfig and  Hanan H.                  47,543                            6,250                         41,293
Zagzoug

Torben Duer                                      26,750                            18,750                         8,000

Thomas Fr. Duer                                  62,500                            62,500                           0

Darier Hentsch & Cie                            651,088                           651,088                           0

Finn Trunk Black                                 3,750                             3,750                            0

MM Pictet & Cie                                 750,000                           750,000                           0

Nicris Limited6                                1,360,644                         1,050,644                       310,000

Raji Abou Hadar                                  62,500                            62,500                           0

Intercity Ltd.6                                2,216,666                         1,875,000                       341,666

Clapham Investments Ltd.                        125,500                           125,000                          500

LGT Bank in Liechtenstein AG                    312,500                           312,500                           0

Participations Besancon                         125,000                           125,000                           0

Loxhall Limited                                  62,500                            62,500                           0

MicroTech Software a/s                           33,000                            31,250                         11,750

JSP Holdings ApS                                 24,500                            12,500                         12,000

Jan Poulson                                      18,750                            18,750                           0

Mr. Mohamad Hassan Abdul Ghani                   67,717                            67,717                           0

Dr. Khaled M.R. Abdul Ghani                     135,435                           135,435                           0

Mr. Imad Mustapha Mansour                        67,717                            67,717                           0

Mr. Malek Salam                                  88,033                            88,033                           0

Faisal Finance (Switzerland) S.A.              1,043,113                         1,009,779                        33,334

Mr. Guy Semon                                    22,149                            22,149                           0

Mrs. Francoise Semon                             22,149                            22,149                           0

Mr. Le Pelley Dumanoir                           22,149                            22,149                           0

Mr. Moh'd Abdo Sweidan                           67,119                            67,119                           0


                                                       Stockholders Selling Common Stock


                                          Number of Shares of                                              Number of Shares of
                                       Common Stock Beneficially            Number of Shares of         Common Stock Beneficially
                                                 Owned                             Common                         Owned
 Name of Selling Security Holder           Prior to Offering             Stock Included in Offering           After Offering
 -------------------------------          -------------------           ----------------------------         ---------------

Mr. Isam Moh'd Khairy Kabbani                    67,119                            67,119                           0

Dr. Essam Ahmad Jawadm Alamdar                  201,357                           201,357                           0

Arab Islamic Bank (E.C.)                        503,394                           503,394                           0

Mr. Sobbi Adra                                   23,492                            23,492                           0

Mr. Mansour S.M.A. Al-Sharif                     65,972                            65,972                           0

Mr. Nafez M.M. Al-Jindi                          65,972                            65,972                           0

Solter Corporation                              217,345                           196,047                         21,298

Carset Overseas Corporation                     176,375                           176,375                           0

Mr. Ali A. Bajrai                               163,310                           163,310                           0

Pillar Investment Limited1                     1,617,173                         1,599,130                        18,043

Bioreliance Corporation                          16,697                            16,697                           0

Chestnut Partners                                62,500                            62,500                           0

Datamonitor                                      62,500                            62,500                           0

Finova Technology Finance, Inc.                 896,875                           896,875                           0

HPC America, Inc.                               218,750                           218,750                           0

Hyal Pharmaceutical Corporation                  17,500                            17,500                           0

SEIF Foundation2                                119,725                           119,725                           0

Janitronics                                      45,724                            45,724                           0

Kinetic Systems, Inc.                           163,238                           163,238                           0

Massachusetts Eye & Ear Infirmary                62,500                            62,500                           0

Norwegian Radium Hospital Research               37,500                            37,500                           0
Foundation

Susan and Anthony Russo                          62,500                            62,500                           0

Pharmakinetics Laboratories, Inc.                55,803                            55,803                           0

The Perkin Elmer Corporation                    205,377                           205,377                           0

Primedica Corporation                           364,418                           364,418                           0

Quintiles Transnational Corp.                   379,175                           379,175                           0

Siena Construction Corporation                   31,250                            31,250                           0

Sierra Biomedical, Inc.                         189,203                           189,203                           0

SP Pharmaceuticals LLC                          115,985                           115,985                           0

Southern Research Institute                      68,860                            68,860                           0

Transamerica Business Credit                    468,750                           468,750                           0
Corporation

Triumvirate Environmental, Inc.                  19,138                            19,138                           0

University of Kansas                             29,260                            29,260                           0

University of Massachusetts                      84,450                            84,450                           0

Paul C. Zamecnik and Mary V.                    343,180                           156,250                        186,930
Zamecnik, JTWROS2,6

Allstate Insurance Company                      487,095                           487,095                           0


                                                       Stockholders Selling Common Stock

                                          Number of Shares of                                              Number of Shares of
                                       Common Stock Beneficially            Number of Shares of         Common Stock Beneficially
                                                 Owned                             Common                         Owned
 Name of Selling Security Holder           Prior to Offering             Stock Included in Offering           After Offering
 -------------------------------          -------------------           ----------------------------         ---------------

Angelo Gordon & Co., L.P.                       113,648                           113,648                           0

Michael Angelo, L.P.                            308,510                           308,510                           0

Ramius Fund Ltd.                                227,296                           227,296                           0

Raphael, L.P.                                   308,510                           308,510                           0

Medici Partners, L.P.                            97,396                            97,396                           0

CNA Income Shares, Inc.                         487,095                           487,095                           0

Forest Alternative Strategies Fund II,           25,971                            25,971                           0
L.P. Series A5I3

Forest Alternative Strategies Fund II,           12,997                            12,997                           0
L.P. Series A5M3

Forest Alternative Strategies Fund II,            3,897                             3,897                            0
L.P. Series B-33

Forest Fulcrum Ltd.3                            105,533                           105,533                           0

Forest Global Convertible Fund Series           156,182                           156,182                           0
A53

Forest Greyhound3                                32,481                            32,481                           0

Forest Performance Fund3                         20,470                            20,470                           0

LLT Ltd.3                                        25,971                            25,971                           0

Forum Capital Markets LLC4,6                   4,923,415                         3,634,855                      1,288,560

Providian Life & Health                         655,710                           655,710                           0

Monumental Life Insurance Co.                   534,227                           534,227                           0

The Guardian Pension Trust Fund                  97,396                            97,396                           0

Harris Investment Management                     90,147                            90,147                           0

Offshore Strategies Ltd.                        324,765                           324,765                           0

Libertyview Plus Fund                           162,381                           162,381                           0

Libertyview Fund LLC                             81,190                            81,190                           0

CPR (USA)                                       405,906                           405,906                           0

Lincoln National Life Insurance Co.            1,246,917                         1,246,917                          0

Lincoln National Convertible                    483,865                           483,865                           0
Securities  Fund

Weirton Trust                                   141,271                           141,271                           0

Walker Art Center                                53,595                            53,595                           0

United National Insurance Co.                    22,742                            22,742                           0

Equi Select Growth & Income Fund                162,383                           162,383                           0

Zazove Convertible Fund, L.P.                   155,436                           155,436                           0

Lois Wilkens                                     6,224                             6,224                            0

Winchester Convertible Plus Ltd.                126,647                           126,647                           0

Foundation Account  No. 1                        68,194                            68,194                           0

LLC Account No. 1                                32,481                            32,481                           0


                                                       Stockholders Selling Common Stock

                                          Number of Shares of                                              Number of Shares of
                                       Common Stock Beneficially            Number of Shares of         Common Stock Beneficially
                                                 Owned                             Common                         Owned
 Name of Selling Security Holder           Prior to Offering             Stock Included in Offering           After Offering
 -------------------------------          -------------------           ----------------------------         ---------------

GPS Fund Limited                                 97,394                            97,394                           0

Telefix (First Delta)                            16,253                            16,253                           0

Guardian Life Insurance Co. of                 3,171,698                         3,171,698                          0
America

Declaration of Trust for the Defined            870,100                           741,100                        129,000
Benefits Plan of ICI America
Holdings, Inc.5

J.W. McConnell Family Foundation5               386,988                           329,988                         57,000

Delaware State Employees Retirement            2,473,698                         2,138,448                       355,250
Fund5,6

General Motors Employees Domestic              3,744,926                         3,179,301                       565,625
Group Trust5,6

Zeneca Holdings5                                583,370                           496,995                         86,375

Thermo Electron Balanced                        362,474                           305,724                         56,750
Investment Fund5

Tucker Anthony & R.L. Day, Inc.                  6,199                             6,199                            0


NOTES:

1. Mr. Nasser Menhall and Mr. Youssef El-Zein, members of the board of directors of Hybridon, are principals of Pillar Investment Limited.

2. Dr. Zamecnik is a member of the board of directors of Hybridon and is a consultant to Hybridon.

3. Harold W. Purkey, a member of the board of directors of Hybridon, is an affiliate of this Selling Security Holder.

4. Harold W. Purkey, a member of the board of directors of Hybridon, is the President and a 10% owner of Forum Capital Markets.

5. Arthur W. Berry, a member of the board of directors of Hybridon, serves as investment advisor to ICI American.

6. These Selling Security Holders will beneficially own greater than 1% of the Company's Common Stock after the offering, as follows:

                                                   Percentage  of Outstanding
Selling Security Holder Stock           Common Stock  Beneficially Owned After  the Offering
-----------------------------           ----------------------------------------------------

Nicris Limited                                              1.96%
Intercity Ltd.                                              2.17%
Paul Zamecnik and Mary V.  Zamecnik, JTWROS                 1.18%
Forum Capital  Markets LLC                                  7.57%
DelawareState  Employees  Retirement Fund                   2.20%
General Motors  Employees  Domestic Group Trust             3.46%


                                              Number of Shares of
                                             Convertible Preferred            Number of Shares of             Number of Shares of
                                               Stock Beneficially            Convertible Preferred           Convertible Preferred
             Name of                             Owned Prior to                Stock Included in              Stock Beneficially
     Selling Security Holder                        Offering                       Offering                  Owned After Offering
   -------------------------------          -------------------           ----------------------------         ---------------

Allstate Insurance Company                          16,750                         16,750                             0

Angelo Gordon & Co., L.P.                           3,908                           3,908                             0

Michael Angelo, L.P.                                10,609                         10,609                             0


                                                       Stockholders Selling Common Stock

                                          Number of Shares of                                              Number of Shares of
                                       Common Stock Beneficially            Number of Shares of         Common Stock Beneficially
                                                 Owned                             Common                         Owned
 Name of Selling Security Holder           Prior to Offering             Stock Included in Offering           After Offering
 -------------------------------          -------------------           ----------------------------         ---------------

Ramius Fund Ltd.                                 7,816                           7,816                             0

Raphael, L.P.                                    10,609                         10,609                             0

Medici Partners, L.P.                            3,349                           3,349                             0

CNA Income Shares, Inc.                          16,750                         16,750                             0

Forest Alternative Strategies Fund                893                             893                              0
II, L.P. Series A5I1

Forest Alternative Strategies Fund                447                             447                              0
II, L.P. Series A5M1

Forest Alternative Strategies Fund                134                             134                              0
II, L.P. Series B-31

Forest Fulcrum Ltd.1                             3,629                           3,629                             0

Forest Global Convertible Fund                   5,584                           5,584                             0
Series A51

Forest Greyhound1                                1,117                           1,117                             0

Forest Performance Fund1                          704                             704                              0

LLT Ltd.1                                         893                             893                              0

Forum Capital Markets LLC2                       46,677                         46,677                             0

Providian Life & Health                          21,563                         21,563                             0

Monumental Life Insurance Co.                    16,400                         16,400                             0

The Guardian Pension Trust Fund                  3,349                           3,349                             0

Harris Investment Management                     3,100                           3,100                             0

Offshore Strategies Ltd.                         11,168                         11,168                             0

Libertyview Plus Fund                            5,584                           5,584                             0

Libertyview Fund LLC                             2,792                           2,792                             0

CPR (USA)                                        13,958                         13,958                             0

Lincoln National Life Insurance Co.              42,878                         42,878                             0

Lincoln National Convertible                     16,639                         16,639                             0
Securities  Fund

Weirton Trust                                    4,858                           4,858                             0

Walker Art Center                                1,843                           1,843                             0

United National Insurance Co.                     782                             782                              0

Equi Select Growth & Income Fund                 5,584                           5,584                             0

Zazove Convertible Fund, L.P.                    5,345                           5,345                             0

Lois Wilkens                                      214                             214                              0

Winchester Convertible Plus Ltd.                 4,355                           4,355                             0

Foundation Account  No. 1                        2,345                           2,345                             0

LLC Account No. 1                                1,117                           1,117                             0

GPS Fund Limited                                 3,349                           3,349                             0

Telefix (First Delta)                             559                             559                              0

Guardian Life Insurance Co. of                  109,067                         109,067                            0
America

Declaration of Trust for the Defined             26,549                         26,549                             0
Benefits Plan of ICI America
Holdings, Inc.3



                                          Number of Shares of                                              Number of Shares of
                                       Common Stock Beneficially            Number of Shares of         Common Stock Beneficially
                                                 Owned                             Common                         Owned
 Name of Selling Security Holder           Prior to Offering             Stock Included in Offering           After Offering
 -------------------------------          -------------------           ----------------------------         ---------------

J.W. McConnell Family Foundation                 11,742                         11,742                             0

Delaware State Employees                         73,536                         73,536                             0
Retirement Fund3

General Motors Employees                        114,177                         114,177                            0
Domestic Group Trust3

Zeneca Holdings3                                 17,780                         17,780                             0

Thermo Electron Balanced                         11,597                         11,597                             0
Investment Fund3




NOTES:

1. Harold W. Purkey, a member of the board of directors of Hybridon, is an affiliate of this Selling Security Holder.

2. Harold W. Purkey, a member of the board of directors of Hybridon, is the President and a 10% owner of Forum Capital Markets.

3. Arthur W. Berry, a member of the board of directos of Hybridon, serves as investment advisor to ICI American.

                          DESCRIPTION OF CAPITAL STOCK

            The authorized capital stock of Hybridon consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 1,500,000 have been designated as Convertible Preferred Stock. On June 15, 1999, there were issued and outstanding 15,766,825 shares of Common Stock and 662,099 shares of Convertible Preferred Stock.

            There follows a brief summary of the terms of the Common Stock and the Convertible Preferred Stock. For further information please refer to the Restated Certificate of Incorporation of Hybridon, including the Certificate of Designation for the Series A Convertible Preferred Stock (the "Certificate of Designation"), which is filed as an exhibit to the Registration Statement.


COMMON STOCK

            Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such any dividends declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of the Preferred Stock or other securities. Upon the liquidation, dissolution or winding up of Hybridon, the holders of Common Stock are entitled to receive ratably the net assets of Hybridon available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock and to the Liquidation Put Right described in the next paragraph. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that Hybridon may designate and issue in the future, and the rights of creditors of Hybridon.

            Pursuant to the terms of the Unit Purchase Agreement, the initial purchasers of certain of the shares of Common Stock sold in the Regulation S and the Regulation D Offerings (those shares, the "Put Shares; those purchasers, the "Liquidation Put Holders") have the right to put those shares back to Hybridon upon the liquidation of Hybridon, but only after all other indebtedness and obligations of Hybridon and all rights of any holders of any capital stock ranking prior and senior to the Common Stock with respect to liquidation have been satisfied in full (that right, the "Liquidation Put"). The Liquidation Put is not transferrable, and therefore purchasers of Common Stock pursuant to this Prospectus will not be able to exercise the Liquidation Put with respect to those shares. Any Liquidation Put Holders that have not sold or otherwise transferred any Put Shares will, however, be able to exercise the Liquidation Put with respect to those Put Shares upon a liquidation of Hybridon. Consequently, in the event of liquidation of Hybridon, holders of shares of Common Stock that are not subject to the Liquidation Put right may receive smaller liquidation distributions per share than they would have had no Liquidation Put Holders exercised the Liquidation Put. As of June 15, 1999, there were 9,597,476 Put Shares outstanding.


PREFERRED STOCK

            Under the terms of the Restated Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue up to 5,000,000 shares of Preferred Stock in one or more series with such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as the Board of Directors determines.

SERIES A CONVERTIBLE PREFERRED STOCK

            Dividends. Each share of Series A Convertible Preferred Stock ("Convertible Preferred Stock") is entitled to receive cumulative semi-annual dividends payable, at the option of Hybridon, in cash or additional shares of Convertible Preferred Stock, at the rate of 6.5% per annum plus accrued but unpaid dividends. Dividends accrue from the date of issuance and paid semi-annually on April 1 and October 1 of each year or, if any such day is not a business day, on the next business day. Dividends are paid, at the election of Hybridon, either in cash or additional shares of Convertible Preferred Stock. In calculating the number of shares of Convertible Preferred Stock to be paid with respect to each dividend, the Convertible Preferred Stock is valued at $100.00 per share (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Convertible Preferred Stock).

            Liquidation Preference. In the event of a (1) liquidation, dissolution or winding up of Hybridon, whether voluntary or involuntary, (2) a sale or other disposition of all or substantially all of the assets of Hybridon, or (3) any consolidation, merger, combination, reorganization or other transaction in which Hybridon is not the surviving entity or if stock constituting more than 50% of Hybridon's voting power is exchanged for or changed into stock or securities of another entity, cash, or any other property (a "Merger Transaction") (items (1), (2) and (3) of this sentence being collectively referred to as a "Liquidation Event"), after payment of debts and other liabilities of Hybridon, the holders of shares of Convertible Preferred Stock will be entitled to be paid out of Hybridon's available assets, before any payment to holders of shares ranking junior to the Convertible Preferred Stock, an amount equal to the Dividend Base Amount. In the case of a Merger Transaction, however, this payment may be made in cash, property or securities of the entity surviving the Merger Transaction. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Convertible Preferred Stock are insufficient to permit the payment to such shareholders of the full amount owed, then all of Hybridon's available assets will be distributed ratably to the holders of the Convertible Preferred Stock. All shares of Convertible Preferred Stock rank, as to payment upon the occurrence of any Liquidation Event, senior to the Common Stock and senior to all other series of Preferred Stock, unless the terms of any series provides otherwise.

            Right of Conversion. Commencing after May 5, 1999, shares of Convertible Preferred Stock will be convertible, at the option of the holder, into shares of Common Stock or other securities and property. The initial conversion price per share of Common Stock (the "Conversion Price") is $4.25, and is subject to adjustment as described below. The rate at which each share of Convertible Preferred Stock is convertible at any time into Common Stock (the "Conversion Rate") will be determined by dividing the then-existing Conversion Price into the "Dividend Base Amount" of a share of Convertible Preferred Stock, which is equal to $100 plus accrued but unpaid dividends (subject to adjustment to reflect any stock split, combination, reclassification, or reorganization of the Convertible Preferred Stock).

            Adjustment of Conversion Rate and Conversion Price. As of June 15, 1999, each share of Convertible Preferred Stock was convertible into approximately 23.53 shares of Common Stock. In order to preserve the economic value of shares of Convertible Preferred Stock, the Conversion Price will be adjusted if Hybridon does the following;

     o pays a dividend or makes a distribution on any class of capital stock in shares of its Common Stock;

     o subdivides its outstanding Common Stock into a greater number of shares;

     o    combines its outstanding Common Stock into a smaller number of shares;

     o issues shares of Common Stock or Preferred Stock to any holder of Common Stock or Preferred Stock rights to acquire Shares of Common Stock or Preferred Stock at a price per share less than the market price (as defined);

     o pays or distributes to the holders of Common Stock or Preferred Stock assets, properties, or rights to acquire Hybridon Capital Stock at a price per share less than the market price; or

     o makes a distribution consistently solely of cash to the holders of any class of capital stock where, during a specified 12 month period, the cash distribution exceeds 10% of the product of the market price of the Common Stock multiplied by the total outstanding Common Stock.

            Exceptions to Adjustments. No adjustment will, however, be made to either the Conversion Rate or the Conversion Price for issuances of Common Stock or Preferred Stock or cash paid to holders of shares of Convertible Preferred Stock (1) as payment for accrued dividends or (2) as a mandatory conversion or mandatory redemption payment as described below.

            Other Changes in Conversion Rate. Hybridon from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, Hybridon will notify registered holders.

            Hybridon may also increase the Conversion Rate in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

            The Conversion Price may not be adjusted to an amount less than $.001 per share, the current par value of the Common Stock into which the Convertible Preferred Stock is convertible.

            Mandatory Conversion and Redemption. Upon giving notice to the holders of the Convertible Preferred Stock, Hybridon may, at its option, cause the Convertible Preferred Stock to be converted in whole or in part, on a pro rata basis, into shares of Common Stock using a Conversion Price equal to $4.00 if the closing bid price of the Common Stock equals or exceeds 250% of the Conversion Price for at least 20 trading days in any period of 30 consecutive trading days.

            At any time after April 1, 2000, Hybridon may, at its option, redeem the Convertible Preferred Stock for cash equal to the Dividend Base Amount.

            Class Voting Rights. Hybridon shall not, without the affirmative vote or consent of the holders of at least 50% of all outstanding shares of Convertible Preferred Stock, voting separately as a class, (1) amend, alter or repeal any provision of the Restated Certificate of Incorporation or Bylaws so as adversely to affect the rights of the Convertible Preferred Stock (except that the issuance of securities ranking prior to, or pari passu with, the Convertible Preferred Stock (A) upon a Liquidation Event or (B) with respect to the payment of dividends or distributions will not be considered to affect adversely the relative rights of the Convertible Preferred Stock), or (2) authorize or issue, or increase the authorized amount of, the Convertible
Preferred Stock, other than the Convertible Preferred Stock issuable as dividends on the Convertible Preferred Stock.

            Preemptive Rights. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of Hybridon.

            Restrictions on Change of Control. So long as any 9% Notes remain outstanding, no holder of any shares of Convertible Preferred Stock will, without the prior written consent of Hybridon, be granted voting rights, be entitled to receive any voting securities of Hybridon, or be entitled to exercise any conversion rights if that could, in Hybridon's reasonable judgment, either alone or in conjunction with other issuances or holdings of capital stock, warrants or convertible securities of Hybridon, result in a Change of Control (as defined in the Indenture).

                          TRANSFER AGENT AND REGISTRAR

            The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services LLC.


           DELAWARE LAW AND CERTAIN PROVISIONS OF HYBRIDON'S RESTATED
             CERTIFICATE OF INCORPORATION, BY-LAWS AND INDEBTEDNESS

            Hybridon is subject to the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. The existence of this provision could deter certain business combinations, including transactions that might otherwise result in holders of voting stock being paid a premium over the market price for their shares.

            The Restated Certificate of Incorporation provides for the division of the Board of Directors into three classes as nearly equal in size as possible, with the classes having staggered three-year terms. In addition, the Restated Certificate of Incorporation provides that directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of capital stock entitled to vote. Under the Restated Certificate of Incorporation, any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may filled only by vote of a majority of the directors then in office. The classification of the Board of Directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for anyone to acquire, or of discouraging anyone from acquiring, control of Hybridon.

            The Restated  Certificate  of  Incorporation  also requires that any action required or permitted to be taken by the stockholders of Hybridon at an annual meeting or special meeting of stockholders may be taken only if it is properly brought before that meeting and may not be taken by written action in lieu of a meeting and will require reasonable advance notice by a stockholder of a proposal or director nomination which that stockholder desires to present at any annual or special meeting of stockholders. The Restated Certificate of Incorporation further provides that special meetings of the stockholders may be called only by the Chief Executive Officer or, if none, the President of Hybridon, or by the Board of Directors. Under Hybridon's By-Laws, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with certain requirements regarding advance notice to Hybridon. The foregoing provisions could have the effect of delaying until the next stockholders meeting any given stockholder action, even though it might be favored by the holders of a majority of the outstanding voting securities of Hybridon. These provisions may also discourage any person or entity from making a tender offer for Shares of Common Stock, because such person or entity, even if it acquired a majority of the outstanding voting securities of Hybridon, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent.

            The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-law requires a greater percentage. The Restated Certificate of Incorporation and the By-Laws require the affirmative vote of the holders of at least 75% of the shares of capital stock of Hybridon issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs. Moreover, the Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences of, and to issue shares of, any Preferred Stock other than the Convertible Preferred Stock.

            In addition to these provisions of Delaware law, the Restated Certificate of Incorporation, and the ByLaws, the terms of Hybridon's outstanding 9% Notes, which were issued in the aggregate original principal amount of $50.0 million and of which approximately $1.3 million in principal amount remains outstanding, require Hybridon, upon a Change of Control of Hybridon (as defined in the indenture for the 9% Notes), to offer to repurchase the 9% Notes at a repurchase price equal to 150% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. This provision, together with the provisions of the Restated Certificate of Incorporation described above and other provisions of the Restated Certificate of Incorporation, may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of Hybridon, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.


                              PLAN OF DISTRIBUTION

            The Securities may be sold from time to time by the Selling Shareholders or their pledgees, donees, transferees or other successors in interest. Sales of the Securities may be effected on the NASD OTC Bulletin Board or in negotiated transactions at prices then prevailing or related to the then-current market price, or at negotiated prices.

            The Securities may be sold directly or through brokers or dealers by means of one or more of the following methods: (i) block trades in which the broker or dealer attempts to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this Prospectus, including resale to another broker or dealer; and (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Security Holders (or, if any such broker or dealer acts as agent for the purchaser of such Securities, from such purchaser) in amounts to be negotiated. A broker-dealers may agree with the Selling Security Holders to sell a specified number of Securities at a stipulated price per share, and, to the extent that broker-dealer is unable to do so acting as agent for the Selling Security Holders, to purchase as principal any unsold Securities at the price required to fulfill the broker-dealer commitment to the Selling Security Holders. Broker-dealers who acquire Securities as principal may thereafter resell those Securities.

            The Selling Security Holders and any broker-dealers participating in distribution of the Securities may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, and any profit on the sale of Securities by the Selling Security Holders and any commissions or discounts given to broker-dealers may be deemed underwriting commissions or discounts under the Securities Act. In addition, any of the Securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

            Hybridon has agreed to indemnify certain of the Selling Security Holders, each underwriter of certain of the Securities, and each person controlling certain of the Selling Security Holders within the meaning of
Section 15 of the Securities Act, against certain liabilities in connection with the offer and sale of the Securities, including liabilities under the Securities Act, and to contribute to payments those persons may be required to make in respect of such liabilities. Certain of the Selling Security Holders have agreed to indemnify, in certain circumstances, Hybridon against certain liabilities in connection with the offer and sale of the Securities, including liabilities under the Securities Act, and to contribute to payments Hybridon may be required to make in respect thereof.


                                  LEGAL MATTERS

            The validity of the Securities offered by this Prospectus will be passed upon for Hybridon by Kramer Levin Naftalis & Frankel LLP, New York, New York.

                                     EXPERTS

            The consolidated financial statements of Hybridon as of December 31, 1996, 1997, and 1998 and for each of the years in the three-year period ended December 31, 1998 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, which report includes a paragraph stating that there is substantial doubt about Hybridon's ability to continue as a going concern, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                          PAGE
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                                   F-2

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1997,
DECEMBER 31, 1998 AND MARCH 31, 1999 (UNAUDITED)                                           F-3

CONSOLIDATED  STATEMENTS  OF OPERATIONS  FOR THE YEARS ENDED  DECEMBER 31, 1996,
DECEMBER 31, 1997 AND DECEMBER 31, 1998 AND FOR THE THREE MONTHS ENDED
MARCH 31, 1998 AND MARCH 31, 1999 (UNAUDITED)                                              F-4

CONSOLIDATED  STATEMENTS OF  STOCKHOLDERS'  EQUITY (DEFICIT) FOR THE YEARS ENDED
DECEMBER  31,  1996,  DECEMBER  31, 1997 AND DECEMBER 31, 1998 AND FOR THE THREE
MONTHS
ENDED MARCH 31, 1999 (UNAUDITED)                                                           F-5

CONSOLIDATED  STATEMENTS  OF CASH FLOWS FOR THE YEARS ENDED  DECEMBER  31, 1996,
DECEMBER 31, 1997 AND DECEMBER 31, 1998 AND FOR THE THREE MONTHS ENDED
MARCH 31, 1998 AND MARCH 31, 1999 (UNAUDITED)                                              F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                                 F-8


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Hybridon, Inc.:

We have audited the accompanying consolidated balance sheets of Hybridon, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity
(deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hybridon, Inc. and subsidiaries as of December 31, 1997 and 1998 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Since inception, the Company has incurred significant losses which it has funded through the issuance of debt and equity securities and through research and development collaborations and licensing agreements. The Company expects such resources to fund operations through May 1999. There is substantial doubt about the Company's ability to continue as a going concern. See Note 1 for management's plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                    /s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts
February 19, 1999 (except with respect to the matter discussed in Note 7(b) as to which the date is April 15, 1999)



                                                              HYBRIDON, INC. AND SUBSIDIARIES
                                                                CONSOLIDATED BALANCE SHEETS

                                                                              ASSETS

                                                                                                                          March 31,
                                                                                          December 31,                      1999
                                                                               1997                       1998          (unaudited)
CURRENT ASSETS:
      Cash and cash equivalents                                                $     2,202,202    $     5,607,882    $    2,461,184
      Accounts receivable                                                              529,702          1,175,441         1,278,492
      Prepaid expenses and other current assets                                      1,005,825            110,827           105,421
                                                                               ---------------    ----------------   --------------

            Total current assets                                                     3,737,729          6,894,150         3,845,097
                                                                               ---------------    ----------------   --------------

PROPERTY AND EQUIPMENT, AT COST:
      Leasehold improvements                                                        16,027,734         11,127,035        11,127,035
      Laboratory and other equipment                                                14,288,083         11,432,435        11,430,255
                                                                               ---------------    ---------------    --------------
                                                                                    30,315,817         22,559,470        22,557,290

      Less--Accumulated depreciation and amortization                               11,085,013         13,788,979       14,479,810
                                                                               ---------------    ---------------    --------------

                                                                                    19,230,804          8,770,491         8,077,480
                                                                               ---------------    ---------------    --------------
OTHER ASSETS:
      Deferred financing costs and other assets                                      3,354,767            612,374           585,390
      Note receivable from officer                                                     247,250            258,650           261,500
      Restricted cash                                                                3,050,982                  -                 -
      Investment in real estate partnership                                          5,450,000                  -                 -
                                                                               ===============    ===============    ==============
                                                                                    12,102,999            871,024           846,890
                                                                               ---------------    ---------------    --------------

                                                                               $    35,071,532    $    16,535,665    $   12,769,467
                                                                                ===============   ================    =============


              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
      Current portion of long-term debt                                        $     7,868,474    $     6,070,951    $    6,073,283
      Accounts payable                                                               8,051,817          2,368,163         1,838,983
      Accrued expenses                                                              11,917,298          4,068,679         3,753,129
                                                                               ---------------    ----------------   --------------

                        Total current liabilities                                   27,837,589         12,507,793        11,665,395
                                                                               ---------------    ----------------   --------------

LONG-TERM DEBT, NET OF CURRENT PORTION                                               3,282,123            473,094           453,875
                                                                               ---------------    ----------------   --------------

9% CONVERTIBLE SUBORDINATED NOTES PAYABLE                                           50,000,000          1,306,000        1,306,000
                                                                               ---------------    ----------------   --------------

COMMITMENTS AND CONTINGENCIES (Notes 11 and 16)

STOCKHOLDERS' EQUITY (DEFICIT):
      Preferred stock, $.01 par value-
           Authorized--5,000,000 shares
           Series A convertible preferred stock-
                  Designated--1,500,000 shares
                  Issued and outstanding--641,259 shares                                    -              6,413             6,413
                                          (Liquidation preference of $65,168,048 at
                                           March 31, 1999)
      Common stock, $.001 par value-
            Authorized--100,000,000 shares
            Issued and outstanding--5,059,650 shares at December 31,
                  1997 and 15,304,825 at December 31, 1998
                  and March 31, 1999 (unaudited), respectively                           5,060             15,305            15,305
      Additional paid-in capital                                                   173,695,698        241,632,024       242,674,076
      Accumulated deficit                                                         (218,655,101)      (238,447,837)     (242,456,081)
      Deferred compensation                                                         (1,093,837)          (957,127)         (895,516)
                                                                                 -------------     --------------    --------------
            Total stockholders' (deficit) equity                                   (46,048,180)         2,248,778         (655,803)
                                                                                 -------------     --------------    --------------
                                                                                 $  35,071,532     $   16,535,665   $    12,769,467
                                                                                 =============     ==============    ==============

The accompanying notes are an integral part of these consolidated financial statements.

                                    HYBRIDON, INC. AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                      Years Ended                           Three Months Ended
                                                                          December 31,                            March 31,

                                                         1996                1997            1998            1998         1999
                                                                                                               (unaudited)
REVENUES:
      Product and service                               $1,080,175        $1,876,862     $3,253,879       $825,069     $1,529,854
      Research and development                           1,419,389           945,000      1,099,915        150,000        150,000
      Royalty and other income                              62,321            48,000              -              -         40,225
      Interest                                           1,446,762         1,079,122        148,067         17,845         52,801
                                                        ----------      ------------   ------------   ------------  -------------

                                                         4,008,647         3,948,984      4,501,861        992,914      1,772,880
                                                        ----------      ------------   ------------  --------------  ------------

OPERATING EXPENSES:
      Research and development                          39,390,525        46,827,915     20,977,370      6,402,537      3,447,278
      General and administrative                        11,346,670        11,026,748      6,572,502      1,665,112      1,121,468
      Interest                                             124,052         4,535,647      2,932,362      1,607,437        170,326
      Restructuring                                              -        11,020,000              -              -              -
                                                      ------------      ------------  ------------- -------------- --------------

            Total operating expenses                    50,861,247        73,410,310     30,482,234     9,675,086       4,739,072
                                                      -------------    -------------  ------------- --------------    -----------

            Loss before extraordinary item             (46,852,600)      (69,461,326)   (25,980,373)    (8,682,172)    (2,966,192)

EXTRAORDINARY ITEM:
      Gain on exchange of 9% convertible
      subordinated notes payable                               -                  -     8,876,685              -              -
                                                      ----------    ----------------  ------------ -------------- --------------

            Net loss                                   (46,852,600)      (69,461,326)   (17,103,688)    (8,682,172)    (2,966,192)

ACCRETION OF PREFERRED STOCK DIVIDENDS                           -                 -      2,689,048              -      1,042,052
                                                      ------------  ----------------    ----------- --------------   ------------

            Net loss applicable to                    $(46,852,600)     $(69,461,326)  $(19,792,736)   $(8,682,172)   $(4,008,244)
                                                      =============     =============  =============   ============   ============
               common stockholders

BASIC AND DILUTED NET LOSS PER COMMON SHARE:

            Loss per share before extraordinary item   $    (10.24)  $        (13.76) $       (2.19)        (1.72) $       (0.19)

            Extraordinary item                                   -                 -           0.75              -              -
                                                      ------------  ----------------  --------------   ------------  -------------

            Net loss per share                              (10.24)           (13.76)         (1.44)        (1.72)         (0.19)

            Accretion of preferred stock dividends               -                 -           (.23)             -         (0.07)
                                                      ------------  ---------------- --------------- -------------    -----------


            Net loss per share applicable to common
            stockholders                               $    (10.24)  $        (13.76) $       (1.67)        (1.72) $       (0.26)
                                                       =============     =============  =============   ============   ============

SHARES USED IN COMPUTING BASIC
AND DILUTED NET LOSS PER COMMON SHARE                    4,575,555         5,049,840     11,859,350      5,059,650     15,304,825
                                                       =============     =============  =============   ============   ============


The accompanying notes are an integral part of these consolidated financial statements.
                                                                           F-4

                         HYBRIDON, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                 Convertible      Series A Convertible
                                                                               Preferred Stock       Preferred Stock   Commom Stock

                                                                        Number of       $.01 Par   Number of  $.01 Par   Number of
                                                                          Shares         Value       Shares    Value       Shares
BALANCE, DECEMBER 31, 1995                                              3,196,435    $      31,965      -        -      $   368,733
     Issuance of common stock related to initial public offering,
         net of issuance costs of $5,268,756                                    -                -      -        -        1,150,000
     Conversion of convertible preferred stock to common stock         (3,196,435)         (31,965)     -        -        3,371,330
     Issuance of common stock related to the exercise of
          stock options                                                         -                -      -        -           57,740
     Issuance of common stock related to the exercise of
          warrants                                                              -                -      -        -           81,512
     Deferred compensation related to grants of stock options to
          nonemployees                                                          -                -      -        -                -
     Amortization of deferred compensation                                      -                -      -        -                -
     Net loss                                                                   -                -      -        -                -
                                                                    -------------    -------------    ---      ---    -------------
BALANCE, DECEMBER 31, 1996                                                      -                -      -        -        5,029,315
     Issuance of common stock related to the exercise of stock                  -                -      -        -           25,005
     Issuance of common stock related to the exercise of
          warrants                                                              -                -      -        -              330
     Issuance of common stock for services rendered                             -                -      -        -            5,000
     Deferred compensation related to grants of stock options to
          nonemployees                                                          -                -      -        -                -
     Amortization of deferred compensation                                      -                -      -        -                -
     Net loss                                                                   -                -      -        -                -
                                                                    -------------    -------------    ---      ---    -------------

BALANCE, DECEMBER 31, 1997                                                      -                -      -        -        5,059,650



                                                                    Common Stock
                                                                                      Additional
                                                                      $.001 Par        Paid-in       Accumulated         Deferred
                                                                        Value          Capital         Deficit         Compensation

BALANCE, DECEMBER 31, 1995                                                     369   $ 114,755,394   $(102,341,175)            -
     Issuance of common stock related to initial public offering,
         net of issuance costs of $5,268,756                                 1,150      52,230,094               -             -
     Conversion of convertible preferred stock to common stock               3,371          28,594               -             -
     Issuance of common stock related to the exercise of
          stock options                                                         58       1,089,618               -             -
     Issuance of common stock related to the exercise of
          warrants                                                              81       3,176,660               -             -
     Deferred compensation related to grants of stock options to
          nonemployees                                                           -       1,967,116               -    (1,967,116)
     Amortization of deferred compensation                                       -               -               -       763,190
     Net loss                                                                    -               -     (46,852,600)            -
                                                                     -------------   -------------    ------------   -----------
BALANCE, DECEMBER 31, 1996                                                   5,029     173,247,476    (149,193,775)   (1,203,926)
     Issuance of common stock related to the exercise of stock                  26          86,300               -             -
     Issuance of common stock related to the exercise of
          warrants                                                               -           9,075               -             -
     Issuance of common stock for services rendered                              5         146,869               -             -
     Deferred compensation related to grants of stock options to
          nonemployees                                                           -         205,978               -      (205,978)
     Amortization of deferred compensation                                       -               -               -       316,067
     Net loss                                                                    -               -     (69,461,326)            -
                                                                     -------------   -------------    -------------  -----------

BALANCE, DECEMBER 31, 1997                                                   5,060     173,695,698    (218,655,101)   (1,093,837)





                                                                    Total
                                                               Stockholders'
                                                              Equity (Deficit)

BALANCE, DECEMBER 31, 1995                                          12,446,553
     Issuance of common stock related to initial public offering,
         net of issuance costs of $5,268,756                        52,231,244
     Conversion of convertible preferred stock to common stock               -
     Issuance of common stock related to the exercise of
          stock options                                              1,089,676
     Issuance of common stock related to the exercise of
          warrants                                                   3,176,741
     Deferred compensation related to grants of stock options to
          nonemployees                                                       -
     Amortization of deferred compensation                             763,190
     Net loss                                                      (46,852,600)
                                                                   -----------
BALANCE, DECEMBER 31, 1996                                          22,854,804
     Issuance of common stock related to the exercise of stock          86,326
     Issuance of common stock related to the exercise of
          warrants                                                       9,075
     Issuance of common stock for services rendered                    146,874
     Deferred compensation related to grants of stock options to
          nonemployees                                                       -
     Amortization of deferred compensation                             316,067
     Net loss                                                      (69,461,326)
                                                                   -----------

BALANCE, DECEMBER 31, 1997                                         (46,048,180)

                         HYBRIDON, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (Continued)



                                                                                 Convertible                    Series A Convertible
                                                                               Preferred Stock                     Preferred Stock

                                                                                Number of           $.01 Par           Number of
                                                                                 Shares             Value               Shares
BALANCE, DECEMBER 31, 1997                                                           -                  -                   -
     Issuance of Series A convertible preferred stock and
         attached warrants in exchange for conversion of 9%
         convertible subordinated notes payable and accrued
         interest, net of issuance costs of $1,195,398                               -                  -             510,504
     Issuance of common stock and attached warrants in
         exchange for conversion of accounts payable and other
         obligations                                                                 -                  -                   -
     Issuance of Series A convertible preferred stock                                -                  -             114,285
     Issuance of common stock to Placement Agent                                     -                  -                   -
     Issuance of common stock and attached warrants in
         exchange for conversion of convertible notes payable, net                   -                  -                   -
         of issuance costs of $566,167
     Issuance of common stock and attached warrants, net of
         issuance costs of $1,069,970                                                -                  -                   -
     Issuance of common stock for services rendered                                  -                  -                   -
     Deferred compensation related to grants of
         stock options to nonemployees, net of terminations                          -                  -                   -
     Issuance of warrants in connection with notes payable                           -                  -                   -
     Accretion and issuance of Series A convertible preferred
         stock dividends                                                             -                  -              16,470
     Amortization of deferred compensation                                           -                  -                   -
     Net loss                                                                        -                  -                   -
                                                                        --------------     --------------      --------------     --
BALANCE, DECEMBER 31, 1998                                                           -                  -             641,259
     Accretion of Series A  convertible preferred
         stock dividends                                                             -                  -                   -
     Amortization of deferred compensation                                           -                  -                   -
     Net loss                                                                        -                  -                   -
                                                                        --------------     --------------      --------------     --
BALANCE, MARCH 31, 1999 (UNAUDITED)                                                  -     $            -             641,259
                                                                        ==============     ==============          ==========







                                                                         Series A Convertible
                                                                          Preferred Stock       Common Stock

                                                                                $.01 Par          Number of           $.001 Par
                                                                                Value              Shares              Value
BALANCE, DECEMBER 31, 1997                                                          -          5,059,650               5,060
     Issuance of Series A convertible preferred stock and
         attached warrants in exchange for conversion of 9%
         convertible subordinated notes payable and accrued
         interest, net of issuance costs of $1,195,398                          5,105                  -                   -
     Issuance of common stock and attached warrants in
         exchange for conversion of accounts payable and other
         obligations                                                                -          3,217,154               3,217
     Issuance of Series A convertible preferred stock                           1,143                  -                   -
     Issuance of common stock to Placement Agent                                    -            597,699                 598
     Issuance of common stock and attached warrants in
         exchange for conversion of convertible notes payable, net                  -          3,157,322               3,157
         of issuance costs of $566,167
     Issuance of common stock and attached warrants, net of
         issuance costs of $1,069,970                                               -          3,223,000               3,223
     Issuance of common stock for services rendered                                 -             50,000                  50
     Deferred compensation related to grants of
         stock options to nonemployees, net of terminations                         -                  -                   -
     Issuance of warrants in connection with notes payable                          -                  -                   -
     Accretion and issuance of Series A convertible preferred
         stock dividends                                                          165                  -                   -
     Amortization of deferred compensation                                          -                  -                   -
     Net loss                                                                       -                  -                   -
                                                                       --------------     --------------      --------------
BALANCE, DECEMBER 31, 1998                                                      6,413         15,304,825              15,305
     Accretion of Series A  convertible preferred
         stock dividends                                                            -                  -                   -
     Amortization of deferred compensation                                          -                  -                   -
     Net loss                                                                       -                  -                   -
                                                                       --------------     --------------      --------------
BALANCE, MARCH 31, 1999 (UNAUDITED)                                       $     6,413         15,304,825   $          15,305
                                                                          ===========         ==========  ==================





                                                                               Additional         Accumulated         Deferred
                                                                             Paid-in Capital        Deficit         Compensation
BALANCE, DECEMBER 31, 1997                                                  173,695,698        (218,655,101)        (1,093,837)
     Issuance of Series A convertible preferred stock and
         attached warrants in exchange for conversion of 9%
         convertible subordinated notes payable and accrued
         interest, net of issuance costs of $1,195,398                       38,729,489                   -                  -
     Issuance of common stock and attached warrants in
         exchange for conversion of accounts payable and other
         obligations                                                          5,931,341                   -                  -
     Issuance of Series A convertible preferred stock                         7,998,817                   -                  -
     Issuance of common stock to Placement Agent                              1,194,800                   -                  -
     Issuance of common stock and attached warrants in
         exchange for conversion of convertible notes payable, net            4,230,676                   -                  -
         of issuance costs of $566,167
     Issuance of common stock and attached warrants, net of
         issuance costs of $1,069,970                                         6,873,453                   -                  -
     Issuance of common stock for services rendered                              93,700                   -                  -
     Deferred compensation related to grants of
         stock options to nonemployees, net of terminations                     109,734                   -           (109,734)
     Issuance of warrants in connection with notes payable                       85,433                   -                  -
     Accretion and issuance of Series A convertible preferred
         stock dividends                                                      2,688,883          (2,689,048)                 -
     Amortization of deferred compensation                                            -                   -            246,444
     Net loss                                                                          -        (17,103,688)                 -
                                                                       -----------------     ---------------    --------------
BALANCE, DECEMBER 31, 1998                                                  241,632,024        (238,447,837)          (957,127)
     Accretion of Series A  convertible preferred
         stock dividends                                                      1,042,052          (1,042,052)                 -
     Amortization of deferred compensation                                             -                  -             61,611
     Net loss                                                                             -      (2,966,192)                 -
                                                                       --------------------   --------------    ---------------
BALANCE, MARCH 31, 1999 (UNAUDITED)                                     $  (242,674,076)     $ (242,456,081)    $     (895,516)
                                                                        ================     ===============    ===============






                                                                             Total
                                                                           Stockholders'
                                                                           Equity (Deficit)
BALANCE, DECEMBER 31, 1997                                                  (46,048,180)
     Issuance of Series A convertible preferred stock and
         attached warrants in exchange for conversion of 9%
         convertible subordinated notes payable and accrued
         interest, net of issuance costs of $1,195,398                       38,734,594
     Issuance of common stock and attached warrants in
         exchange for conversion of accounts payable and other
         obligations                                                          5,934,558
     Issuance of Series A convertible preferred stock                         7,999,960
     Issuance of common stock to Placement Agent                              1,195,398
     Issuance of common stock and attached warrants in
         exchange for conversion of convertible notes payable, net            4,233,833
         of issuance costs of $566,167
     Issuance of common stock and attached warrants, net of
         issuance costs of $1,069,970                                         6,876,676
     Issuance of common stock for services rendered                              93,750
     Deferred compensation related to grants of
         stock options to nonemployees, net of terminations                           -
     Issuance of warrants in connection with notes payable                       85,433
     Accretion and issuance of Series A convertible preferred
         stock dividends                                                              -
     Amortization of deferred compensation                                      246,444
     Net loss                                                               (17,103,688)
                                                                         ----------------
BALANCE, DECEMBER 31, 1998                                                    2,248,778
     Accretion of Series A  convertible preferred
         stock dividends                                                              -
     Amortization of deferred compensation                                       61,611
     Net loss                                                                (2,966,192)
                                                                         ---------------
BALANCE, MARCH 31, 1999 (UNAUDITED)                                      $     (655,803)
                                                                         ===============








The accompanying notes are an integral part of these consolidated statements.

                         HYBRIDON, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         Years Ended December 31,

                                                                               1996                 1997               1998
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                 $(46,852,600)        $(69,461,326)      $(17,103,688)
     Adjustments to reconcile net loss to net cash used in operating activities-
         Extraordinary gain on exchange of 9% convertible
         subordinated notes payable                                                      -                    -         (8,876,685)
         Depreciation and amortization                                           2,393,751            4,488,719          4,057,286
         Loss on disposal of fixed assets                                                -                    -                  -
         Issuance of common stock for services rendered                                  -              146,874             93,750
         Amortization of deferred compensation                                     763,190              316,067            246,444
         Amortization of deferred financing costs                                        -              479,737            160,813
         Noncash portion of restructuring charge                                         -            1,255,000                  -
         Changes in assets and liabilities-
              Accounts receivable                                                 (573,896)              44,194           (645,739)
              Prepaid expenses and other current assets                           (593,797)             539,499            894,998
              Note receivable from officer                                          (9,845)              70,728            (11,400)
              Accounts payable                                                   2,010,981            3,987,398         (3,059,002)
              Accrued expenses                                                     736,141            7,071,532          1,565,806
              Deferred revenue                                                           -              (86,250)                 -
              Amounts payable to related parties                                   (12,500)                   -                  -
                                                                               -----------         ------------      -------------
                  Net cash used in operating activities                        (42,138,575)         (51,147,828)       (22,677,417)
                                                                               -----------         ------------      -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     (Increase) decrease in short-term investments                              (3,785,146)           3,785,146                  -
     Purchases of property and equipment                                        (8,902,989)          (7,509,755)          (471,949)
     Proceeds from sale of property and equipment                                        -                    -            714,400
     (Investment in) sale of real estate partnership                            (3,751,552)                   -          5,450,000
                                                                               ------------        ------------      -------------
                  Net cash (used in) provided by investing activities          (16,439,687)          (3,724,609)         5,692,451
                                                                               -----------         ------------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of Series A convertible preferred

              stock                                                                      -                    -          7,999,960
     Proceeds from issuance of common stock related to stock options

              and restricted stock grants                                        1,089,676               86,326                  -
     Net proceeds from issuance of common stock                                 52,231,244                    -          6,876,676
     Proceeds from notes payable                                                 7,500,000                    -          6,000,000
     Proceeds from issuance of convertible promissory notes payable                      -           50,000,000          4,233,833
     Proceeds from issuance of common stock related to stock

              warrants                                                           3,176,741                9,075                  -
     Proceeds from sale/leaseback of fixed assets                                1,722,333            1,205,502                  -
     Payments on long-term debt                                                   (446,163)          (1,564,268)        (7,296,646)
     Decrease (increase) in deferred financing costs                               251,921           (2,820,790)          (400,000)
     Decrease (increase) in restricted cash and other assets                       401,990           (2,474,948)         2,976,823
                                                                               -----------         ------------      -------------
                  Net cash provided by (used in) financing activities           65,927,742           44,440,897         20,390,646
                                                                               -----------         ------------      -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                             7,349,480          (10,431,540)         3,405,680
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                     5,284,262           12,633,742          2,202,202
                                                                               -----------         ------------      -------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                         $12,633,742         $  2,202,202      $   5,607,882
                                                                               ===========         ============      =============




                                                                                       Three Months Ended March 31,

                                                                                          1998                  1999
CASH FLOWS FROM OPERATING ACTIVITIES:                                                                        (Unaudited)
     Net loss                                                                            $(8,682,172)        $(2,966,192)
     Adjustments to reconcile net loss to net cash used in operating activities-
         Extraordinary gain on exchange of 9% convertible
         subordinated notes payable                                                                 -                   -
         Depreciation and amortization                                                      1,130,540             690,831
         Loss on disposal of fixed assets                                                     359,424                   -
         Issuance of common stock for services rendered                                             -                   -
         Amortization of deferred compensation                                                 54,348              61,611
         Amortization of deferred financing costs                                             217,021              26,984
         Noncash portion of restructuring charge                                                    -                   -
         Changes in assets and liabilities-
              Accounts receivable                                                               7,815            (103,051)
              Prepaid expenses and other current assets                                       298,956               5,406
              Note receivable from officer                                                     (2,850)             (2,850)
              Accounts payable                                                               (479,432)           (529,180)
              Accrued expenses                                                                745,990            (315,550)
              Deferred revenue                                                                      -                   -
              Amounts payable to related parties                                                    -                   -
                                                                                      ---------------     ---------------
                  Net cash used in operating activities                                    (6,350,360)         (3,131,991)
                                                                                      ---------------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     (Increase) decrease in short-term investments                                                  -                   -
     Purchases of property and equipment                                                            -                   -
     Proceeds from sale of property and equipment                                             400,000               2,180
     (Investment in) sale of real estate partnership                                               -                    -
                                                                                              -------               -----
                                                                                              400,000               2,180
                                                                                              -------               -----
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of Series A convertible preferred

              stock                                                                                 -                   -
     Proceeds from issuance of common stock related to stock options

              and restricted stock grants                                                           -                   -
     Net proceeds from issuance of common stock                                                     -                   -
     Proceeds from notes payable                                                                    -                   -
     Proceeds from issuance of convertible promissory notes payable                         4,233,833                   -
     Proceeds from issuance of common stock related to stock

              warrants                                                                              -                   -
     Proceeds from sale/leaseback of fixed assets                                                   -                   -
     Payments on long-term debt                                                            (2,204,315)            (16,887)
     Decrease (increase) in deferred financing costs                                                -                   -
     Decrease (increase) in restricted cash and other assets                                2,157,854                   -
                                                                                           ----------          ----------
                  Net cash provided by (used in) financing activities                       4,187,372             (16,887)
                                                                                           ----------          ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                       (1,762,988)         (3,146,698)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                2,202,202           5,607,882
                                                                                           ----------          ----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                     $  439,214          $2,461,184
                                                                                           ==========          ==========





The accompanying notes are an integral part of these consolidated financial statements.
                                                                           F-7

                         HYBRIDON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (Including Data Applicable to Unaudited Periods)


(1)  ORGANIZATION

     Hybridon, Inc. (the Company) was incorporated in the State of Delaware on May 25, 1989. The Company is engaged in the discovery and development of novel genetic medicines based primarily on antisense technology.

     Since inception, the Company has devoted substantially all of its efforts toward product research and development, its custom contract manufacturing business (Hybridon Specialty Products or HSP) and raising capital. Management anticipates that substantially all future revenues will be derived from the sale of proprietary biopharmaceutical products under development or to be developed in the future, and custom contract manufacturing of synthetic DNA products and reagent products (by HSP), as well as from research and development revenues and fees and royalties derived from licensing of the Company's technology. Accordingly, although the Company has begun to generate revenues from its custom contract manufacturing business, the Company is dependent on the proceeds from possible future sales of debt and equity securities and research and development collaborations in order to fund future operations. There is substantial doubt concerning its ability to continue as a going concern. As of December 31, 1998, the Company had cash and cash equivalents of approximately $5.6 million. The Company expects such resources to fund operations through May 1999. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company is currently seeking debt or equity financing in an amount sufficient to support its operations through the end of 1999, and in connection therewith, is in negotiations with several parties to obtain such financing. If the Company is unable to obtain this sufficient amount of additional funding in May 1999, it will be forced to terminate its operations or seek relief under applicable bankruptcy law by the end of May 1999.

     See Note 22 for first-quarter 1999 update.

     On December 3, 1997, the Company was delisted from the Nasdaq Stock Market, Inc. (NASDAQ) because the Company was not in compliance with the continued listing requirements of the NASDAQ National Market. The Company is currently trading on the NASD OTC as a result of the delisting.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Management Estimates and Uncertainties

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

          The Company is subject to a number of risks and uncertainties similar to those of other companies of the same size within the biotechnology industry, such as uncertainty with clinical trials, uncertainty of additional funding and history of operating losses.

     (b)  Principles of Consolidation

          The accompanying consolidated financial statements include the results of the Company and its subsidiaries, Hybridon S.A. (Europe), a French corporation, and Hybridon Canada, Inc. (an inactive majority-owned subsidiary). The consolidated financial statements also reflect the Company's 30% interest in MethylGene, Inc. (MethylGene), a Canadian corporation which is accounted for under the equity method (see Note
          14). All material intercompany balances and transactions have been eliminated in consolidation.

     (c)  Cash Equivalents

          The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. Cash and cash equivalents and restricted cash at December 31, 1997 and 1998 consisted of the following (at amortized cost, which approximates fair market value):

                                                                       1997                       1998
       Cash and cash equivalents-
                Cash and money market funds                        $1,702,272                 $3,865,365
                Corporate bond                                        499,930                  1,742,517
                                                                   ----------                 ----------
                Total cash and cash equivalents                    $2,202,202                 $5,607,882
                                                                   ==========                 ==========

       Restricted cash-
                Note payable to bank (Note 7(a))                   $1,758,542                 $        -
                Foreign bank account (Note 6)                       1,034,618                          -
                Capital lease obligations (Note 7(d))                 257,822                          -
                                                                   ----------                 ----------
                                                                   $3,050,982                 $       -
                                                                   ==========                 ==========


     (d)  Depreciation and Amortization

          Depreciation and amortization are computed using the straight-line method based on the estimated useful lives of the related assets as follows:

                Asset Classification                       Estimated
                                                           Useful Life

          Leasehold improvements                          Life of lease
          Laboratory equipment and other                    3-5 years

                         HYBRIDON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

     (e)  Accrued Expenses

          At December 31, 1997 and 1998, accrued expenses consist of the following:

                                                                              1997                       1998

                      Restructuring (Note 3)                               $8,316,148                   $469,485
                      Interest                                              1,125,000                     29,385
                      Payroll and related costs                               742,452                  1,151,742
                      Outside research and clinical costs                   1,231,818                    797,593
                      Professional fees                                       150,000                    149,957
                      Contingent stock (Notes 7(b) and 15(c))                       -                  1,000,000
                      Other                                                   351,880                    470,517
                                                                          -----------                 ----------
                                                                          $11,917,298                 $4,068,679
                                                                          ===========                 ==========


     (f)  Reclassifications

          Certain amounts in the prior periods consolidated financial statements
          have  been   reclassified   to  conform  with  the  current   period's
          presentation.

     (g)  Revenue Recognition

          The Company has recorded revenue under the consulting and research agreements discussed in Notes 8, 9 and 14. Revenue is recognized as earned on a straight-line basis over the term of the agreement, which approximates when work is performed and costs are incurred. Revenues from product and service sales are recognized when the products are shipped or the services are performed. Product revenue during 1997 and 1998 represents revenues from the sale of oligonucleotides manufactured on a custom contract basis by HSP.

     (h)  Research and Development Expenses

          The Company charges research and development expenses to operations as incurred.

     (i)  Patent Costs

          The Company charges patent expenses to operations as incurred.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

     (j)  Comprehensive Loss

          The Company applies SFAS No. 130, Reporting Comprehensive Income. Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The Company's comprehensive loss is the same as the reported net loss for all periods presented.

     (k)  Net Loss per Common Share

          The Company applies SFAS No 128, Earnings per Share. Under SFAS No. 128, basic net loss per common share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is the same as basic net loss per common share as the effects of the Company's potential common stock equivalents are antidilutive. Antidilutive securities which consist of stock options, warrants and convertible preferred stock (on an as-converted basis) that are not included in diluted net loss per common share were 2,595,496, 2,404,561 and 27,774,883 for 1996, 1997, and 1998, respectively.

     (l)  Segment Reporting

          The Company applies SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. To date, the Company has viewed its operations and manages its business as principally one operating segment. As a result, the financial information disclosed herein, represents all of the material financial information related to the Company's principal operating segment. All of the Company's revenues are generated in the United States and substantially all assets are located in the United States.

(3)  RESTRUCTURING

     Beginning in July 1997, the Company implemented a restructuring plan to reduce expenditures on a phased basis in an effort to conserve its cash resources. As part of this restructuring plan, in addition to terminating the clinical development of GEM 91, the Company's first generation antisense drug for the treatment of AIDS and HIV infection, the Company reduced or suspended programs unrelated to its core advanced chemistry antisense drug research and development programs. In connection with the reduction in programs, the Company has accrued termination fees related to research contracts and has written off assets related to programs that have been suspended or canceled. As part of the restructuring, all outside testing, public relations, travel and entertainment and consulting arrangements were reviewed and where appropriate the terms were renegotiated, contracts cancelled or the terms were significantly reduced. As a result of the implementation of these changes, the Company terminated the employment of 84 employees at its Cambridge and Milford, Massachusetts, facilities in 1997 and closed its operations in Paris, France, and terminated 11 employees at that location.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

     In connection with the restructuring, the Company entered into different subleasing arrangements. During 1997, the Company subleased a portion of each of its facilities in Cambridge, Massachusetts (including a substantial portion of its former headquarters located at 620 Memorial Drive (the Cambridge Headquarters)). The Company incurred expenses relating to these subleases for broker fees and renovation expenses incurred in preparing the Cambridge Headquarters space for the new tenant. In addition, the Company accrued the estimated lease loss of subleasing the Cambridge Headquarters which were vacated during 1998. The Company also subleased its office in Paris, France, and accrued the estimated lease loss.

     The following are the significant components of the $11,020,000 charge for restructuring (in thousands):

                                                                                                         To be Paid
                                                                                                            as of
                                                     Restructuring     Non-Cash             Cash         December 31,
                                                         Charge        Portion           Disbursed           1998

Estimated loss on facility leases                       $    6,372   $   5,976       $       356     $      40
Employee severance, benefits and
    related costs                                            2,738           -             2,548           190
Write-down of assets to net realizable
    value                                                      946         946                 -             -
Termination costs of certain
    research programs                                          964         672                53           239
                                                        ----------    --------       ----------      --------
                                                        $   11,020    $  7,594        $    2,957      $    469
                                                        ==========    ========        ==========      ========


     The Company disbursed cash totaling approximately $1,453,000 and $1,504,000 in 1997 and 1998, respectively, with respect to the restructuring. The remaining accrued amount of approximately $469,000 will be paid during 1999.

(4)  INVESTMENT IN REAL ESTATE PARTNERSHIP

     Under the terms of the lease for the Cambridge Headquarters (the Cambridge Lease), the Company accounted for $5,450,000 of its payments for a portion of the costs of construction of the leased premises as contributions to the capital of the Cambridge landlord in exchange for a limited partnership interest in the Cambridge landlord (the Partnership Interest). Under the terms of the Partnership Interest, the Company exercised its right to sell back the Partnership Interest and received payment of the $5,450,000 in 1998.

(5)  NOTE RECEIVABLE FROM OFFICER

     At December 31, 1997 and 1998 the Company has a note receivable from officer, including accrued interest, of $247,250 and $258,650, respectively. The note has an interest rate of 6.0% per annum and matures in April 2001.

(6)  RESTRICTED CASH - BVH

     In November 1997, the Company was notified by Bank Fur Vermogensanlagen Und Handel AG (BVH) that the Federal Banking Supervisory Office in Germany had imposed a moratorium on

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

     BVH and had closed BVH for business. Accordingly, the Company classified its deposit with BVH as restricted cash. The Company sold the deposit to the Cambridge Landlord, an affiliate of certain directors of the Company, and recovered the full amount in 1998.

(7)  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Future  minimum  principal   payments  due  under  various  notes  payable,
     excluding the 9% convertible subordinated notes (the 9% Notes) due April 1, 2004, are as follows at December 31, 1998:

              December 31,                                             Amount

              1999                                                 $ 6,070,951
              2000                                                      80,746
              2001                                                      91,892
              2002                                                     104,576
              2003                                                     119,010
              Thereafter                                                76,870
                                                                   -----------

                       Total long-term debt obligations              6,544,045

              Less--Current portion                                   6,070,951

                                                                   $   473,094
                                                                   ===========


     (a)  Note Payable to a Bank

          In December 1996, the Company entered into a five-year $7,500,000 note payable to a bank. In November 1998, the outstanding balance of approximately $2,895,000 was purchased from the bank by Forum Capital Markets, LLC (Forum) and certain investors associated with Pecks Management Partners Ltd. (Pecks) (collectively, the Lenders), which are affiliates of two members of the Company's Board of Directors.

     (b)  Note Payable to Lenders

          In connection with the purchase by the Lenders of the note payable to the bank, the Lenders lent an additional $3,200,000 so as to increase the outstanding principal amount of the note to $6,000,000. The terms of the note payable were amended as follows: (i) the maturity was extended to November 30, 2003; (ii) the interest rate was decreased to 8%; (iii) interest is payable monthly in arrears, with the principal due in full at maturity of the loan; (iv) the note payable is convertible, at the Lenders' option, in whole or in part, into shares of common stock at a conversion price equal to $2.40 per share; (v) the note includes a minimum liquidity, as defined covenant of $2,000,000; and (vi) the note payable may not be prepaid, in whole or in part, at any time prior to December 1, 2000. On March 30, 1999, the Company received a waiver for noncompliance with the minimum tangible net worth covenant effective as of December 31, 1998 and March 31, 1999. On April 15, 1999, the Company also received a waiver for non-compliance with the
                                      F-13

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

     minimum liquidity covenant effective as of April 15, 1999. The Company has classified the outstanding balance of $6,000,000 at December 31, 1998 as a current liability in the accompanying consolidated balance sheet as it does not currently have the financing to remain in compliance with the financial covenants. In connection with the purchase of the note payable, Forum is entitled to receive $400,000 as a fee, which Forum has agreed to reinvest by purchasing common stock or preferred stock, both with attached warrants. The Company has recorded the $400,000 as a deferred financing cost, which will be amortized to interest expense over the term of the note and an accrued expense for the issuance of common stock or preferred stock, both with attached warrants, which will occur in 1999. In addition, Forum is entitled to receive warrants to purchase $400,000 of shares of common stock of the Company at the per share valuation of the next financing, or $3.00 per share if the financing is not completed by May 1, 1999. The Company determined the value of the warrants to be $85,433, by using the Black-Scholes option pricing model. The Company has recorded this $85,433 as a deferred financing cost, which will be amortized to interest expense over the term of the note.

     (c)  Note Payable to Landlord

          In December 1994, the Company issued a $750,000 promissory note to its landlord to fund specific construction costs associated with the development of its manufacturing plant in Milford, Massachusetts. The promissory note bears interest at 13% per annum and is to be paid in equal monthly installments of principal and interest over the remainder of the 10-year lease term.

     (d)  Capital Lease Obligations

          The Company had entered into various capital leases for equipment. During 1998, the Company settled its capital lease obligations in full through the issuance of common stock and warrants (see Note 15 (c)).

     (e)  9% Convertible Subordinated Notes Payable

          On April 2, 1997, the Company issued $50,000,000 of the 9% Notes. Under the terms of the 9% Notes, the Company must make semiannual interest payments on the outstanding principal balance through the maturity date of April 1, 2004. If the 9% Notes are converted prior to April 1, 2000, the noteholders are entitled to receive accrued interest from the date of the most recent interest payment through the conversion date. The 9% Notes are convertible at any time prior to the maturity date at a conversion price equal to $35.0625, subject to adjustment under certain circumstances, as defined.

          Beginning April 1, 2000, the Company may redeem the 9% Notes at its option for a 4.5% premium over the original issuance price provided that from April 1, 2000 to March 31, 2001, the 9% Notes may not be redeemed unless the closing price of the common stock equals or exceeds 150% of the conversion price for a period of at least 20 out of 30 consecutive trading days and the 9% Notes are redeemed within 60 days after such trading period. The premium decreases by 1.5% each year through March 31, 2003. Upon a

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

     change of control of the Company, as defined, the Company will be required to offer to repurchase the 9% Notes at 150% of the original issuance price. On February 6, 1998, the Company commenced an exchange offer to the holders of the 9% Notes to exchange the 9% Notes for Series A convertible preferred stock and warrants. On May 5, 1998, noteholders holding $48,694,000 of principal and $2,361,850 of accrued interest tendered such principal and accrued interest to the Company for 510,505 shares of Series A convertible preferred stock and warrants to purchase 3,002,958 shares of common stock with an exercise price of $4.25 per share. In accordance with SFAS No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings, the Company recorded an extraordinary gain of $8,876,685 related to the exchange. The extraordinary gain represents the difference between the carrying value of the 9% Notes plus accrued interest, less $2,249,173 of deferred financing costs written off, and the fair value of the Series A convertible preferred stock, as determined by the per share sales price of Series A convertible preferred stock sold in the 1998 Unit Financing (see
     Note 15(c)), and warrants to purchase common stock issued by the Company.

(8)      G.D. SEARLE & CO. AGREEMENT

          In January 1996, the Company and G.D. Searle & Co. (Searle) entered into a collaboration relating to research and development of therapeutic antisense compounds. According to the collaboration agreement, as modified in April 1998, targets can be selected from those in the fields of cancer, cardiovascular disease and inflammation/immunomodulation (the Searle Field).

          Pursuant to the collaboration, the parties are conducting research and development relating to a compound directed at MDM2. In this project, Searle is funding certain research and development efforts by the Company, and both Searle and the Company have committed certain of its own personnel to the collaboration. The initial phase of research and development activities will be conducted through the earlier of (i) the achievement of certain milestones, and (ii) January 31, 2000, subject to early termination by Searle. The parties may extend the initial collaboration by mutual agreement, including agreement as to additional research funding by Searle.

          In addition, under the collaboration, Searle has the right to designate up to six additional molecular targets in the Searle Field (the Additional Targets) on terms substantially consistent with the terms of the collaboration applicable to the initial molecular target. This right is exercisable by Searle with respect to each of the Additional Targets upon the payment by Searle of certain research payments (beyond the project-specific payments relating to the particular Additional Target) and the purchase of additional common stock from the Company by Searle (at the then fair market value). The aggregate amount to be paid by Searle for such research payments and equity investment in order to designate each of the Additional Targets is $10,000,000 per Additional Target. In the event that Searle designates all of the Additional Targets, the aggregate amount to be paid by Searle for research payments will be $24,000,000, and the aggregate amount to be paid by Searle in equity investment will be $36,000,000. If Searle has not designated all of the Additional Targets by the time the initial molecular target reaches a certain stage of preclinical development, Searle will be required to purchase an
                                      F-15

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

     additional $10,000,000 of common stock (at the then fair market value) in order to maintain its right to designate any of the Additional Targets. The payment for any such common stock will be creditable against the equity investment portion of the payments to be made by Searle with respect to the designation of any of the Additional Targets that Searle has not yet designated. Searle has exclusive rights to commercialize any products resulting from the collaboration. If Searle elects to commercialize a product, Searle will fund and perform preclinical tests and clinical trials of the product candidate and will be responsible for regulatory approvals for and marketing of the product. The Company has agreed to perform research and development work exclusively with Searle. In addition, for each product candidate, the Company will be entitled to milestone payments from Searle totaling up to an aggregate of $10,000,000 upon the achievement of certain development benchmarks. The Company also will be entitled to royalties from net sales of products resulting from the collaboration. Subject to satisfying certain conditions relating to its manufacturing capacities and capabilities, the Company will retain manufacturing rights, and Searle will be required to purchase its requirements of products from the Company on an exclusive basis at specified prices. Upon a change in control of the Company, Searle would have the right to terminate the Company's manufacturing rights, although the royalty payable would be increased in such event.

          In the event that Searle designates all of the Additional Targets or if Hybridon fails to satisfy certain requirements relating to its manufacturing capacities and capabilities, Searle will have the right to require Hybridon to form a joint venture with Searle, as defined. The Company and Searle would each own 50% of the joint venture, although Searle's ownership interest in the joint venture would increase based upon a formula to up to a maximum of 75% if the joint venture is established in certain instances relating to the Company's failure to satisfy certain requirements relating to its manufacturing capacities and capabilities.

          During 1996, 1997 and 1998, the Company earned $400,000,  $600,000 and
          $600,000, respectively, in research and development revenues from Searle. Under the collaboration, Searle also purchased 200,000 shares of common stock in the Company at the offering price of $50.00 per share.

(9)       F. HOFFMANN-LA ROCHE LTD. (ROCHE) COLLABORATION

          In December 1992, the Company and Roche entered into a collaboration involving the application of the Company's antisense oligonucleotide chemistry to develop compounds for the treatment of hepatitis B, hepatitis C and human papilloma virus. On September 3, 1997, Roche notified the Company that it had decided not to pursue further collaboration with the Company and was terminating the collaboration effective February 28, 1998.

          The Company has recorded $1,019,389 and $345,000 of research and development revenue related to this collaboration in 1996 and 1997, respectively. Due to the termination of the collaboration, as discussed above, the Company recognized no revenue with respect to this collaboration in 1998.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

(10)      MEDTRONIC, INC. COLLABORATIVE STUDY AGREEMENT

          In May 1994, the Company and Medtronic, Inc. (Medtronic) entered into a collaborative study agreement (the Medtronic Agreement) involving the development of antisense compounds for the treatment of Alzheimer's disease and a drug delivery system to deliver such compounds into the central nervous system. The agreement provides that the Company is responsible for the development of, and hold all rights to, any drug developed pursuant to this collaboration, and Medtronic is responsible for the development of, and hold all rights to, any delivery system developed pursuant to this collaboration. The parties may extend this collaboration by mutual agreement to other neurodegenerative disease targets. The Company is not currently conducting any activities under this collaboration.

(11)      LICENSING AGREEMENT

          The Company has entered into a licensing agreement with the Worcester Foundation for Biomedical Research, Inc., which has merged with the University of Massachusetts Medical Center, under which the Company has received exclusive licenses to certain patents and patent applications. The Company is required to make royalty payments based on future sales of products employing the technology or falling under claims of a patent, as well as a specified percentage of sublicense income received related to the licensed technology. Additionally, the Company is required to pay an annual maintenance fee through the life of the patents.

(12)      PHARMACIA BIOTECH, INC. COLLABORATION

          In December 1994, the Company and Pharmacia Biotech, Inc. (Pharmacia) entered into a collaboration involving the design and development of a large-scale oligonucleotide synthesis machine. Following completion of the machine in December 1996, the collaboration expired, and Pharmacia retained the right to sell the machine to third parties, subject to an obligation to pay the Company royalties on such third-party sales. During 1996 and 1997, the Company received $62,321 and $48,000, respectively, of royalty income related to such third-party sales. The Company recognized no royalty income related to this collaboration for 1998.

(13)      PERKIN-ELMER CORPORATION SALES AND SUPPLY AGREEMENT

          In September 1996, the Company and the Applied Biosystems Division of Perkin-Elmer Corporation (Perkin-Elmer) signed a four-year sales and supply agreement under which Perkin-Elmer agreed to refer potential customers to HSP for the manufacture of custom oligonucleotides and the Company agreed that amidites for the manufacture of these oligonucleotides would be purchased from Perkin- Elmer and a percentage of the sales price will be paid to Perkin-Elmer. In addition, Perkin-Elmer licensed to the Company its oligonucleotide synthesis patents.

(14)      INVESTMENT IN METHYLGENE, INC.

          In January 1996, the Company and three Canadian institutional investors formed a Quebec company, MethylGene, Inc. (MethylGene) to develop and market certain compounds and procedures to be agreed upon by the Company and MethylGene.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

          The Company has granted to MethylGene exclusive worldwide licenses and sublicenses in respect of certain technology relating to the MethylGene fields. These fields, as amended, are defined as (i) antisense compounds to inhibit DNA methyltransferase for the treatment of any disease; (ii) other methods of inhibiting DNA methyltransferase for the treatment of any disease; and (iii) antisense compounds to inhibit up to two additional molecular targets for the treatment of cancers, to be agreed upon by the Company and MethylGene. In addition, the Company and MethylGene have entered into a supply agreement pursuant to which MethylGene is obligated to purchase from the Company all required formulated bulk oligonucleotides at specified transfer prices.

          The Company acquired a 49% interest in MethylGene for approximately $734,000, and the Canadian investors acquired a 51% interest in MethylGene for a total of approximately $5,500,000. The institutional investors have the right to exchange all (but not less than all) of their shares of stock in MethylGene for an aggregate of 100,000 shares of Hybridon common stock (subject to adjustment for stock splits, stock dividends and the like). This option is exercisable only during a 90-day period commencing on the earlier of the date five years after the closing of the institutional investors' investment in MethylGene or the date on which MethylGene ceases operations. This option terminates sooner if MethylGene raises certain additional amounts of equity or debt financing or if MethylGene enters into a corporate collaboration that meets certain requirements. During 1998, MethylGene raised additional proceeds from outside investors that decreased the Company's interest to 30%. The Company is accounting for its investment in MethylGene under the equity method and, due to the existence of the investors exchange rights, the Company has recorded, up to its original investment, 100% of MethylGene's losses in the accompanying consolidated statement of operations.

          In May  1998,  this  agreement  was  amended  to  grant  MethylGene  a non-exclusive right to use any and all antisense chemistries discovered by the Company or any of its affiliates for a period commencing on May 5, 1998 and ending on the earlier of (i) the effective date of termination by MethylGene of its contract for development services to be provided by the Company; (ii) May 5, 1999, unless MethylGene exercises its option to continue contracting for development services provided by the Company; or (iii) May 5, 2000. As additional consideration for this nonexclusive right, MethylGene is required to pay the Company certain milestone amounts, as defined, and transferred 300,000 shares of MethylGene's Class B shares to the Company. The Company has placed no value on these shares. During 1996, 1997 and 1998, the Company recognized $49,565, $101,894 and $1,685,932, respectively, of product and service revenue related to this agreement.

(15)      STOCKHOLDERS' EQUITY (DEFICIT)

         (a)      Common Stock

                  The Company has 100,000,000 authorized shares of common stock, $.001 par value, of which 15,304,825 shares were issued and outstanding at December 31, 1998.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)
         (b)      Initial Public Offering (IPO)

                  On February 2, 1996, the Company completed its IPO of 1,150,000 shares of common stock at $50.00 per share. The sale of common stock resulted in net proceeds to the Company of $52,231,244 after deducting expenses related to the offering.

         (c)      1998 Unit Financing

                  On May 5, 1998, the Company completed a private offering of equity securities raising total gross proceeds of $26,681,164 from the issuance of 9,597,476 shares of common stock, 114,285 shares of Series A convertible preferred stock and warrants to purchase 3,329,486 shares of common stock at $2.40 per share. The gross proceeds include the conversion of $5,934,558 of accounts payable, capital lease obligations and other obligations into common stock. The Company incurred $1,636,137 of cash expenses related to the private offering and issued 597,699 shares of common stock and warrants to purchase 1,720,825 shares of common stock at $2.40 per share to the placement agents. The compensation received by Pillar, a company affiliated with certain directors of the Company, with respect to the offshore component of the private offering (Offshore Offering) consisted of (i) 9% of gross proceeds of such Offshore Offerings and (ii) a nonaccountable expense allowance equal to 4% of gross proceeds of such Offshore Offering. Pillar received $1,636,137 and warrants to purchase 1,111,630 shares of common stock at $2.40 per share.

                  In addition, Pillar is entitled to receive 300,000 shares of common stock in connection with its efforts in assisting the Company in restructuring its balance sheet. The Company has recorded $600,000 of general and administrative expense in the accompanying consolidated statement of operations during 1998, which represents the value of this common stock on May 5, 1998 with an offsetting amount to accrued expenses for the shares to be issued. These shares will be issued in 1999.

         (d)      Units Issued to Primedica Corporation

                  In connection with the unit financing (see Note 15(c)) the Company issued 250,000 shares of common stock and 62,500 warrants to purchase common stock to Primedica Corporation (Primedica) for future services to be provided. The services shall commence upon the Company's request after (i) the Company's securities are listed on a nationally recognized exchange, and (ii) the average closing price of the Company's common stock is at least $2.00 per share for the twenty-day trading period preceding the contract commencement date. In the event that the Company does not use these services as a result of the failure to meet the contract conditions, Primedica shall forfeit to the Company all or part of the common stock and warrants held by Primedica. The Company has recorded these shares as issued and outstanding at December 31, 1998 at par value. The Company will record the value of these services as the services are rendered.

         (e)      Stock Split

                  On December 10, 1997, the Board of Directors declared a one-for-five reverse split of its common stock. Share quantities and related per share amounts have been retroactively restated to reflect the reverse stock split.

         (f)      Warrants

                  The  Company  has  the  following  warrants   outstanding  and
                  exercisable for the purchase of common stock at December 31, 1998:

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

                                       Outstanding         Exercise Price        Exercisable        Exercise Price
Expiration Date                         Warrants             per Share            Warrants             per Share

February 4, 1999-October 25, 2000         551,201             $  50.00              551,201           $  50.00
February 28, 2000                          20,000                37.50               20,000              37.50
December 31, 2001                          13,000                34.49               13,000              34.49
May 4, 2003                             8,641,503            2.40-4.25            4,378,044               2.40
                                        ---------            ---------            ---------           --------
                                        9,225,704                                 4,962,245
                                        =========                                 =========

Weighted average exercise price per                              $5.48                                   $7.91
share                                                            =====                                   =====

                  Five-year warrants to purchase 368,620 shares of common stock at $50.00 per share were issued in 1994 and 1995 as a component of the compensation for services of several placement agents of the Company's convertible preferred stock. Of these warrants, 304,335 were issued to a company that is controlled by two directors of the Company (see Note 16(b)). The remaining 64,285 warrants were issued to various other companies that acted as placement agents. See Note 15(c) for information relating to warrants issued to placement agents in connection with the 1998 Unit Financing.

                  As consideration of the agreements made by Forum consenting to the Company's 1998 private placements and waiving certain obligations of the Company to Forum, the Company agreed to amend the warrant to purchase 71,301 shares of common stock at an exercise price of $35.06 per share, issued to Forum in connection with 9% notes so that the exercise price will be equal to $4.25 per share, and the number of shares of common stock purchasable upon exercise thereof will be increased to 588,235, in each case subject to adjustment; provided, however, that such warrant will also be amended to provide that such warrant may not be exercised until May 5, 1999 and the transactions contemplated by such private placements and by the exchange offer will not trigger any anti-dilution adjustments to the exercise price thereof or the number of shares of common stock subject thereto.

         (g)      Stock Options

                  In 1990 and 1995, the Company established the 1990 Stock Option Plan (the 1990 Option Plan) and the 1995 Stock Option Plan (the 1995 Option Plan), respectively, which provide for the grant of incentive stock options and nonqualified stock options. Options granted
                                      F-20

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

                  under these plans vest over various periods and expire no later than 10 years from the date of grant. However, under the 1990 Option Plan, in the event of a change in control (as defined in the 1990 Plan), the exercise dates of all options then outstanding shall be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the 1990 Option Plan shall terminate. In October 1995, the Company terminated the issuance of additional options under the 1990 Option Plan. As of December 31, 1998, options to purchase a total of 525,638 shares of common stock remained outstanding under the 1990 Option Plan.

                  A total of 700,000 shares of common stock may be issued upon the exercise of options granted under the 1995 Option Plan. The maximum number of shares with respect to which options may be granted to any employee under the 1995 Option Plan shall not exceed 500,000 shares of common stock during any calendar year. The Compensation Committee of the



                  Board of Directors has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of common stock subject to the option; (ii) when the option becomes exercisable; (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's common stock) of the fair market value of the common stock as of the date of grant; and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed 10 years). As of December 31, 1998, options to purchase a total of 550,534 shares of common stock remained outstanding under the 1995 Option Plan.

                  In October 1995, the Company adopted the 1995 Director Stock Option Plan (the Director Plan). A total of 50,000 shares of common stock may be issued upon the exercise of options granted under the Director Plan. Under the terms of the Director Plan, options to purchase 1,000 shares of common stock were granted to eligible directors upon the closing of the Company's initial public offering at the fair market value of the common stock on the date of the closing. Thereafter, options to purchase 1,000 shares of common stock will be granted to each eligible director on May 1 of each year commencing in 1997. All options will vest on the first anniversary of the date of grant or, in the case of annual options, on April 30 of each year with respect to options granted in the previous year. As of December 31, 1998, options to purchase a total of 21,000 shares of common stock remained outstanding under the Director Plan.

                  In May 1997, the Company adopted the 1997 Stock Option Plan (the 1997 Option Plan) and has reserved and may issue up to 4,500,000 shares for the grant of incentive and nonqualified stock options. The maximum number of shares with respect to which options may be granted to any employee under the 1997 Option Plan shall not exceed 500,000 shares of common stock during any calendar year. The Compensation Committee of the Board of Directors has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of common stock subject to the option; (ii) when the option becomes exercisable; (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock) of the fair market value of the common stock as of the date of grant; and (iv) the duration of the option (which, in the case of incentive stock options,
                                      F-21

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

                  may not exceed ten years). As of December 31, 1998, options to purchase a total of 2,363,560 shares of common stock remained outstanding under the 1997 Option Plan.



                  Stock option activity for the three years ended December 31, 1998 is summarized as follows:

                                                                                             Weighted
                                               Number          Exercise Price               Average Price
                                             of Shares           per Share                   per Share

Outstanding, December 31, 1995                 738,208       $ .01    -   $50.00              $29.15
     Granted                                   476,020       25.00    -    65.60               49.55
     Exercised                                 (57,740)        .01    -    37.50               18.85
     Terminated                                (20,100)      25.00    -    57.85               40.20
                                               -------

Outstanding, December 31, 1996               1,136,388        1.25    -    65.60               38.05
     Granted                                   315,675       27.50    -    32.50               30.75
     Exercised                                 (25,005)       1.25    -    40.00               12.60
     Terminated                               (236,561)       2.50    -    65.60               40.35
                                              --------

Outstanding, December 31, 1997               1,190,497        1.25    -    65.60               36.18
     Granted                                 2,513,000        2.00    -     3.13                2.00
     Terminated                               (242,765)       2.50    -    57.85               37.79
                                              --------

Outstanding, December 31, 1998               3,460,732       $1.25    -  $ 65.60              $11.25
                                             =========       ===================              ======

Exercisable, December 31, 1996                 622,930       $1.25    -  $ 65.60              $32.55
                                             =========       ===================              ======

Exercisable, December 31, 1997                 740,780       $1.25    -  $ 65.50              $34.40
                                             =========       ===================              ======

Exercisable, December 31, 1998               1,650,021       $1.25    -  $ 65.60              $17.13
                                             =========       ===================              ======


                                              Options Outstanding                        Options Exercisable

                                                  Weighted       Weighted                             Weighted
                                                  Average         Average                             Average
                                                 Remaining       Exercise                             Exercise
      Range of Exercise          Number         Contractual      Price per          Number           Price per
            Prices            Outstanding          Life            Share          Outstanding          Share

$                 1.25           10,000            3.10        $    1.25             10,000       $      1.25
    2.00    -     2.37        2,505,000            9.56             2.00            901,562              2.00
    2.44    -     3.13           18,800            6.03             2.61             10,800              2.50
    4.25    -     5.00            1,200            3.75             5.00              1,200              3.75
   17.50    -     25.00         197,330            3.54            23.21            191,331             23.15
   27.50    -     31.66         168,974            7.45            30.50             76,017             30.28
   35.00    -     36.25          30,000            6.73            35.71             30,000             35.71
   37.50    -     37.50         316,048            4.72            37.50            282,583             37.50
   38.13    -     43.75          47,900            7.81            40.64             24,648             40.73
                  50.00          17,700            6.35            50.00             11,700             50.00
   57.85    -     65.60         147,780            6.08            58.22            110,180             58.34
                              ---------                         --------

                              3,460,732                         $  11.25          1,650,021       $     17.13
                              =========                         ========          =========       ===========

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

                  In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 requires the measurement of the fair value of stock options or warrants granted to employees to be included in the statement of operations or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123. In 1996, 1997 and 1998, the Company recorded $1,967,116, $205,978 and $109,734, respectively, of deferred compensation related to grants to nonemployees, net of terminations. Deferred compensation will be amortized over the vesting period of the options. The
                  Company has recorded compensation expense of $763,190, $316,067 and $246,444 in 1996, 1997 and 1998, respectively, related to these grants to nonemployees.

                  The Company has computed the pro forma disclosures require by SFAS No. 123 for all stock options granted after January 1, 1995 using the Black-Scholes option pricing model. The assumptions used for the three years ended December 31, 1998 are as follows:


                                          1996          1997         1998

          Risk free interest rate         6.14%         6.22%         5.15%
          Expected dividend yield            -             -             -
          Expected lives                 6 years       6 years       6 years
          Expected volatility              60%           60%            60%


                  The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                  The effect of applying SFAS No. 123 for the three years ended December 31, 1998 would be as follows:

                                    1996             1997           1998
Net loss applicable to common
stockholders-
  As reported                    $(46,852,600)    $(69,461,326)   $(19,792,736)
                                 ============
  Pro forma                      $(52,890,455)    $(73,402,170)   $(23,131,304)
                                 ============     ============    ============
Basic and Diluted net loss per
common shares-
  As reported                      $(10.24)         $(13.76)          $(1.67)
                                   =======          =======           ======
  Pro forma                        $(11.56)         $(14.54)          $(1.95)
                                   =======          =======           ======

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

        (h)       Employee Stock Purchase Plan

                  In October 1995, the Company adopted the 1995 Employee Stock Purchase Plan (the Purchase Plan), under which up to 100,000 shares of common stock may be issued to participating employees of the Company, as defined, or its subsidiaries.

                  On the first day of a designated payroll deduction period (the Offering Period), the Company will grant to each eligible employee who has elected to participate in the Purchase Plan an option to purchase shares of common stock as follows: the employee may authorize an amount (a whole percentage from 1% to 10% of such employee's regular pay) to be deducted by the Company from such pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of the common stock on either the first day or the last day of the Offering Period, whichever is lower. In no event may an employee purchase in any one Offering Period a number of shares which is more than 15% of the employee's annualized base pay divided by 85% of the market value of a share of common stock on the commencement date of the Offering Period. The Compensation Committee may, in its discretion, choose an Offering Period of 12 months or less for each of the Offerings and choose a different Offering Period for each Offering. No shares have been issued under the Plan.

        (i)       Preferred Stock

                  The restated Certificate of Incorporation of the Company permits its Board of Directors to issue up to 5,000,000 shares of preferred stock, par value $.01 per share (the Preferred Stock), in one or more series, to designate the number of shares constituting such series, and fix by resolution, the powers, privileges, preferences and relative, optional or special rights thereof, including liquidation preferences and dividends, and conversion and redemption rights of each such series. During 1998, the Company designated 1,500,000 shares as Series A convertible preferred stock.

        (j)       Series A Convertible Preferred Stock

                  The rights and preferences of the Series A convertible preferred stock are as follows:

                  Dividends

                  The holders of the Series A convertible preferred stock, as of March 15 or September 15, are entitled to receive dividends payable at the rate of 6.5% per annum, payable semi- annually in arrears. Such dividends shall accrue from the date of issuance of such share and shall be paid semi-annually on April 1 and October 1 of each year. Such dividends shall be paid, at the election of the Company, either in cash or additional duly authorized, fully paid and non assessable shares of Series A convertible preferred stock. In calculating the number of shares of Series A convertible preferred stock to be paid with respect to each dividend, the Series A convertible preferred stock
                                      F-24

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

                  shall be valued at $100.00 per share. During 1998, the Company recorded a total accretion of $2,689,048 for the dividend on Series A preferred stock and issued 16,470 shares of Series A convertible preferred stock as a dividend.

                  Liquidation

                  In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, the holder of the Series A convertible preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, an amount equal to $100.00 per share plus all accrued but unpaid dividends. If the assets to be distributed to the holders of the Series A convertible preferred stock shall be insufficient to permit the payment of the full preferential amounts, then the assets of the Company shall be distributed ratably to the holders of the Series A convertible preferred stock on the basis of the number of shares of Series A convertible preferred stock held. All shares of Series A convertible preferred stock shall rank as to payment upon the occurrence of any liquidation event senior to the common stock.

                  Conversion

                  Commencing after May 6, 1999, but not prior thereto, the shares of Series A convertible preferred stock shall be convertible, in whole or in part, at the option of the holder into fully paid and nonassessable shares of common stock at $4.25 per share, subject to adjustment as defined.

                  Mandatory Conversion

                  At any time after May 6, 1998, the Company at its option, may cause the Series A convertible preferred stock to be converted in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of common stock using a conversion price equal to $4.00 if the closing bid price, as defined, of the common stock shall have equaled or exceeded 250% of the conversion price, $4.25, subject to adjustment as defined, for at least 20 trading days in any 30 consecutive trading day period ending three days prior to the date of notice of conversion (such event, the Market Trigger).

                  At any time after April 1, 2000, the Company, at its option, may redeem the Series A convertible preferred stock for cash equal to $100.00 per share plus all accrued and unpaid dividends at such time, if the Market Trigger has occurred in the period ending three days prior to the date of notice of redemption.

(16)        COMMITMENTS AND CONTINGENCIES

            (a)         Facilities

                        The Company leases its facility in Milford, Massachusetts, under a lease which has a 10- year term, which commenced on July 1, 1994, with certain extension options.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)


                  On February 4, 1994, the Company entered into the Cambridge Lease with a partnership that is affiliated with certain directors of the Company. As compensation for arranging this lease, the Company issued Pillar Limited five-year warrants for the purchase of 100,000 shares of the Company's common stock at an exercise price of $50.00 per share. These warrants expired subsequent to December 31, 1998. The Company vacated the Cambridge, Massachusetts, facility in June 1998 and moved its corporate facilities to Milford, Massachusetts (see Note
                  3).

                  Future approximate minimum rent payments as of December 31, 1998, under existing lease agreements through 2007, net of sublease agreements are as follows:

                     December 31,                    Amount

                     1999                        $   614,000
                     2000                            784,000
                     2001                          1,213,000
                     2002                          1,209,000
                     2003                          1,213,000
                     Thereafter                    2,338,000
                                                 -----------

                                                 $ 7,371,000
                                                 ===========


                  During 1996, 1997 and 1998, facility rent expense net of sublease revenue was approximately $2,352,000, $4,613,000 and $3,871,000, respectively.

            (b) Related-Party Agreements with Affiliates of Stockholders and Directors

                  The Company has entered into consulting agreements, stock placement agreements and an advisory agreement with several companies that are controlled by two shareholders and directors of the Company including Forum, S.A. Pillar Investment N.V. (Pillar Investment), Pillar S.A. (formerly Commerce Consult S.A.) and Pillar Investment Limited (formerly Ash Properties Limited) (Pillar Limited). During 1996, 1997 and 1998, the Company had expensed $1,106,000, $998,000 and $1,300,000, respectively, under consulting and advisory agreements with related parties.

            (c)   Other Research and Development Agreements

                  The Company has entered into consulting and research agreements with the universities, research and testing organizations and individuals, under which consulting and research support is provided to the Company. These agreements are for varying terms and provide for certain minimum annual or per diem fees plus reimbursable expenses to be paid during the contract periods. Future minimum fees payable under these contracts as of December 31, 1998 are approximately as follows:

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

                      December 31,               Amount

                      1999                   $    582,000
                      2000                        392,000
                      2001                        279,000
                                             ------------

                                             $  1,253,000
                                             ============


                  Total  fees  and   expenses   under   these   contracts   were
                  approximately  $7,171,000,  $9,372,000 and  $2,011,000  during
                  1996, 1997 and 1998, respectively.

            (d)   Employment Agreements

                  The Company has entered into employment agreements with its executive officers which provide for, among other things, each officer's annual salary, cash bonus, fringe benefits, and vacation and severance arrangements. Under the agreements, the officers are generally entitled to receive severance payments of two to three year's base salary.

            (e)   Contingencies

                  From time to time, the Company may be exposed to various types of litigation. The Company is not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Company's financial condition or results of operations.

(17)        INCOME TAXES

            The Company applies SFAS No. 109, Accounting for Income Taxes. At December 31, 1998, the Company had net operating loss and tax credit carryforwards for federal income tax purposes of approximately $219,993,000 and $3,936,000, respectively, available to reduce federal taxable income and federal income taxes, respectively. The Tax Reform Act of 1986 (the Act), enacted in October 1986, limits the amount of net operating loss and credit carryforwards that companies may utilize in any one year in the event of cumulative changes in ownership over a three-year period in excess of 50%. The Company has completed several financings since the effective date of the Act, which, as of December 31, 1998, have resulted in ownership changes in excess of 50%, as defined under the Act and which will limit the Company's ability to utilize its net operating loss carryforwards. Ownership changes in future periods may place additional limits on the Company's ability to utilize net operating loss and tax credit carryforwards.

            The  federal  net  operating  loss   carryforwards  and  tax  credit
            carryforwards expire approximately as follows:

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

                                             Net
                                        Operating Loss         Tax Credit
             Expiration Date            Carryforwards        Carryforwards

              December 31,
                2005                  $      666,000         $   15,000
                2006                       3,040,000             88,000
                2007                       7,897,000            278,000
                2008                      18,300,000            627,000
                2009                      25,670,000            689,000
                2010                      36,134,000            496,000
                2011                      44,947,000            493,000
                2012                      60,087,000            750,000
                2018                      23,252,000            500,000
                                      --------------        -----------
                                      $  219,993,000        $ 3,936,000
                                      ==============        ===========

            At December 31, 1997 and 1998, the components of the deferred tax assets are approximately as follows:

                                                   1997               1998

              Operating loss carryforwards     $  78,696,000     $  87,997,000
              Temporary differences                5,137,000         2,677,000
              Tax credit carryforwards             3,436,000         3,936,000
                                               -------------     -------------
                                                  87,269,000        94,610,000

              Valuation allowance                (87,269,000)      (94,610,000)
                                               -------------     -------------
                                               $           -     $           -
                                               =============     =============

            A valuation allowance has been provided, as it is more likely than not the Company will not realize the deferred tax asset. The net change in the total valuation allowance during 1998 was an increase of approximately $7,341,000.

(18)        EMPLOYEE BENEFIT PLAN

            On October 10, 1991, the Company adopted an employee benefit plan under Section 401(k) of the Internal Revenue Code. The plan allows employees to make contributions up to a specified percentage of their compensation. Under the plan, the Company may, but is not obligated to, match a portion of the employees' contributions up to a defined maximum. The Company is currently matching 50% of employee contributions to the plan, up to 6% of the employee's annual base salary, and charged to operations approximately $224,000, $253,000 and $253,000 during 1996, 1997 and 1998, respectively.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

(19)        SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

            Supplemental disclosure of cash flow information for the three years in the period ended December 31, 1998 are as follows:

                                                                                     1996               1997              1998

              Cash paid during the period for interest                           $   124,052        $  3,264,596      $  1,666,127
                                                                                 ============       ============      ============

              Purchase of property and equipment under capital leases            $ 1,722,333        $  2,374,502      $          -
                                                                                 ============       ============      ============

              Conversion of preferred stock into common stock                    $   159,822        $          -      $          -
                                                                                 ============       ============      ============

              Deferred compensation related to grants of stock options to
                nonemployees, net of terminations                                $ 1,967,116        $    205,978      $    109,734
                                                                                 ============       ============      ============

              Issuance of Series A convertible preferred stock and attached warrants in exchange for conversion of 9% convertible
                subordinated notes payable and accrued interest                  $          -       $          -      $ 51,055,850
                                                                                 ============       ============      ============

              Accretion of Series A convertible preferred stock dividends        $          -       $          -      $  2,689,048
                                                                                 ============       ============      ============

              Issuance of common stock and attached warrants in exchange
                for conversion of convertible promissory notes payable           $          -       $          -      $  4,800,000
                                                                                 ============       ============      ============

              Issuance of common stock and attached warrants in exchange
                for conversion of accounts payable and other obligations         $          -       $          -      $  5,934,558
                                                                                 ============       ============      ============

(20)        RESTATEMENT

            In March 1999, the Company restated its June 30, 1998 and September 30, 1998 financial statements to reflect the accretion on the Series A convertible preferred stock, and record $600,000 of general and administrative expense for the 300,000 shares of common stock that Pillar is entitled to receive in connection with its efforts in assisting the Company in restructuring its balance sheet.

(21)        ORIGENIX TECHNOLOGIES, INC.

            In January 1999, the Company and certain institutional investors formed a Montreal company, OriGenix Technologies Inc. (OriGenix), to develop and market drugs for the treatment of infectious diseases.

            The Company received a 49% interest in OriGenix in consideration of certain research and development efforts previously undertaken by the Company which were made available to OriGenix. The Company has also licensed certain antisense compounds and other technology to OriGenix. If certain conditions are satisfied by OriGenix, the institutional investors are committed to make an additional investment, at which time the Company's ownership interest in OriGenix will be reduced 40%. The institutional investors acquired a 51% interest in OriGenix for a total of approximately $4.0 million. The Company will account for its investment in OriGenix under the equity method.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)


(22)        INTERIM PERIOD AND SUBSEQUENT EVENTS (Unaudited)

            (a)   Unaudited Interim Financial Statements

                  The accompanying consolidated balance sheet as of March 31, 1999, and the consolidated statements of operations, stockholders' equity (deficit) and cash flows for the three months ended March 31, 1998 and 1999 are unaudited, but, in the opinion of management, have been prepared on a basis substantially consistent with audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results of these interim periods. The results for the period ended March 31, 1999 presented are not necessarily indicative of results to be expected for the full fiscal year.

                  At March 31, 1999, the Company had cash and cash equivalents of approximately $2.5 million and a working capital deficit of approximately $7.8 million. The Company is currently seeking debt or equity financing in an amount sufficient to support its operations through the end of 1999, and in connection therewith, is in negotiations with several parties to obtain such financing. The Company's existing cash resources and proceeds of accounts receivable from HSP customers are expected to be sufficient to fund the Company's operations into July 1999. The Company's management expects such receivables to be collected no later than July 1999, given such customers' payment histories, although there can be no assurance thereof. If the Company is unable to obtain additional funding by the end of July 1999, it will be forced to terminate its operations or seek relief under applicable bankruptcy law.

            (b)   Net Loss per Common Share

                  The Company applies SFAS No. 128, Earnings per Share, in calculating earnings per share. Basic net loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share for the periods presented is the same as basic net loss per share as the inclusion of the potential common stock equivalents would be antidilutive. Antidilutive securities which consist of stock options, warrants and convertible preferred stock (on an as-converted basis) that are not included in diluted net loss per common share were 2,220,880 and 29,301,825 for the three month periods ended March 31, 1998 and 1999, respectively.

            (c)   Comprehensive Loss

                  The Company follows the provisions of SFAS No. 130, Reporting Comprehensive Income. Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The Company's comprehensive loss is the same as the reported net loss for all periods presented.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

            (d)   Cash Equivalents

                  The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. Cash and cash equivalents at March 31, 1999 consisted of the following (at amortized cost, which approximates fair market value):

                                                         March 31,
                                                           1999
              Cash and cash equivalents-
                    Cash and money market funds         $2,267,758
                    Corporate bond                         193,426
                                                        ----------
                                                        $2,461,184
                                                        ==========

            (e)   Note Payable to Lenders

                  In December 1996, the Company entered into a five-year $7,500,000 note payable to a bank. In November 1998, the outstanding balance of approximately $2,895,000 was purchased from the bank by Forum Capital Markets, LLC ("Forum") and certain investors associated with Pecks Management Partners Ltd. ("Pecks") (collectively, the "Lenders"), which are affiliates of two members of the Company's Board of Directors. In connection with the purchase, the Lenders lent an additional $3,200,000 so as to increase the outstanding principal amount of the note to $6,000,000. The terms of the note payable were amended as follows: (i) the maturity was extended to November 30, 2003; (ii) the interest rate was decreased to 8%; (iii) interest is payable monthly in arrears, with the principal due in full at maturity of the loan; (iv) the note payable is convertible, at the Lenders' option, in whole or in part, into shares of common stock at a conversion price of $2.40 per share; (v) the note includes a minimum liquidity, as defined, covenant of $2,000,000; and (vi) the note payable may not be prepaid, in whole or in part, at any time prior to December 1, 2000. The Company has received waivers of noncompliance with the minimum tangible net worth covenant through the quarter ended March 31, 1999 and for the minimum liquidity covenant for May 30, 1999. The Company has classified the outstanding balance of $6,000,000 at March 31, 1999 as a current liability in the accompanying consolidated balance sheet as it does not expect to remain in compliance with the financial covenants. In connection with the purchase of the note payable, Forum received $400,000 as a fee, which Forum has reinvested by purchasing 160,000 shares of common stock and warrants to purchase 40,000 shares of common stock at $3.00 per share. The Company has recorded the $400,000 as a deferred financing cost, which will be amortized to interest expense over the term of the note and an accrued expense for the issuance of common stock and warrants. In addition, Forum received warrants to purchase 133,333 shares of common stock of the Company at $3.00 per share. The Company recorded the value of the warrants to be $85,433, by using the Black-Scholes option pricing model. The Company has recorded this $85,433 as a deferred financing cost, which will be amortized to interest expense over the term of the note.

                         HYBRIDON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable To Unaudited Periods)
                                   (continued)

            (h)   Accrued Expenses

                  Accrued   expenses  as  of  March  31,  1999  consist  of  the
                  following:

                                                              March 31, 1999
                  ----------------------------------------------------------
                  Restructuring                               $    486,000
                  Interest -                                        58,770
                  Payroll and related costs                      1,147,601
                  Outside research and clinical costs              460,419
                  Professional fees                                149,957
                  Contingent stock                               1,000,000
                  Other                                            450,382
                                                              ------------
                                                              $  3,753,129
                                                              ============
            (i)   Commitments

                  The Company is currently undergoing a sales and use tax audit by the Massachusetts Department of Revenue. The amount of the final assessment, while currently unknown, may be material.

            (j)   Supplemental Disclosure of Cash Flow Information

                  Supplemental disclosure of cash flow information for the three month periods ended March 31, 1998 and 1999 are as follows:

                                                                  Three Months Ended
                                                                       March 31,
                                                           -----------------------------
                                                              1998               1999
Cash paid during the period for interest                   $  358,680        $   186,695
                                                           ==========        ===========

Accretion of Series A convertible preferred stock          $        -        $ 1,042,052
dividends                                                  ==========        ===========

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Hybridon since the date hereof or that the information contained herein is correct as of any time subsequent to its date. ---------------

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
Prospectus Summary                                                                                3
Risk Factors                                                                                      5
Forward-Looking Statements                                                                       10
Business                                                                                         11
Properties                                                                                       23
Legal Proceedings                                                                                23
Market for Registrant's Common Equity and Related Stockholder Matters                            23
Dividend Policy                                                                                  24
Use of Proceeds                                                                                  25
Capitalization                                                                                   25
Selected Financial Data                                                                          26
Management's Discussion and Analysis of Financial Condition and Results of Operations            28
Directors and Executive Officers of Hybridon                                                     34
Executive Compensation                                                                           37
Security Ownership of Certain Beneficial Owners and Management                                   41
Certain Relationships and Related Transactions                                                   47
Selling Stockholders                                                                             51
Description of Capital Stock                                                                     57
Delaware Law and Certain Provisions of Hybridon's Restated Certificate of Incorporation,
  By-Laws and Indebtedness                                                                       60
Plan of Distribution                                                                             61
Legal Matters                                                                                    61
Experts                                                                                          62
Index to Consolidated Financial Statements                                                       F1

                                 HYBRIDON, INC.


                                 662,099 SHARES

                      SERIES A CONVERTIBLE PREFERRED STOCK
                           ($.01 par value per share)


                                35,048,809 SHARES

                                  COMMON STOCK
                           ($.001 par value per share)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution.

            Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the shares of Series A convertible preferred stock, $.01 par value per share (the "Convertible Preferred Stock") and shares of common stock, $.001 par value per share (the "Common Stock" and, together with the Convertible Preferred Stock, the "Securities") offered hereby are as follows:


SEC Registration fee......................................................
Printing and engraving expenses...........................................
Legal fees and expenses...................................................
Accounting fees and expenses..............................................
Blue Sky fees and expenses
  (including legal fees)..................................................
Transfer agent and registrar fees
  and expenses............................................................
Miscellaneous.............................................................
          Total...........................................................

The Registrant will bear all expenses shown above.

Item 14.  Indemnification of Directors and Officers.

            Article EIGHTH of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

            Article NINTH of the Registrant's Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

            Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

            Article NINTH of the Registrant's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the full extent permitted by such law as so amended.

            Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

            Hybridon is a party to an indemnification agreement with Mr. Grinstead. Such agreement provides that Mr. Grinstead shall be indemnified by the Registrant (a) against all expenses (as defined in the agreement), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with any legal proceeding (other than one brought by or on behalf of the Registrant) if Mr. Grinstead acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful and (b) against all expenses and amounts paid in settlement actually and reasonably incurred in connection with a legal proceeding brought by or on behalf of the Registrant if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which Mr. Grinstead has been adjudged to be liable. If, with respect to such proceedings, Mr. Grinstead is successful on the merits or otherwise, he shall be reimbursed for all expenses. Mr. Grinstead is required to provide notice to the Registrant of any threatened or pending litigation, and the Registrant has the right to participate in such action or assume the defense thereof.

            Hybridon has obtained directors and officers insurance for the benefit of its directors and its officers.

Item 15.  Recent Sales of Unregistered Securities.

            In the three years preceding the filing of this registration statement, Hybridon has issued and sold its Common Stock, warrants to purchase its Common Stock, Convertible Subordinated Notes and Series A Convertible Preferred Stock, to certain investors in transactions that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

Unregistered Offerings Pursuant to Section 4(2) Under the 1933 Act

            The securities issued in each of the following  transactions  (items
(1) through (10)) were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. The securities issued in each of the following transactions were offered and sold solely to persons who were "accredited investors" as that term is defined in Regulation D promulgated under the Securities Act.

            (1) On January 20, 1997, Hybridon issued 25,000 shares of Common Stock to an investment bank as compensation under a financial advisory services agreement dated that date. These shares were offered and sold to an "accredited investor" (as that term is defined in Regulation D promulgated under the Securities

Act) in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving any public offering.

            (2) On January 25, 1997, Hybridon sold 1,650 shares of Common Stock to one investor upon exercise by such investor of warrants to purchase Common Stock for an aggregate purchase price of $9,075 . These shares were offered and sold to an "accredited investor" (as that term is defined in Regulation D promulgated under the Securities Act) in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving any public offering.

            (3)  On  April  2,  1997,  Hybridon  issued  to an  investment  bank
$50,000,000 of its 9% Notes. These 9% Notes were offered and sold to an "accredited investor" (as that term is defined in Regulation D promulgated under the Securities Act) in reliance upon the exemption from registration under
Section 4(2) of the Securities Act, relating to sales by an issuer not involving any public offering.

            (4) On April 2, 1997, Hybridon issued to an investment bank warrants to purchase 71,301 shares of Common Stock at an exercise price of $35.0625 per share. These warrants were offered and sold to an "accredited investor" (as that term is defined in Regulation D promulgated under the Securities Act) in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving any public offering.

            (5) On December 10, 1997, Hybridon issued to Dr. Paul Zamecnik, a Director of Hybridon, 50,000 shares of Common Stock of Hybridon.

            (6) On May 5, 1998, Hybridon accepted $48,694,000 principal amount of its 9% Notes tendered to Hybridon in exchange for 510,505 shares of series A preferred stock (the "Series A Preferred Stock") and warrants (the "Class A Warrants") to purchase 3,002,958 shares of common stock, par value $.001 per share (the "Common Stock"), of Hybridon (the "Exchange Offer"). As a result of the Exchange Offer, there is approximately $1.3 million principal amount of the 9% Notes outstanding.

            Pursuant to the Exchange Offer, which commenced on February 6, 1998, all tendering Noteholders received per $1,000 principal amount of the 9% Notes (including accrued but unpaid interest on the 9% Notes) (i) 10 shares of Series A Preferred Stock and (ii) Class A Warrants to purchase such number of shares of Common Stock equal to 25% of the number of shares of Hybridon's Common Stock into which the Series A Preferred Stock issued to such Noteholder pursuant to the Exchange Offer would be convertible.

            The Convertible Preferred Stock ranks, as to dividends and liquidation preference, senior to Hybridon's Common Stock. The Convertible Preferred Stock issued in the Exchange Offer and in the Regulation D Offering, as defined below, as well as the Convertible Preferred Stock that was issued as a dividend on September 30, 1998, will be convertible into an aggregate of 15,088,200 shares of Common Stock, subject to adjustment, beginning May 5, 1999.

            The Class A Warrants will be exercisable commencing on May 5, 1999 for a period of four years thereafter at $4.25 per share of Common Stock, subject to adjustment. The Class A Warrants are not subject to redemption at the option of Hybridon under any circumstances.

            The Exchange Offer was undertaken by Hybridon as part of Hybridon's new business plan contemplating a restructuring of its capital structure to reduce debt service obligations, a significant reduction in its burn rate and an infusion of additional equity capital.

            (7) On May 5, 1998, Hybridon closed a private placement (the "Regulation D Offering") of (i) 114,285 shares of Series A Preferred Stock, which sold at $70 per share, and (ii) class D warrants (the "Class D Warrants") to purchase 672,273 shares of Hybridon's Common Stock, subject to adjustment, for an aggregate amount of approximately $8 million.

            The Class D Warrants will be exercisable commencing on May 5, 1999 until May 4, 2003 at $2.40 per share of Common Stock, subject to adjustment.

            The net proceeds to Hybridon from the Regulation D Offering are presently used for general corporate purposes, primarily research and product development activities, including costs of preparing investigational new drug applications and conducting preclinical studies and clinical trials, the payment of payroll and other accounts payable and for debt service required under Hybridon's debt obligations. The amounts actually expended by Hybridon and the purposes of such expenditures may vary significantly depending upon numerous factors, including the progress of Hybridon's research, drug discovery and development programs, the results of preclinical studies and clinical trials, the timing of regulatory approvals, sales of DNA products and reagents to third parties manufactured on a custom contract basis by the HSP Division and margins on such sales, technological advances, determinations as to the commercial potential of Hybridon's compounds and the status of competitive products. In addition, expenditures will also depend upon the establishment of collaborative research arrangements with other companies, the availability of other financing and other factors. Under certain circumstances, Hybridon may be required to use net proceeds to repay indebtedness under the Bank Credit Facility.

            (8) On May 5, 1998, Hybridon closed a private placement of units (the "Unit Offering") consisting of (i) 2,754,654 shares of Common Stock, and
(ii) class C warrants (the "Class C Warrants") to purchase 788,649 shares of Common Stock, subject to adjustment, which securities were issued in consideration of the cancellation (or reduction) of accounts payable, capital lease and other obligations aggregating $5,509,308.

            The Class C Warrants are exercisable at $2.40 per share, subject to adjustment from time to time, until May 4, 2003.

            The Common Stock issued pursuant to the Unit Offering and the Common Stock underlying the Class C Warrants are subject to a "lock-up" period ending on May 5, 1999, except to the extent such securities are sold or transferred pursuant to a Registration Statement. After Hybridon files a Registration Statement under the Securities Act, 75% of each holder's Units and the underlying securities will be subject to an additional "lock-up" for the first three months following the effective date of the Registration Statement (the "Effective Date"); thereafter, 50% of such securities will be subject to an additional "lock-up" until six months following the Effective Date; and the remaining 25% of such securities will be "locked-up" until nine months following the Effective Date.

            (9) On May 5, 1998, Hybridon sold to Dr. Paul Zamecnik 100,000 shares of Common Stock and Class C Warrants to purchase 25,000 shares of Common Stock, subject to adjustment, for a purchase price of $200,000.

            The net proceeds of this offering were used to reduce accounts payable, capital lease and other obligations.

            (10) On May 5, 1998, Hybridon issued to certain suppliers a total of 362,500 shares of Common Stock and Class C Warrants to purchase a total of 90,625 shares of Common Stock. These issuances were in consideration of (i) payment to Hybridon of a total of $362.50, the par value of all such issued Common Stock, and (ii) the subsequent furnishing of specified services to Hybridon by each supplier. The extent to which the suppliers have completed performing the specified services varies.

            (11) On December 12, 1998, Hybridon issued to Dr. Paul Zamecnik 50,000 shares of Common Stock in recognition of Dr. Zamecnik's extraordinary contribution to Hybridon.

            (12) On April 16, 1999, Hybridon issued to Pillar Investments Limited 300,000 shares of Common Stock in connection with Pillar's efforts in assisting Hybridon with restructuring its balance sheet.

            (13) On May 1, 1999, Hybridon issued to Forum Capital Markey LLC 160,000 shares of Common Stock and warrants to purchase 173,333 shares of Common Stock, as a reinvestment by Forum of a $400,000 fee paid to Forum in connection with the purchase of a bank loan to Hybridon.

            The Common Stock issued to Dr. Paul Zamecnik and to the certain suppliers and the Common Stock underlying the Class C Warrants issued to such persons are subject to a "lock-up" period ending on May 5, 1999, except to the extent such securities are sold or transferred pursuant to a Registration Statement. After

Hybridon files a Registration Statement under the Securities Act, 75% of each holder's Units and the underlying securities will be subject to an additional "lock-up" for the first three months following the Effective Date; thereafter, 50% of such securities will be subject to an additional "lock-up" until six months following the Effective Date; and the remaining 25% of such securities will be "locked-up" until nine months following the Effective Date.

Unregistered Offerings Pursuant to Regulation S Under the Securities Act

            The securities issued by Hybridon in the each of the following transactions were offered and sold in reliance upon an exemption from registration under Regulation S promulgated under the Securities Act, relating to sales by an issuer in offshore transactions (the "Regulation S Offerings"). The securities issued in each of the following Regulation S Offerings were offered and sold solely to persons who were "accredited investors" as that term is defined in Regulation D promulgated under the Securities Act.

            (14) On January 15, 1998, Hybridon commenced a private placement of units (the "Units"), each Unit consisting of 14% Convertible Subordinated Notes Due 2007 (the "14% Notes") and warrants (the "Equity Warrants") to purchase shares of Hybridon's Common Stock (the "14% Note Offering"). The 14% Notes were subject to both mandatory and optional conversion into shares of series B preferred stock, under certain circumstances which, in turn, were convertible into Common Stock (the "Series B Preferred Stock").

            On January 23, 1998, as part of the 14% Note Offering, Hybridon sold $2,230,000 in principal amount of 14% Notes and Equity Warrants.

            On February 9, 1998, as part of the 14% Note Offering, Hybridon sold $2,384,000 in principal amount of 14% Notes and Equity Warrants.

            On March 27, 1998, as part of the 14% Note Offering, Hybridon sold $200,000 in principal amount of 14% Notes and Equity Warrants.

            On April 21, 1998, as part of the 14% Note Offering, Hybridon sold $300,000 in principal amount of 14% Notes and Equity Warrants.

            On April 24, 1998, as part of the 14% Note Offering, Hybridon sold $1,020,000 in principal amount of 14% Notes and Equity Warrants.

            In each of the above closings, the 14% Notes were issued at face value.

            (15) On May 5, 1998, Hybridon closed a private placement of 3,223,000 shares of Common Stock and class B warrants (the "Class B Warrants") to purchase 805,750 shares of Hybridon's Common Stock, subject to adjustment, for aggregate gross proceeds of $6,446,000.

            The Class B Warrants are exercisable for a period of five years at $2.40 per share of Common Stock, subject to adjustment from time to time.

            The Common Stock issued in such private placement and the Common Stock underlying the Class B Warrants issued in such private placement are subject to a "lock-up" for a period ending on May 5, 1999, except to the extent such securities are sold or transferred pursuant to a Registration Statement filed by Hybridon under the Securities Act. After Hybridon files a Registration Statement under the Securities Act, 75% of each holder's Common Stock, including the Common Stock underlying the Class B Warrants, will be subject to an additional "lock-up" for the first three months following the Effective Date; thereafter, 50% of such securities will be subject to an additional "lock-up" until six months following the Effective Date; and the remaining 25% of such securities will be "locked-up" until nine months following the Effective Date.

            (16) Hybridon has exchanged all of the 14% Notes issued, including any right to interest thereon, and all Equity Warrants issued together with the 14% Notes, for 3,157,322 shares of Common Stock and Class B Warrants to purchase 947,195 shares of Common Stock.

            The net proceeds to Hybridon from the Regulation S Offerings are presently used for general corporate purposes, primarily research and product development activities, including costs of preparing investigational new drug applications and conducting preclinical studies and clinical trials, the payment of payroll and other accounts payable and for debt service required under Hybridon's debt obligations. The amounts actually expended by Hybridon and the purposes of such expenditures may vary significantly depending upon numerous factors, including the progress of Hybridon's research, drug discovery and development programs, the results of preclinical studies and clinical trials, the timing of regulatory approvals, sales of DNA products and reagents to third parties manufactured on a custom contract basis by the HSP Division and margins on such sales, technological advances, determinations as to the commercial potential of Hybridon's compounds and the status of competitive products. In addition, expenditures will also depend upon the establishment of collaborative research arrangements with other companies, the availability of other financing and other factors. Under certain circumstances, Hybridon may be required to use net proceeds to repay indebtedness under the Bank Credit Facility.


Item 16.  Exhibits and Financial Statement Schedules

(a)         Exhibits:

EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

3.1(1) Restated Certificate of Incorporation of the Registrant, as amended.

3.2(2)                Amended and Restated By-Laws of the Registrant.

3.3(3)                Form of  Certificate  of Designation of Series A Preferred
                      Stock.

3.4(3)                Form of  Certificate  of Designation of Series B Preferred
                      Stock.

4.1(2) Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant.

4.2(4) Indenture dated as of March 26, 1997 between Forum Capital Markets LLC and the Registrant.

4.3(7) Certificate of Designation of Series A Preferred Stock, par value $.01 per share, dated May 5, 1998.

4.4(7)                Class A Warrant Agreement dated May 5, 1998.

4.5(7)                Class B Warrant Agreement dated May 5, 1998.

4.6(7)                Class C Warrant Agreement dated May 5, 1998.

4.7(7)                Class D Warrant Agreement dated May 5, 1998.

+10.1(2) License Agreement dated February 21, 1990 and restaged as of September 8, 1993 between the Registrant and the Worcester Foundation for Biomedical Research, Inc., as amended.

+10.2(2) Patent License Agreement dated September 21, 1995 between the Registrant and National Institutes of Health.

+10.3(2) Patent License Agreement effective as of October 13, 1994 between the Registrant and McGill University.

+10.4(2) License Agreement effective as of October 25, 1995 between the Registrant and the General Hospital Corporation.

+10.5(2) License Agreement dated as of October 30, 1995 between the Registrant and Yoon S. Cho-Chung.

+10.6(2) Collaborative Study Agreement effective as of December 30, 1992 between the Registrant and Medtronic, Inc.

+10.7(2) System Design and Procurement Agreement dated as of December 16, 1994 between the Registrant and Pharmacia Biotech, Inc.

10.8(2) Lease dated March 10, 1994 between the Registrant and Laborer's Pension/Milford Investment Corporation for space located at 155. Fortune Boulevard, Milford, Massachusetts, including Note in the original principal amount of $750,000.

10.9(2) Registration Rights Agreement dated as of February 21, 1990 between the Registrant, the Worcester Foundation for Biomedical Research, Inc. and Paul C. Zamecnik.

10.10(2) Registration Rights Agreement dated as of June 25, 1990 between the Registrant and Nigel L. Webb.

10.11 (2)             Registration Rights Agreement dated as of February 6, 1992 between the Registrant and E. Andrews Grinstead, III.

10.12(2) Registration Rights Agreement dated as of February 6, 1992 between the Registrant and Anthony J. Payne.

++10.13(2)            1990 Stock Option Plan, as amended.

++10.14(2)            1995 Stock Option Plan.

++10.15(2)            1995 Director Stock Plan.

++10.16(2)            1995 Employee Stock Purchase Plan.

10.17(2) Form of Warrant originally issued to Pillar Investment Limited to purchase shares of Common Stock issued as placement commissions in connection with the sale of shares of Series F Convertible Preferred Stock and in consideration of financial advisory service, as amended.

10.18(2) Warrant issued to Pillar S.A. to purchase 100,000 shares of Common Stock dated as of March 1, 1994, as amended.

10.19(2) Warrant issued to Pillar S.A. to purchase 100,000 shares of Common Stock dated as of March 1, 1995.

10.20(2) Form of Warrant issued to Pillar Investment Limited to purchase shares of Common Stock issued as placement commissions in connection with the sale of Units pursuant to the Series G Agreement.

++10.21(5)            Employment Agreement dated as of March 1, 1997 between the
                      Registrant and E. Andrews Grinstead, III.

10.22(2) Indemnification Agreement dated as of February 6, 1992 between the Registrant and E. Andrews Grinstead, III.

++10.23(6)            Employment  Agreement  dated  March 1,  1997  between  the
                      Registrant and Dr. Sudhir Agrawal.

++10.24(2)            Consulting Agreement dated as of February 21, 1990 between the Registrant and Dr. Paul C. Zamecnik.

10.25(2) Master Lease Agreement dated as of March 1, 1994 between the Registrant and General Electric Capital Corporation.

+10.26(6)             Research,  Development  and License  Agreement dated as of
                      January 24, 1996 between the Registrant and G.D.  Searle &
                      Co.

+10.27(6)             Manufacturing and Supply Agreement dated as of January 24,
                      1996 between the Registrant and G.D. Searle & Co.

10.28(6) Registration Rights Agreement dated as of January 24, 1996 between the Registrant and G.D. Searle & Co.

10.29(5) Loan and Security Agreement dated as of December 31, 1996 between the Registrant and Silicon Valley Bank.

10.30(7) First Amendment to Loan and Security Agreement dated March 30, 1998 between Hybridon, Inc. and Silicon Valley Bank.

10.31(8)              Second Amendment to Loan and Security  Agreement dated May
                      19,  1998,   effective  as  of  April  30,  1998,  between
                      Hybridon, Inc. and Silicon Valley Bank.

10.32(9) Third Amendment to Loan and Security Agreement dated September 18, 1998 between Hybridon, Inc. and Silicon Valley Bank.

10.33(9) Fourth Amendment to Loan and Security Agreement dated October 30, 1998, effective as of September 29, 1998 between Hybridon, Inc. and Silicon Valley Bank.

10.34(12)             Fifth  Amendment  to Loan  and  Security  Agreement  dated
                      December 4, 1998 between Hybridon, Inc. and Silicon Valley
                      Bank.

10.35(5) Warrant issued to Silicon Valley Bank to purchase 65,000 shares of Common Stock dated as of December 31, 1996.

10.36(5) Registration Rights Agreement dated as of December 31, 1996 between the Registrant and Silicon Valley Bank.

+10.37(5)             Supply and Sales  Agreement  dated as of September 1, 1996 between the Registrant and P.E. Applied Biosystems.

10.38(2) Registration Rights Agreement dated as of March 26, 1997 between Forum Capital Markets LLC and the Registrant.

10.39(2) Warrant Agreement dated as of March 26, 1997 between Forum Capital Markets LLC and the Registrant.

+10.40(6)             Amendment  No. 1 to License  Agreement,  dated as February
                      21, 1990 and restated as of September 8, 1993, by and between the Worcester Foundation for Biomedical Research,
                      Inc. and the Registrant, dated as of November 26, 1996.

10.41(10)             Letter Agreement dated May 12, 1997 between the Registrant and Pillar S.A. amending the Consulting Agreement dated as of March 1, 1994 between the Registrant and Pillar S.A.

10.42(10)             Amendment  dated July 15, 1997 to the Series G Convertible
                      Preferred Stock and Warrant Purchase Agreement dated as of
                      September  9,  1994  among  the   Registrant  and  certain
                      purchasers, as amended.

10.43(1) Consent Agreement dated January 15, 1998 between Silicon Valley Bank and the Registrant relating to the Silicon Agreement.

10.44(11)             Letter Agreement  between the Registrant and Forum Capital
                      Markets LLC and Pecks Management Partners Ltd. for the purchase of the Loan and Security Agreement with Silicon
                      Valley Bank.

10.45(7) Financial Advisory Agreement between Registrant and Pillar Investments Ltd. dated May 5, 1998.

10.46(7) Placement Agency Agreement between Registrant and Pillar Investments Ltd. dated as of January 15, 1998.

+++10.47(12)          Licensing  Agreement  dated  March 12, 1999 by and between
                      Hybridon, Inc. and Integrated DNA Technologies, Inc.

21.1(2)               Subsidiaries of the Registrant.

23.1                  Consent of Arthur Andersen LLP.

23.2                  Consent of McDonnell Boehnen Hulbert & Berghoff.

27.1                  Financial Data Schedule  [EDGAR] - Year Ended December 31,
                      1998

 ----------------------------------

(1) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

(2) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-99024).

(3) Incorporated by reference to Exhibit 9(a)(1) to the Registrant's Schedule 13E-4 dated February 6, 1998.

(4) Incorporated by reference to Exhibits to the Registrant's Current Report on Form 8-K dated April 2, 1997.

(5) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

(6) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

(7) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

(8) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998.

(9) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1998.

(10) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

(11) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-69649).

(12) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10- K for the year ended December 31, 1998

+ Confidential treatment granted as to certain portions, which portions are omitted and filed separately with the Commission.

++ Management contract or compensatory plan or arrangement required to be filed as an Exhibit to the Annual Report on Form 10-K for the year ended December 31, 1997.

+++ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

Item 17.  Undertakings.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(2) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(3) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(4) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(5) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)     To remove from  registration by means of a post-effective  amendment any
        of  the  Securities   being   registered  which  remain  unsold  at  the
        termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 28, 1999.

                                       HYBRIDON,  INC.


                                       By: /s/  E. ANDREWS GRINSTEAD, III
                                       ----------------------------------
                                       E. Andrews Grinstead, III
                                       Chairman, Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signatures                         Title(s)                  Date
      ----------                         --------                  ----

/s/ E. ANDREWS GRINSTEAD, III       Chairman, Chief Executive   June 28, 1999
-------------------------------
E. Andrews Grinstead, III           Officer and Director

*                                   Senior Vice President and   June 28, 1999
-------------------------------
Dr. Sudhir Agrawal                  Director

*                                   Director                    June 28, 1999
-------------------------------
 Dr. James B. Wyngaarden

*                                   Director                    June 28, 1999
-------------------------------
 Mr. Nasser Menhall

*                                   Director                    June 28, 1999
-------------------------------
 Dr. Paul C. Zamecnik

*                                   Director                    June 28, 1999
-------------------------------
 Mr. Youssef El-Zein

                                    Director                    June 28, 1999
 Mr. Arthur W. Berry

*                                   Director                    June 28, 1999
-------------------------------
Mr. Harold L. Purkey

                                    Director                    June 28, 1999
Mr. Camile Chebeir

                                    Director                    June 28, 1999
Mr. H.F. Powell


*   By: /s/ E. ANDREWS GRINSTEAD, III
       ------------------------------
            E. Andrews Grinstead, III
            Attorney-in-fact

EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

3.1(1) Restated Certificate of Incorporation of the Registrant, as amended.

3.2(2)            Amended and Restated By-Laws of the Registrant.

3.3(3)            Form of  Certificate  of  Designation  of Series A Preferred
                  Stock.

3.4(3)            Form of  Certificate  of  Designation  of Series B Preferred
                  Stock.

4.1(2) Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant.

4.2(4) Indenture dated as of March 26, 1997 between Forum Capital Markets LLC and the Registrant.

4.3(7) Certificate of Designation of Series A Preferred Stock, par value $.01 per share, dated May 5, 1998.

4.4(7)            Class A Warrant Agreement dated May 5, 1998.

4.5(7)            Class B Warrant Agreement dated May 5, 1998.

4.6(7)            Class C Warrant Agreement dated May 5, 1998.

4.7(7)            Class D Warrant Agreement dated May 5, 1998.

+10.1(2) License Agreement dated February 21, 1990 and restaged as of September 8, 1993 between the Registrant and the Worcester Foundation for Biomedical Research, Inc., as amended.

+10.2(2) Patent License Agreement dated September 21, 1995 between the Registrant and National Institutes of Health.

+10.3(2) Patent License Agreement effective as of October 13, 1994 between the Registrant and McGill University.

+10.4(2) License Agreement effective as of October 25, 1995 between the Registrant and the General Hospital Corporation.

+10.5(2) License Agreement dated as of October 30, 1995 between the Registrant and Yoon S. Cho-Chung.

+10.6(2) Collaborative Study Agreement effective as of December 30, 1992 between the Registrant and Medtronic, Inc.

+10.7(2) System Design and Procurement Agreement dated as of December 16, 1994 between the Registrant and Pharmacia Biotech, Inc.

10.8(2) Lease dated March 10, 1994 between the Registrant and Laborer's Pension/Milford Investment Corporation for space located at 155. Fortune Boulevard, Milford, Massachusetts, including Note in the original principal amount of $750,000.

10.9(2)           Registration  Rights Agreement dated as of February 21, 1990
                  between  the  Registrant,   the  Worcester   Foundation  for
                  Biomedical Research, Inc. and Paul C. Zamecnik.

10.10(2) Registration Rights Agreement dated as of June 25, 1990 between the Registrant and Nigel L. Webb.

10.11(2) Registration Rights Agreement dated as of February 6, 1992 between the Registrant and E. Andrews Grinstead, III.

10.12(2) Registration Rights Agreement dated as of February 6, 1992 between the Registrant and Anthony J. Payne.

++10.13(2)        1990 Stock Option Plan, as amended.

++10.14(2)        1995 Stock Option Plan.

++10.15(2)        1995 Director Stock Plan.

++10.16(2)        1995 Employee Stock Purchase Plan.

10.17(2)          Form of  Warrant  originally  issued  to  Pillar  Investment
                  Limited to purchase shares of Common Stock issued as placement commissions in connection with the sale of shares of Series F Convertible Preferred Stock and in consideration of financial advisory service, as amended.

10.18(2) Warrant issued to Pillar S.A. to purchase 100,000 shares of Common Stock dated as of March 1, 1994, as amended.

10.19(2) Warrant issued to Pillar S.A. to purchase 100,000 shares of Common Stock dated as of March 1, 1995.

10.20(2) Form of Warrant issued to Pillar Investment Limited to purchase shares of Common Stock issued as placement commissions in connection with the sale of Units pursuant to the Series G Agreement.

++10.21(5)        Employment  Agreement  dated as of March 1, 1997 between the
                  Registrant and E. Andrews Grinstead, III.

10.22(2) Indemnification Agreement dated as of February 6, 1992 between the Registrant and E. Andrews Grinstead, III.

++10.23(6)        Employment   Agreement  dated  March  1,  1997  between  the
                  Registrant and Dr. Sudhir Agrawal.

++10.24(2)        Consulting  Agreement  dated as of February 21, 1990 between the Registrant and Dr. Paul C. Zamecnik.

10.25(2) Master Lease Agreement dated as of March 1, 1994 between the Registrant and General Electric Capital Corporation.

+10.26(6)         Research,  Development  and  License  Agreement  dated as of
                  January 24, 1996 between the  Registrant  and G.D.  Searle &
                  Co.

+10.27(6)         Manufacturing  and Supply  Agreement dated as of January 24,
                  1996 between the Registrant and G.D. Searle & Co.

10.28(6) Registration Rights Agreement dated as of January 24, 1996 between the Registrant and G.D. Searle & Co.

10.29(5) Loan and Security Agreement dated as of December 31, 1996 between the Registrant and Silicon Valley Bank.

10.30(7) First Amendment to Loan and Security Agreement dated March 30, 1998 between Hybridon, Inc. and Silicon Valley Bank.

10.31(8) Second Amendment to Loan and Security Agreement dated May 19, 1998, effective as of April 30, 1998, between Hybridon, Inc. and Silicon Valley Bank.

10.32(9)          Third  Amendment  to  Loan  and  Security   Agreement  dated
                  September 18, 1998 between Hybridon, Inc. and Silicon Valley Bank.

10.33(9) Fourth Amendment to Loan and Security Agreement dated October 30, 1998, effective as of September 29, 1998 between Hybridon, Inc. and Silicon Valley Bank.

10.34(12)         Fifth  Amendment  to  Loan  and  Security   Agreement  dated
                  December 4, 1998 between  Hybridon,  Inc. and Silicon Valley
                  Bank.

10.35(5) Warrant issued to Silicon Valley Bank to purchase 65,000 shares of Common Stock dated as of December 31, 1996.

10.36(5) Registration Rights Agreement dated as of December 31, 1996 between the Registrant and Silicon Valley Bank.

+10.37(5)         Supply and Sales  Agreement  dated as of  September  1, 1996 between the Registrant and P.E. Applied Biosystems.

10.38(2) Registration Rights Agreement dated as of March 26, 1997 between Forum Capital Markets LLC and the Registrant.

10.39(2) Warrant Agreement dated as of March 26, 1997 between Forum Capital Markets LLC and the Registrant.

+10.40(6)         Amendment No. 1 to License Agreement,  dated as February 21,
                  1990 and restated as of September 8, 1993, by and between the Worcester Foundation for Biomedical Research, Inc. and the Registrant, dated as of November 26, 1996.

10.41(10)         Letter  Agreement  dated May 12, 1997 between the Registrant and Pillar S.A. amending the Consulting Agreement dated as of March 1, 1994 between the Registrant and Pillar S.A.

10.42(10)         Amendment  dated July 15,  1997 to the Series G  Convertible
                  Preferred Stock and Warrant  Purchase  Agreement dated as of
                  September   9,  1994  among  the   Registrant   and  certain
                  purchasers, as amended.

10.43(1) Consent Agreement dated January 15, 1998 between Silicon Valley Bank and the Registrant relating to the Silicon Agreement.

10.44(11)         Letter  Agreement  between the  Registrant and Forum Capital
                  Markets LLC and Pecks Management Partners Ltd. for the purchase of the Loan and Security Agreement with Silicon
                  Valley Bank.

10.45(7) Financial Advisory Agreement between Registrant and Pillar Investments Ltd. dated May 5, 1998.

10.46(7) Placement Agency Agreement between Registrant and Pillar Investments Ltd. dated as of January 15, 1998.

+++10.47(12)      Licensing  Agreement  dated  March 12,  1999 by and  between
                  Hybridon, Inc. and Integrated DNA Technologies, Inc.

21.1(2)           Subsidiaries of the Registrant.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of McDonnell Boehnen Hulbert & Berghoff.

27.1              Financial Data Schedule [EDGAR] - Year Ended December 31, 1998

------------------------------

(1) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

(2) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-99024).

(3)               Incorporated   by  reference  to  Exhibit   9(a)(1)  to  the
                  Registrant's Schedule 13E-4 dated February 6, 1998.

(4) Incorporated by reference to Exhibits to the Registrant's Current Report on Form 8-K dated April 2, 1997.

(5) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

(6) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

(7) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

(8) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998.

(9) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1998.

(10) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

(11) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-69649).

(12) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10- K for the year ended December 31, 1998

+                 Confidential treatment granted as to certain portions, which
                  portions   are  omitted  and  filed   separately   with  the
                  Commission.

++ Management contract or compensatory plan or arrangement required to be filed as an Exhibit to the Annual Report on Form 10-K for the year ended December 31, 1997.

+++ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.